EXHIBIT 4.1

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   Depositor,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                 Master Servicer

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                Special Servicer


                                       and


                      STATE STREET BANK AND TRUST COMPANY,
                                     Trustee



                        ---------------------------------


                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 1, 1996

                        ---------------------------------

                                  $456,736,350
                       Mortgage Pass-Through Certificates

                                 Series 1996-C1

                                TABLE OF CONTENTS

                                -----------------

Section                                                                     Page
-------                                                                     ----

                                    ARTICLE I

                                   DEFINITIONS
1.01.  Defined Terms ......................................................    4
Accrued Certificate Interest ..............................................    4
Acquisition Date ..........................................................    4
Additional Trust Fund Expense .............................................    4
Adjustable Rate Mortgage Loan .............................................    4
Adjustment Date ...........................................................    4
Advance ...................................................................    4
Advance Interest ..........................................................    5
Affiliate .................................................................    5
Aggregate Principal Distribution Amount ...................................    5
Agreement .................................................................    5
Applicable State Law ......................................................    5
Appraisal .................................................................    5
Appraisal Reduction Amount ................................................    5
Appraised Value ...........................................................    6
Assignment of Leases ......................................................    6
Assumed Monthly Payment ...................................................    6
Available Distribution Amount .............................................    6
Balloon Mortgage Loan .....................................................    7
Balloon Payment ...........................................................    7
Balloon Payment Interest Excess ...........................................    7
Balloon Payment Interest Shortfall ........................................    7
Bankruptcy Code ...........................................................    7
Breach ....................................................................    7
Book-Entry Certificate ....................................................    7
Business Day ..............................................................    8
CERCLA ....................................................................    8
Certificate ...............................................................    8
Certificate Account .......................................................    8
Certificate Factor ........................................................    8
Certificateholder" or "Holder .............................................    8
Certificateholder Reports .................................................    8
Certificate Notional Amount ...............................................    9
Certificate Owner .........................................................    9
Certificate Principal Balance .............................................    9
Certificate Register ......................................................    9
Certificate Registrar .....................................................    9
Class .....................................................................    9

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Section                                                                     Page
-------                                                                     ----

Class A Certificate .......................................................    9
Class A-1 Certificate .....................................................    9
Class A-2A Certificate ....................................................    9
Class A-2B Certificate ....................................................    9
Class B Certificate .......................................................    9
Class C Certificate .......................................................    9
Class D Certificate .......................................................   10
Class E Certificate .......................................................   10
Class F Certificate .......................................................   10
Class G Certificate .......................................................   10
Class H Certificate .......................................................   10
Class Notional Amount .....................................................   10
Class Principal Balance ...................................................   10
Class R-I Certificate .....................................................   10
Class R-II Certificate ....................................................   10
Class R-III Certificate ...................................................   11
Class X Certificate .......................................................   11
Class X-1 Certificate .....................................................   11
Class X-2 Certificate .....................................................   11
Class X-2 Share ...........................................................   11
Closing Date ..............................................................   11
Code ......................................................................   11
Collection Period .........................................................   12
Collection Report .........................................................   12
Commission ................................................................   12
Compensating Interest Payments ............................................   12
ContiTrade ................................................................   12
Conti Guarantor ...........................................................   12
Conti Guarantor Agreement .................................................   12
Controlling Class .........................................................   12
Corporate Trust Office ....................................................   12
Corrected Mortgage Loan ...................................................   12
CPR .......................................................................   13
Credit File ...............................................................   13
Cross-Collateralized Mortgage Loans .......................................   13
Current Principal Distribution Amount .....................................   13
Custodian .................................................................   14
Cut-off Date ..............................................................   14
Cut-off Date Principal Balance ............................................   14
Debt Service Coverage Ratio ...............................................   14
Debt Service Reduction ....................................................   14
Defaulted Mortgage Loan ...................................................   14
Default Interest ..........................................................   14
Defect ....................................................................   14

Section                                                                     Page
-------                                                                     ----

Deficient Valuation .......................................................   14
Definitive Certificate ....................................................   15
Delinquency Advance .......................................................   15
Delinquency Advance Date ..................................................   15
Delinquent Loan Status Report .............................................   15
Depositor .................................................................   15
Depository ................................................................   15
Depository Participant ....................................................   15
Determination Date ........................................................   15
Directly Operate ..........................................................   15
Discount Rate .............................................................   16
Distributable Certificate Interest ........................................   16
Distribution Account ......................................................   16
Distribution Date .........................................................   16
Distribution Date Statement ...............................................   16
Due Date ..................................................................   16
Effective Certificate Notional Amount .....................................   17
Effective Class Notional Amount ...........................................   17
Effective Pass-Through Rate ...............................................   17
Effective REMIC I Remittance Rate .........................................   17
Eligible Account ..........................................................   17
Emergency Advance .........................................................   18
Environmental Assessment ..................................................   18
ERISA .....................................................................   18
Escrow Payment ............................................................   18
Event of Default ..........................................................   18
Exchange Act ..............................................................   18
Extension Adviser .........................................................   18
FDIC ......................................................................   18
FHLMC .....................................................................   18
Final Recovery Determination ..............................................   18
Final Distribution Date ...................................................   18
Fixed Rate Mortgage Loan ..................................................   18
FNMA ......................................................................   19
Formula 1 LIBOR Business Day ..............................................   19
Formula 1 LIBOR Determination Date ........................................   19
GMACCM ....................................................................   19
Gross Margin ..............................................................   19
Ground Lease ..............................................................   19
Group 1 Certificates ......................................................   19
Group 1 Loan ..............................................................   19
Group 2 Certificates ......................................................   19
Group 2 Loan ..............................................................   19
Hazardous Materials .......................................................   19

Section                                                                     Page
-------                                                                     ----

Historical Loan Modification Report .......................................   19
Historical Loss Report ....................................................   20
Independent ...............................................................   20
Independent Contractor ....................................................   20
Index .....................................................................   20
ING .......................................................................   21
Initial Class Notional Amount .............................................   21
Initial Class Principal Balance ...........................................   21
Initial Effective Class Notional Amount ...................................   21
Initial Loan Group 1 Balance ..............................................   21
Initial Loan Group 2 Balance ..............................................   21
Insurance Policy ..........................................................   21
Insurance Proceeds ........................................................   21
Interest Accrual Period ...................................................   22
Interest Only Certificate .................................................   22
Interest Rate Adjustment Date .............................................   22
Interested Person .........................................................   22
Issue Price ...............................................................   22
Late Collections ..........................................................   22
LIBOR .....................................................................   22
LIBOR Reference Period ....................................................   23
Liquidation Event .........................................................   23
Liquidation Expenses ......................................................   23
Liquidation Fee ...........................................................   23
Liquidation Fee Rate ......................................................   23
Liquidation Proceeds ......................................................   23
Loan Group ................................................................   24
Loan Group 1 ..............................................................   24
Loan Group 2 ..............................................................   24
Loan-to-Value Ratio .......................................................   24
Loss Reimbursement Amount .................................................   24
MAI .......................................................................   24
Majority Certificateholder ................................................   24
Master Servicer ...........................................................   24
Master Servicer Remittance Date ...........................................   25
Master Servicing Fee ......................................................   25
Master Servicing Fee Rate .................................................   25
Maturity Assumptions ......................................................   25
Maturity Date .............................................................   26
Modified Mortgage Loan ....................................................   26
Monthly Payment ...........................................................   26
Moody's ...................................................................   26
Mortgage ..................................................................   27
Mortgaged Property ........................................................   27

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Section                                                                     Page
-------                                                                     ----

Mortgage File .............................................................   27
Mortgage Loan .............................................................   29
Mortgage Loan Accrual Period ..............................................   29
Mortgage Loan Accrued Interest ............................................   29
Mortgage Loan Purchase Agreement ..........................................   29
Mortgage Loan Schedule ....................................................   29
Mortgage Loan Seller ......................................................   30
Mortgage Note .............................................................   30
Mortgage Pool .............................................................   30
Mortgage Rate .............................................................   30
Mortgagor .................................................................   31
Net Aggregate Prepayment Interest Shortfall ...............................   31
Net Default Interest ......................................................   31
Net Investment Earnings ...................................................   31
Net Investment Loss .......................................................   31
Net Mortgage Rate .........................................................   31
Net Operating Income ......................................................   31
Nonrecoverable Advance ....................................................   31
Nonrecoverable Delinquency Advance ........................................   32
Nonrecoverable Servicing Advance ..........................................   32
Non-Registered Certificate ................................................   32
Officer's Certificate .....................................................   32
Operating Statement Analysis ..............................................   32
Opinion of Counsel ........................................................   32
OTS .......................................................................   32
Ownership Interest ........................................................   32
Pass-Through Rate .........................................................   33
Payment Adjustment Date ...................................................   33
Payment Priority ..........................................................   33
Penalty Charges ...........................................................   34
Percentage Interest .......................................................   34
Permitted Investments .....................................................   34
Permitted Transferee ......................................................   36
Person ....................................................................   36
Plan ......................................................................   36
Prepayment Assumption .....................................................   36
Prepayment Interest Excess ................................................   36
Prepayment Interest Shortfall .............................................   36
Prepayment Premium ........................................................   37
Primary Servicing Office ..................................................   37
Principal Balance Certificate .............................................   37
Principal Distribution Amount .............................................   37
Principal Prepayment ......................................................   37
Proposed Plan .............................................................   37

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Section                                                                     Page
-------                                                                     ----

Prospectus ................................................................   37
Purchase Price ............................................................   37
Qualified Appraiser .......................................................   38
Qualified Insurer .........................................................   38
Rated Final Distribution Date .............................................   38
Rating Agency .............................................................   38
Realized Loss .............................................................   38
Record Date ...............................................................   38
Reference Banks ...........................................................   39
Registered Certificates ...................................................   39
Reimbursement Rate ........................................................   39
REMIC .....................................................................   39
REMIC I ...................................................................   39
REMIC I Regular Interest ..................................................   39
REMIC I Remittance Rate ...................................................   40
REMIC II ..................................................................   40
REMIC II Regular Interest .................................................   40
REMIC II Remittance Rate ..................................................   40
REMIC III .................................................................   41
REMIC III Certificates ....................................................   41
REMIC III Regular Certificate .............................................   41
REMIC Provisions ..........................................................   41
Rents from Real Property ..................................................   41
REO Acquisition ...........................................................   41
REO Disposition ...........................................................   41
REO Extension .............................................................   41
REO Loan ..................................................................   42
REO Loan Accrual Period ...................................................   42
REO Property ..............................................................   42
REO Revenues ..............................................................   42
REO Status Report .........................................................   42
REO Tax ...................................................................   42
Request for Release .......................................................   42
Required Appraisal Loan ...................................................   43
Reserve Account ...........................................................   43
Reserve Funds .............................................................   43
Residual Certificate ......................................................   43
Responsible Officer .......................................................   43
Securities Act ............................................................   43
Security Agreement ........................................................   43
Senior Certificate ........................................................   43
Servicing Account .........................................................   43
Servicing Advances ........................................................   43
Servicing Fees ............................................................   44

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Section                                                                     Page
-------                                                                     ----

Servicing Officer .........................................................   44
Servicing Return Date .....................................................   44
Servicing Standard ........................................................   44
Servicing Transfer Event ..................................................   44
Six-Month LIBOR (Formula 1) ...............................................   44
Special Servicer Loan Status Report .......................................   45
Special Servicer Standby Fee ..............................................   45
Special Servicer Standby Fee Rate .........................................   45
Special Servicing Fee .....................................................   45
Special Servicing Fee Rate ................................................   45
Specially Serviced Mortgage Loan ..........................................   45
Spread Rate ...............................................................   47
Standard & Poor's .........................................................   47
Startup Day ...............................................................   47
Stated Maturity Date ......................................................   47
Stated Principal Balance ..................................................   47
Step-Down Loan ............................................................   48
Subordinated Certificate ..................................................   48
Sub-Servicer ..............................................................   48
Sub-Servicing Agreement ...................................................   48
Tax Returns ...............................................................   48
Transfer ..................................................................   48
Transferee ................................................................   48
Transferor ................................................................   48
Trust Fund ................................................................   48
Trustee ...................................................................   48
Trustee Fee ...............................................................   49
Trustee Fee Rate ..........................................................   49
UCC .......................................................................   49
UCC Financing Statement ...................................................   49
Uncertificated Accrued Interest ...........................................   49
Uncertificated Distributable Interest .....................................   49
Uncertificated Notional Amount ............................................   50
Uncertificated Principal Balance ..........................................   50
Uninsured Cause ...........................................................   51
United States Person ......................................................   51
USPAP .....................................................................   51
Voting Rights .............................................................   51
Workout Fee ...............................................................   51
Workout Fee Rate ..........................................................   51
1.02.         Certain Calculations in Respect of the Mortgage Pool ........   51

                                   ARTICLE II

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Section                                                                     Page
-------                                                                     ----

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES


2.01.    Conveyance of Mortgage Loans .....................................   53
2.02.    Acceptance by Trustee ............................................   55
2.03.    Mortgage Loan Sellers' Repurchase of Mortgage Loans for Defects in
         Mortgage Files and Breaches of Representations and Warranties ....   57
2.04.    Issuance of Class R-I Certificates; Creation of REMIC I Regular
         Interests ........................................................   58
2.05.    Conveyance of REMIC I Regular Interests; Acceptance of REMIC II
         by the Trustee ...................................................   58
2.06.    Issuance of Class R-II Certificates ..............................   58
2.07.    Conveyance of REMIC II Regular Interests; Acceptance of REMIC
         III by Trustee ...................................................   59
2.08.    Issuance of REMIC III Certificates ...............................   59

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND


3.01.    Servicing and Administration of the Mortgage Loans ...............   60
3.02.    Collection of Mortgage Loan Payments .............................   61
3.03.    Collection of Taxes, Assessments and Similar Items; Servicing
         Accounts .........................................................   61
3.04.    Certificate Account ..............................................   63
3.05.    Permitted Withdrawals From the Certificate Account and the
         Distribution Account .............................................   66
3.06.    Investment of Funds in the Certificate Account and the Distribution
         Account ..........................................................   69
3.07.    Maintenance of Insurance Policies; Errors and Omissions and Fidelity
         Coverage .........................................................   71
3.08.    Enforcement of Due-On-Sale Clauses; Assumption Agreements;
         Subordinate Financing ............................................   73
3.09.    Realization Upon Defaulted Mortgage Loans ........................   74
3.10.    Trustee to Cooperate; Release of Mortgage Files ..................   77
3.11.    Servicing Compensation ...........................................   78
3.12.    Inspections; Collection of Financial Statements ..................   82
3.13.    Annual Statement as to Compliance ................................   83
3.14.    Reports by Independent Public Accountants ........................   83
3.15.    Access to Certain Information ....................................   84
3.16.    Title to REO Property ............................................   84

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Section                                                                     Page
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3.17.    Management of REO Property .......................................   85
3.18.    Sale of Defaulted Mortgage Loans and REO Properties ..............   88
3.19.    Additional Obligations of the Master Servicer ....................   91
3.20.    Modifications, Waivers, Amendments and Consents ..................   93
3.21.    Transfer of Servicing Between Master Servicer and Special Servicer;
         Record Keeping ...................................................   96
3.22.    Sub-Servicing Agreements .........................................   97
3.23.    Designation of Special Servicer by the Majority Certificateholder of
         the Controlling Class ............................................   99
3.24.    Extension Adviser; Elections .....................................  100
3.25.    Limitation on Liability of Extension Adviser .....................  101
3.26.    Duties of Extension Adviser ......................................  101
3.27.    Special Servicer to Cooperate with the Extension Adviser .........  102
3.28.    Representations and Warranties of the Master Servicer ............  102

                                   ARTICLE IV

               PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS


4.01.    Distributions ....................................................  104
4.02.    Statements to Certificateholders; Certain Reports by the Master
         Servicer and the Special Servicer ................................  119
4.03.    Delinquency Advances .............................................  127
4.04.    Allocation of Realized Losses and Additional Trust Fund Expenses .  129

                                    ARTICLE V

                                THE CERTIFICATES


5.01.    The Certificates .................................................  131
5.02.    Registration of Transfer and Exchange of Certificates ............  131
5.03     Book-Entry Certificates ..........................................  137
5.04.    Mutilated, Destroyed, Lost or Stolen Certificates ................  138
5.05.    Persons Deemed Owners ............................................  138

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER


6.01.    Liability of the Depositor, the Master Servicer and the Special
         Servicer..........................................................  139

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Section                                                                     Page
-------                                                                     ----

6.02. Merger, Consolidation or Conversion of the Depositor, the Master Servicer and the Special Servicer; Assignment of Rights and
         Delegation of Duties by the Master Servicer and the Special
         Servicer .........................................................  139
6.03.    Limitation on Liability of the Depositor, the Master Servicer, the
         Special Servicer and Others ......................................  140
6.04.    Depositor, Master Servicer and Special Servicer Not to Resign ....  141
6.05.    Rights of the Depositor in Respect of the Master Servicer and the
         Special Servicer .................................................  141

                                   ARTICLE VII

                                     DEFAULT


7.01.    Events of Default ................................................  142
7.02.    Trustee to Act; Appointment of Successor .........................  144
7.03.    Notification to Certificateholders ...............................  145
7.04.    Waiver of Events of Default ......................................  145

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE


8.01.    Duties of Trustee ................................................  147
8.02.    Certain Matters Affecting the Trustee ............................  148
8.03.    Trustee  Not  Liable  for  Validity or Sufficiency of Certificates or
         Mortgage Loans ...................................................  149
8.04.    Trustee May Own Certificates .....................................  150
8.05.    Fees and Expenses of Trustee; Indemnification of Trustee .........  150
8.06.    Eligibility Requirements for Trustee .............................  150
8.07.    Resignation and Removal of the Trustee ...........................  151
8.08.    Successor Trustee ................................................  152
8.09.    Merger or Consolidation of Trustee ...............................  152
8.10.    Appointment of Co-Trustee or Separate Trustee ....................  153
8.11     Appointment of Custodians ........................................  154
8.12     Access to Certain Information ....................................  154
8.13.    Representations and Warranties of the Trustee ....................  156
8.14.    Filings with the Securities and Exchange Commission ..............  156
8.15.    Massachusetts Filings ............................................  157

                                   ARTICLE IX

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Section                                                                     Page
-------                                                                     ----

                                   TERMINATION
9.01.    Termination Upon Repurchase or Liquidation of All Mortgage
         Loans ............................................................  158
9.02.    Additional Termination Requirements ..............................  159

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS


10.01.   REMIC Administration .............................................  161
10.02.   Depositor, Master Servicer, Special Servicer and Trustee to
         Cooperate ........................................................  164

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS


11.01.   Amendment ........................................................  165
11.02.   Recordation of Agreement; Counterparts ...........................  167
11.03.   Limitation on Rights of Certificateholders .......................  167
11.04.   GOVERNING LAW ....................................................  168
11.05.   Notices ..........................................................  168
11.06.   Severability of Provisions .......................................  169
11.07.   Grant of a Security Interest .....................................  169
11.08.   Successors and Assigns; Beneficiaries ............................  170
11.09.   Article and Section Headings .....................................  170
11.10.   Notices to the Rating Agencies ...................................  170

EXHIBITS

Exhibit A-1           Form of Class X-1 Certificate
Exhibit A-2           Form of Class X-2 Certificate
Exhibit A-3           Form of Class A-1 Certificate
Exhibit A-4           Form of Class A-2A Certificate
Exhibit A-5           Form of Class A-2B Certificate
Exhibit A-6           Form of Class B Certificate
Exhibit A-7           Form of Class C Certificate
Exhibit A-8           Form of Class D Certificate
Exhibit A-9           Form of Class E Certificate
Exhibit A-10          Form of Class F Certificate
Exhibit A-11          Form of Class G Certificate
Exhibit A-12          Form of Class H Certificate
Exhibit A-13          Form of Class R-I Certificate
Exhibit A-14          Form of Class R-II Certificate
Exhibit A-15          Form of Class R-III Certificate
Exhibit B-1           Form of Transferor Certificate
Exhibit B-2           Form of Transferee Certificate
Exhibit B-3           Form of Transferee Certificate
Exhibit C-1           Form of Transfer Affidavit and Agreement
Exhibit C-2           Form of Transferor Certificate
Exhibit D             Form of Delinquent Loan Status Report
Exhibit E             Form of Historical Loan Modification Report
Exhibit F             Form of Historical Loss Report
Exhibit G             Form of REO Status Report
Exhibit H             Form of Request for Release
Exhibit I             Form of Special Servicer Loan Status Report
Exhibit J             Form of Section 4.02 Information and Reports
Exhibit K             Form of UCC-1 Financing Statement

                  This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of November 1, 1996, among GMAC COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor, GMAC COMMERCIAL MORTGAGE CORPORATION, as Master Servicer, GMAC COMMERCIAL MORTGAGE CORPORATION, as Special Servicer, and STATE STREET BANK AND TRUST COMPANY, as Trustee.

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell the Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund to be created hereunder, the primary assets of which will be the Mortgage Loans. The aggregate of the initial Stated Principal Balances of the Mortgage Loans is approximately $456,736,394.

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. With respect to each Mortgage Loan, there shall be a corresponding REMIC I Regular Interest. The designation for each such REMIC I Regular Interest shall be the loan number for the related Mortgage Loan set forth on the schedule of Mortgage Loans attached hereto as Schedule I. The REMIC I Remittance Rate and the initial Uncertificated Principal Balance of each such REMIC I Regular Interest shall equal the Net Mortgage Rate from time to time (calculated in accordance with the terms of the related Mortgage Note as in effect on the Closing Date) and the Cut-off Date Principal Balance, respectively, for the related Mortgage Loan. Determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each such REMIC I Regular Interest shall be the first Distribution Date that follows the Stated Maturity Date for the related Mortgage Loan. None of the REMIC I Regular Interests will be certificated.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC II. The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the REMIC II Remittance Rate and the initial Uncertificated Principal Balance for each of the REMIC II Regular Interests. Determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each REMIC II Regular Interest shall be the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity. None of the REMIC II Regular Interests will be certificated.

                       REMIC II               Initial Uncertificated
Designation         Remittance Rate             Principal Balance
-----------         ---------------             -----------------

X-1                    Variable(1)                      N/A(2)
LG1                    Variable(1)                $33,475,146.00
LG2                    Variable(1)               $423,261,248.00
A-1                    Variable(1)                    $33,475.15
A-2A                      6.79%                      $190,267.00
A-2B                      7.22%                       $71,963.00
B                         7.34%                       $31,978.00
C                         7.43%                       $26,268.00
D                         7.73%                       $27,409.00
E                         7.86%                       $13,705.00
F                         7.86%                       $22,841.00
G                         5.70%                       $19,415.00
H                         5.70%                       $19,415.20

--------------------


(1)   Calculated in accordance with the definition of "REMIC II Remittance
      Rate".

(2) REMIC II Regular Interest X-1 does not have an Uncertificated Principal Balance and will accrue interest on an Uncertificated Notional Amount that is equal to the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests relating to the Group 1 Loans outstanding from time to time.


                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate and initial Class Principal Balance for each of the Classes of REMIC III Regular Certificates. Determined solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of REMIC III Regular Certificates shall be the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity.

                                                Initial Class
Designation         Pass-through Rate         Principal Balance
-----------         -----------------         -----------------

Class X-1               N/A(3)(1)                    N/A(1)
Class X-2              Variable(2)                   N/A(3)
Class A-1              Variable(2)            $  33,475,146
Class A-2A               6.7900%                190,267,000
Class A-2B               7.2200%                 71,963,000
Class B                  7.3400%                 31,978,000
Class C                  7.4300%                 26,268,000
Class D                  7.7300%                 27,409,000
Class E                  7.8600%                 13,705,000
Class F                  7.8600%                 22,841,000
Class G                  5.7000%                 19,415,000
Class H                  5.7000%                 19,415,204

--------------------


(1) The Class X-1 Certificates do not have a Class Principal Balance or a Pass-Through Rate. Such Certificates shall be entitled to 100% of the Uncertificated Accrued Interest in respect of REMIC II Regular Interest X-1, subject to such adjustments as are contemplated by the definition of "Uncertificated Distributable Interest".

(2)      Calculated in accordance with the definition of "Pass-Through Rate".

(3) The Class X-2 Certificates do not have a Class Principal Balance and will accrue interest on a Class Notional Amount that is equal to the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interests LG1 and LG2 outstanding from time to time (rounded to the nearest whole dollar in the case of the initial Class Notional Amount of the Class X-2 Certificates on the Closing Date).


                  Capitalized terms used in this Preliminary Statement are defined in Article I hereof.

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01.  Defined Terms.

                  Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                  "Accrued Certificate Interest": With respect to any Class of REMIC III Regular Certificates (other than the Class X-1 Certificates), for any Distribution Date, one month's (or, in the case of the Class A-1 Certificates for the initial Distribution Date, 38 days') interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the PassThrough Rate applicable to such Class of Certificates for such Distribution Date, accrued on the Class Principal Balance or Class Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. With respect to the Class X-1 Certificates, for any Distribution Date, 100% of the Uncertificated Accrued Interest in respect of REMIC II Regular Interest X-1 for such Distribution Date. The Accrued Certificate Interest in respect of any Class of REMIC III Regular Certificates for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

                  "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulation Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

                  "Additional Trust Fund Expense": Any expense experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the REMIC III Regular Certificateholders' receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

                  "Adjustable Rate Mortgage Loan": A Mortgage Loan as to which the related Mortgage Note provides, as of the Closing Date, for periodic adjustments to the Mortgage Rate thereon based on changes in the related Index.

                  "Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, any date on which the Mortgage Rate thereon is subject to adjustment pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule. Successive Adjustment Dates will occur as to each Adjustable Rate Mortgage Loan with the frequency specified in the Mortgage Loan Schedule.

                  "Advance":  Any Delinquency Advance or Servicing Advance.

                  "Advance Interest": Interest accrued on any Advance at the Master Servicer Reimbursement Rate and payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, all in accordance with
Section 3.11(f) or Section 4.03(d), as applicable.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Aggregate Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the Principal Distribution Amounts for both Loan Groups for such Distribution Date.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Applicable State Law": For purposes of Article X, the Applicable State Law shall be (a) the laws of the state of New York, (b) the laws of the states in which the Corporate Trust Office of the Trustee and the Primary Servicing Offices of the Master Servicer and the Special Servicer are located, (c) other state or local law as to which the Trustee as the REMIC administrator has actual knowledge of applicability and (d) such other state or local law whose applicability shall have been brought to the attention of the Trustee as REMIC administrator by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

                  "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required or permitted to be performed pursuant to the terms of this Agreement, either: (i) a narrative appraisal complying with USPAP conducted by a Qualified Appraiser in the case of Mortgage Loans and REO Loans with a Stated Principal Balance as of the date of such appraisal of greater than $1,000,000; or (ii) a limited appraisal and a summary report of the "market value" of the Mortgaged Property, as defined in 12 CFR ss.225.62(g), conducted by a Qualified Appraiser in the case of Mortgage Loans and REO Loans with a Stated Principal Balance as of the date of such appraisal of $1,000,000 or less.

                  "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (as calculated on the Determination Date immediately succeeding the date on which the most recent relevant Appraisal was obtained by the Master Servicer or the Special Servicer, as the case may be, pursuant to this Agreement) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all accrued and unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Mortgage Rate, (iii) all related unreimbursed

Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (iv) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, net of any Escrow Payments or other reserves held by the Master Servicer or the Special Servicer with respect to any such item, over (b) 90% of an amount equal to (i) the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by such Appraisal referred to in the parenthetical above, net of (ii) the amount of any liens on such property (not accounted for in clause (a)(iv) of this definition) that are prior to the lien of the Required Appraisal Loan.

                  "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property based upon the most recent Appraisal obtained pursuant to this Agreement.

                  "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

                  "Assumed Monthly Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than the related delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof for such Due Date equal to the Monthly Payment that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Monthly Payment) that was due in respect of the related Mortgage Loan for the last Due Date prior to its becoming an REO Loan.

                  "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the aggregate amount relating to the Trust Fund on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date, (ii) the aggregate amount of any Delinquency Advances made by the Master Servicer or Trustee for such Distribution Date pursuant to Section 4.03, (iii) the aggregate of any Compensating Interest Payments made by the Master Servicer for such Distribution Date pursuant to Section 3.19, and (iv) in the case of the Final Distribution Date, the aggregate of any Liquidation Proceeds paid by the Master Servicer or the Depositor in connection with a purchase of all the Mortgage Loans and any REO Properties pursuant to Section 9.01, net of (b) the aggregate portion of the amount described in clause (a) hereof that represents one or more of the following: (i) Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) - (xvii), inclusive, of Section 3.05(a), (iii) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses
(ii) - (v), inclusive, of Section 3.05(b), (iv) Prepayment Premiums, or (v) any amounts deposited in the Certificate Account or the Distribution Account, as the case may be, in error. Notwithstanding the investment of funds held in the Certificate Account or the Distribution Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

                  "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

                  "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

                  "Balloon Payment Interest Excess": With respect to any Balloon Mortgage Loan as to which the Stated Maturity Date occurs after the first day of, but on or before the Determination Date in, any calendar month, the amount of interest (net of related Master Servicing Fees and Special Servicing Fees) accrued on such Mortgage Loan from the beginning of such month to, but not including, such Stated Maturity Date, to the extent such interest is actually paid by the related Mortgagor in connection with the payment of the related Balloon Payment during the Collection Period in which such Stated Maturity Date occurs.

                  "Balloon Payment Interest Shortfall: With respect to any Balloon Mortgage Loan as to which the Stated Maturity Date occurs after the Determination Date in any calendar month, the amount of interest that would have accrued on such Mortgage Loan at the related Net Mortgage Rate from such Stated Maturity Date through the end of such calendar month, to the extent not paid by the related Mortgagor.

                  "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

                  "Breach":  As defined in Section 2.03(a).

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, and the cities in which the Primary Servicing Offices of the Master Servicer and the Special Servicer and the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to remain closed.

                  "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Certificate": Any one of the Depositor's Mortgage Pass-Through Certificates, Series 1996-C1, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

                  "Certificate Account": The custodial account or accounts created and maintained pursuant to Section 3.04(a) in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in
Section 3.04(a) shall be deposited directly. Any such account or accounts shall be an Eligible Account.

                  "Certificate Factor": With respect to any Class of REMIC III Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Class Principal Balance, the Class Notional Amount or Effective Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance, the Initial Class Notional Amount or Initial Effective Class Notional Amount, as the case may be.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Master Servicer, the Special Servicer, the Trustee, the Depositor or any Affiliate of either shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 7.04 and 11.01. The Trustee shall be entitled to request and rely upon a certificate of the Master Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificateholder Reports":  As defined in Section 4.02(a).

                  "Certificate Notional Amount": With respect to any Class X-2 Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class X-2 Certificates.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

                  "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

                  "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

                  "Class A Certificate": Any one of the Class A-1, Class A-2A or Class A-2B Certificates.

                  "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class A-2A Certificate": Any one of the Certificates with a "Class A-2A" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class A-2B Certificate": Any one of the Certificates with a "Class A-2B" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class Notional Amount": The aggregate notional principal amount on which the Class X-2 Certificates accrue interest from time to time which, as of any date of determination, is equal to the then aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LG1 and REMIC II Regular Interest LG2 (rounded to the nearest whole dollar in the case of the Initial Class Notional Amount of the Class X-2 Certificates as of the Closing
Date).

                  "Class Principal Balance": The aggregate principal amount of any Class of Principal Balance Certificates outstanding as of any date of determination. On each Distribution Date, the Class Principal Balance of each Class of the Principal Balance Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01(c) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(c).

                  "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

                  "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

                  "Class R-III Certificate": Any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class X Certificate": Any one of the Class X-1 or Class X-2 Certificates.

                  "Class X-1 Certificate": Any one of the Certificates with a "Class X-1" designation on the face thereof, substantially in the form of Exhibit A-1, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class X-2 Certificate": Any one of the Certificates with a "Class X-2" designation on the face thereof, substantially in the form of Exhibit A-2, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class X-2 Share": When used to describe a portion of the Uncertificated Accrued Interest in respect of either REMIC II Regular Interest LG1 or REMIC II Regular Interest LG2 for any Distribution Date, that portion thereof equal to one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the Uncertificated Principal Balance of such REMIC II Regular Interest immediately prior to such Distribution Date at a per annum rate equal to, in the case of each Distribution Date, the excess, if any, of (i) the weighted average of the REMIC II Remittance Rates applicable to REMIC II Regular Interests LG1 and LG2 for such Distribution Date (weighted on the basis of the respective Uncertificated Principal Balances of such REMIC II Regular Interests immediately prior to such Distribution Date), over (ii) the weighted average of the REMIC II Remittance Rates applicable to REMIC II Regular Interests A-1, A-2A, A-2B, B, C, D, E, F, G and H for such Distribution Date (weighted on the basis of the respective Uncertificated Principal Balances of such REMIC II Regular Interests immediately prior to such Distribution Date). When used to describe a portion of the Uncertificated Distributable Interest in respect of either REMIC II Regular Interest LG1 or REMIC II Regular Interest LG2 for any Distribution Date, that portion thereof equal to: (a) the Class X-2 Share of the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date; reduced (to not less than zero) by (b) that portion of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date allocable in respect of such REMIC II Regular Interest specifically in reduction of the Class X-2 Share of its Uncertificated Distributable Interest for such Distribution Date; and increased by (c), in the case of any Distribution Date subsequent to the initial Distribution Date, the excess, if any, of (i) the Class X-2 Share of the Uncertificated Distributable Interest in respect of such REMIC II Regular Interest for the prior Distribution Date, over (ii) 1,000 times the aggregate distributions of interest made in respect of such REMIC II Regular Interest on the prior Distribution Date pursuant to clause (i) of the first paragraph of Section 4.01(a).

                  "Closing Date":  November 7, 1996.

                  "Code":  The Internal Revenue Code of 1986.

                  "Collection Period": With respect to any Distribution Date, the period commencing immediately following the prior such period (or, in the case of the initial Collection Period, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date.

                  "Collection Report": The monthly report to be prepared by the Master Servicer and delivered to the Trustee and the Depositor pursuant to
Section 4.02(b).

                  "Commission": The Securities and Exchange Commission.

                  "Compensating Interest Payments": Any payment required to be made by the Master Servicer pursuant to Section 3.19(f) to cover Prepayment Interest Shortfalls or Section 3.19(e) to cover Balloon Payment Interest Shortfalls.

                  "ContiTrade": ContiTrade Services L.L.C. or its successor in interest.

                  "Conti Guarantor": ContiFinancial Corporation or its successor in interest.

                  "Conti Guarantor Agreement": The Guaranty Agreement dated as of October 30, 1996, from the Conti Guarantor in favor of the Depositor and certain other specified beneficiaries.

                  "Controlling Class": As of any date of determination, the outstanding Class of Principal Balance Certificates with the lowest Payment Priority (the Class A Certificates being treated as a single Class for this purpose) that has a then outstanding Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof (or, if no Class of Principal Balance Certificates has a Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof, then the "Controlling Class" shall be the outstanding Class of Principal Balance Certificates with the then largest remaining Class Principal Balance). Initially, the Controlling Class will consist of the Class H Certificates.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at Two International Place, 5th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Dept.; Ref. GMAC 1996-C1.

                  "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or a related Mortgaged Property becoming an REO Property).

                  "CPR": An assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

                  "Credit File": Any documents, other than documents required to be part of the related Mortgage File, in the possession of the Master Servicer or Special Servicer and relating to the origination and servicing of any Mortgage Loan.

                  "Cross-Collateralized Mortgage Loans": Any two or more Mortgage Loans listed on the Mortgage Loan Schedule that are cross-collateralized with each other.

                  "Current Principal Distribution Amount": With respect to either Loan Group for any Distribution Date, an amount equal to the aggregate of:

                  (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Loans constituting such Loan Group for their respective Due Dates occurring during the related Collection Period;

                  (b) all Principal Prepayments received on the Mortgage Loans in such Loan Group during the related Collection Period;

                  (c) with respect to any Balloon Mortgage Loan in such Loan Group as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in subclause (d) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Balloon Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                  (d) that portion of all Liquidation Proceeds and Insurance Proceeds received on or in respect of the Mortgage Loans in such Loan Group during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

                  (e) that portion of all Liquidation Proceeds, Insurance Proceeds and REO Revenues received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the REO Loans in such Loan Group, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Loan or the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

                  "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Seller or an Affiliate of either of them.

                  "Cut-off Date":  November 1, 1996.

                  "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

                  "Debt Service Coverage Ratio": With respect to any Mortgage Loan for any twelve month period (or such shorter period calculated on an annualized basis) covered by an annual or quarterly operating statement or an operating statement for a partial year for the related Mortgaged Property, the ratio of Net Operating Income produced by the related Mortgaged Property during such period to the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Mortgage Loan during such period.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, other than a reduction resulting from a Deficient Valuation.

                  "Defaulted Mortgage Loan": A Mortgage Loan that is delinquent in an amount equal to at least two Monthly Payments or is delinquent thirty days or more in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note.

                  "Default Interest": With respect to any Mortgage Loan (or related REO Loan), any amounts collected thereon, other than late payment charges and Prepayment Premiums, that represent penalty interest in excess of interest on the principal balance of such Mortgage Loan (or REO Loan) accrued at the related Mortgage Rate.

                  "Defect":  As defined in Section 2.02(e).

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificate":  As defined in Section 5.03(a).

                  "Delinquency Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03.

                  "Delinquency Advance Date": The second Business Day preceding each Distribution Date.

                  "Delinquent Loan Status Report": A report or reports setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, were (i) delinquent 30-59 days, (ii) delinquent 60-89 days, (iii) delinquent 90 days or more, (iv) current but specially serviced, (v) in foreclosure but as to which the related Mortgaged Property had not become REO Property, or (vi) related to Mortgaged Property which had become REO Property, together with such additional information in respect of each such Mortgage Loan as is contemplated on Exhibit D hereto.

                  "Depositor": GMAC Commercial Mortgage Securities, Inc. or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to any Distribution Date, the 5th day of the month in which such Distribution Date occurs, or if such 5th day is not a Business Day, the Business Day immediately preceding.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Discount Rate": With respect to any Class of Registered Certificates, the rate determined by the Trustee, in its good faith, in connection with the voluntary or involuntary prepayment of any Mortgage Loan, to be the yield (interpolated and rounded to the nearest one-thousandth of a percent, if necessary) in the secondary market for United States Treasury securities with a maturity closest to the earlier of (i) the then scheduled maturity of such Mortgage Loan and (ii) the last Distribution Date on which principal or, in the case of the Class X Certificates, interest was to be paid in respect of such Class of Certificates (without taking into account the related principal prepayment but giving effect to all prior principal prepayments). Such determination is to be made by assuming no future prepayments on or in respect of the Mortgage Loans during, and by otherwise applying the Maturity Assumptions to, the period subsequent to the end of the Collection Period in which the related prepayment was received.

                  "Distributable Certificate Interest": With respect to any Class of REMIC III Regular Certificates, for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date allocated to such Class of Certificates as set forth below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated on such Distribution Date: FIRST, to the respective Classes of Principal Balance Certificates (other than the Class A Certificates), sequentially in reverse alphabetical order of Class designation, in each case up to the amount of any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and THEREAFTER, among the respective Classes of Senior Certificates, PRO RATA, in accordance with the respective amounts of Accrued Certificate Interest for such Classes of Certificates for such Distribution Date.

                  "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "State Street Bank and Trust Company, as Trustee, in trust for the registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1996-C1". Any such account or accounts shall be an Eligible Account.

                  "Distribution Date": The 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following, commencing in December 1996.

                  "Distribution Date Statement":  As defined in Section 4.02(a).

                  "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due; (ii) any Balloon Mortgage Loan after the Maturity

Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

                  "Effective Certificate Notional Amount": With respect to any Class X-1 Certificate, as of any date of determination, the then notional principal amount on which such Certificate indirectly accrues interest equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Effective Class Notional Amount of the Class X-1 Certificates.

                  "Effective Class Notional Amount": The aggregate notional principal amount on which the Class X-1 Certificates indirectly accrue interest from time to time, which, as of any date of determination, is equal to the then aggregate Stated Principal Balance of the Group 1 Loans.

                  "Effective Pass-Through Rate": With respect to the Class X-1 Certificates, for any Distribution Date, the REMIC II Remittance Rate applicable to REMIC II Regular Interest X-1 for such Distribution Date.

                  "Effective REMIC I Remittance Rate": With respect to any REMIC I Regular Interest, for any Distribution Date, (a) if the Mortgage Note for the related Mortgage Loan or REO Loan provides that interest accrues on such Mortgage Loan or REO Loan, as the case may be, on the basis of a 360-day year consisting of twelve 30-day months (a"30/360 basis"), the related REMIC I Remittance Rate in effect for such REMIC I Regular Interest for such Distribution Date, and (b) if the Mortgage Note for the related Mortgage Loan or REO Loan provides that interest accrues on such Mortgage Loan or REO Loan, as the case may be, other than on a 30/360 basis, the annualized rate at which interest would have to accrue thereon on a 30/360 basis during the applicable Interest Accrual Period for such REMIC I Remittance Rate and such Distribution Date in order to produce the actual amount of Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date.

                  "Eligible Account": An account that is any of the following:
(i) maintained with a depository institution whose (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least A1 by Standard & Poor's and P-1 by Moody's, if the deposits are to be held in the account for less than 30 days, or (B) long-term unsecured debt obligations are rated at least AA- by Standard & Poor's and Aa3 by Moody's, if the deposits are to be held in the account more than 30 days, or (ii) a segregated trust account or accounts maintained in the corporate trust department of the Trustee or other financial institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced by written confirmation from such Rating Agency to the effect that use of any such account as the Certificate Account or the Distribution Account would not result in the downgrade, qualification or withdrawal of the rating then assigned to any Class of Certificates by such Rating Agency.

                  "Emergency Advance:" Any Servicing Advance that must be made within five Business Days by the Special Servicer in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

                  "Environmental Assessment": A "Phase I assessment" conducted in accordance with ASTM Standard E 1527-93 or any successor thereto published by ASTM.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

                  "Event of Default": One or more of the events described in
Section 7.01(a).

                  "Exchange Act": The Securities Exchange Act of 1934, as amended.

                  "Extension Adviser":  As defined in Section 3.24(a).

                  "FDIC": Federal Deposit Insurance Corporation or any successor.

                  "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

                  "Final Recovery Determination": A determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement, by the Conti Guarantor pursuant to the Conti Guaranty Agreement, by the Majority Certificateholder of a Controlling Class pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Master Servicer or the Depositor pursuant to Section 9.01) that, in the reasonable and good faith judgment of the Special Servicer, there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's judgment, exercised without regard to any obligation of the Master Servicer or the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

                  "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by
Section 9.01.

                  "Fixed Rate Mortgage Loan": A Mortgage Loan as to which the related Mortgage Note provides, as of the Closing Date, for a Mortgage Rate that remains fixed through the remaining term thereof (without regard to any extension at the Mortgagor's or the mortgagee's option under the terms of the related Mortgage Loan documents).

                  "FNMA": Federal National Mortgage Association or any successor.

                  "Formula 1 LIBOR Business Day": Each day on which commercial banks are open for domestic and international business (including dealings in U.S. Dollar deposits) in London and New York City.

                  "Formula 1 LIBOR Determination Date": The day that is two Formula 1 LIBOR Business Days prior to the first day of each LIBOR Reference Period.

                  "GMACCM": GMAC Commercial Mortgage Corporation or its successor in interest.

                  "Gross Margin": With respect to each Adjustable Rate Mortgage Loan (and any successor REO Loan), the fixed number of percentage points set forth in the Mortgage Loan Schedule that is added to the applicable value of the related Index on each Interest Rate Adjustment Date in accordance with the terms of the related Mortgage Note to determine, subject to any applicable periodic and lifetime limitations on adjustments thereto, the related Mortgage Rate.

                  "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.

                  "Group 1 Certificates": The Class X-1 and Class A-1 Certificates.

                  "Group 1 Loan": Any Mortgage Loan (or related REO Loan) in Loan Group 1.

                  "Group 2 Certificates": The Class X-2, Class A-2A, Class A-2B, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

                  "Group 2 Loan": Any Mortgage Loan (or related REO Loan) in Loan Group 2.

                  "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

                  "Historical Loan Modification Report": A report or reports setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to this Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof, together with such additional information in respect of each such Mortgage Loan as is contemplated by Exhibit E hereto.

                  "Historical Loss Report": A report or reports setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the amount of Liquidation Proceeds and Liquidation Expenses, both for the Collection Period ending on such Determination Date and for all prior Collection Periods, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-byMortgage Loan and REO Property-by-REO Property basis, together with such additional information in respect of each Mortgage Loan and REO Property as to which a Final Recovery Determination has been made as is contemplated by Exhibit F hereto.

                  "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any and all Affiliates thereof,
(ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund, delivered to the Trustee), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": With respect to each Adjustable Rate Mortgage Loan (and any successor REO Loan), for each Interest Rate Adjustment Date, the base index used to determine the new

Mortgage Rate in effect thereon as specified in the related Mortgage Note. If the Index currently in effect for any Adjustable Rate Mortgage Loan (or successor REO Loan) ceases to be available, the Master Servicer shall, subject to Section 3.19 and the terms of the related Mortgage Note, select a comparable alternative index.

                  "ING": ING (U.S.) Capital Corporation or its successor in interest.

                  "Initial Class Notional Amount": With respect to the Class X-2 Certificates, the initial Class Notional Amount thereof as of the Closing Date, equal to $456,279,658.

                  "Initial Class Principal Balance": With respect to any Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as set forth below:

                                              Initial Class
                  Class                       Principal Balance
                  -----                       -----------------

                  Class A-1                   $ 33,475,146
                  Class A-2A                  $190,267,000
                  Class A-2B                  $ 71,963,000
                  Class B                     $ 31,978,000
                  Class C                     $ 26,268,000
                  Class D                     $ 27,409,000
                  Class E                     $ 13,705,000
                  Class F                     $ 22,841,000
                  Class G                     $ 19,415,000
                  Class H                     $ 19,415,204

                  "Initial Effective Class Notional Amount": With respect to the Class X-1 Certificates, the Initial Effective Class Notional Amount thereof as of the Closing Date, equal to $33,475,146.

                  "Initial Loan Group 1 Balance": The aggregate Cut-off Date Principal Balance of Loan Group 1.

                  "Initial Loan Group 2 Balance": The aggregate Cut-off Date Principal Balance of Loan Group 2.

                  "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

                  "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor, in either case, in accordance with the Master Servicer's or Special Servicer's, as the case may be, normal servicing procedures.

                  "Interest Accrual Period": With respect to any Distribution Date; (i) in the case of the Class A-1 Certificates, the period that begins on the 15th day of the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, that begins on the Closing Date) and ends on the 14th day of the calendar month in which such Distribution Date occurs; and (ii) in the case of each other Class of REMIC III Regular Certificates, and in the case of each REMIC I Regular Interest and REMIC II Regular Interest, the calendar month immediately preceding the month in which such Distribution Date occurs.

                  "Interest Only Certificate": Any Class X-1 or Class X-2 Certificate.

                  "Interest Rate Adjustment Date": With respect to each Adjustable Rate Mortgage Loan (and any successor REO Loan), any date on which the related Mortgage Rate is subject to adjustment pursuant to the related Mortgage Note. The first Interest Rate Adjustment Date subsequent to the Cut-off Date for each Adjustable Rate Mortgage Loan is specified in the Mortgage Loan Schedule, and successive Interest Rate Adjustment Dates for such Mortgage Loan (and any successor REO Loan) shall thereafter periodically occur with the frequency specified in the Mortgage Loan Schedule.

                  "Interested Person": The Depositor, the Master Servicer, the Special Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

                  "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default) on a Due Date in a previous Collection Period and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

                  "LIBOR": With respect to each Distribution Date, the value of Six-Month LIBOR (Formula 1) on the most recent Formula 1 LIBOR Determination Date preceding the commencement of the Interest Accrual Period applicable to the Class A-1 Certificates for such Distribution Date.

                  "LIBOR Reference Period": Each successive six-month calendar period, commencing on the first day of April and October of each year and ending on the day preceding the next LIBOR Reference Period.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement or by the Conti Guarantor pursuant to the Conti Guaranty Agreement; (iv) such Mortgage Loan is purchased by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b);
(v) such Mortgage Loan is purchased by the Master Servicer or the Special Servicer pursuant to Section 3.18(c); or (vi) such Mortgage Loan is purchased by the Master Servicer or the Depositor pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Master Servicer pursuant to Section 9.01.

                  "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

                  "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property purchased by the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer pursuant to Section 3.18 or by the Master Servicer or the Depositor pursuant to Section 9.01), the fee designated as such and payable to the Special Servicer pursuant to Section 3.11(c).

                  "Liquidation Fee Rate": With respect to each Specially Serviced Mortgaged Loan or REO Property as to which a Liquidation Fee is payable, 1%.

                  "Liquidation Proceeds": Cash amounts (other than Insurance Proceeds and REO Revenues) received or paid by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation;
(ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the repurchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement or by the Conti Guarantor pursuant to the Conti Guaranty Agreement; or
(vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer or the Depositor pursuant to Section 9.01.

                  "Loan Group":  Each of Loan Group 1 and Loan Group 2.

                  "Loan Group 1": Collectively, all of the Adjustable Rate Mortgage Loans.

                  "Loan Group 2": Collectively, all of the Fixed Rate Mortgage Loans and Step- Down Mortgage Loans.

                  "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then unpaid principal balance of such Mortgage Loan, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an Appraisal thereof.

                  "Loss Reimbursement Amount": With respect to any REMIC I Regular Interest and any Distribution Date (except the initial Distribution Date, with respect to which the Loss Reimbursement Amount for such REMIC I Regular Interest will be zero), an amount equal to (a)(i) the Loss Reimbursement Amount with respect to such REMIC I Regular Interest for the immediately preceding Distribution Date, minus (ii) the aggregate of all reimbursements deemed made to REMIC II on the immediately preceding Distribution Date pursuant to Section 4.01(a)(iii) with respect to such REMIC I Regular Interest, plus
(iii) the aggregate of all reductions made to the Uncertificated Principal Balance of (and, accordingly, the aggregate of all Realized Losses and Additional Trust Fund Expenses deemed allocated to) such REMIC I Regular Interest on the immediately preceding Distribution Date pursuant to Section 4.04(a), plus (b) one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months or, if the related Mortgage Loan or REO Loan accrues interest on a different basis, on such alternative basis) on the amount described in clause (a) of the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for the current Distribution Date.

                  "MAI":  Member of Appraisal Institute.

                  "Majority Certificateholder": With respect to any specified Class or Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

                  "Master Servicer": GMACCM, or any successor master servicer appointed as herein provided.

                  "Master Servicer Remittance Date": The Business Day preceding each Distribution Date.

                  "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a).

                  "Master Servicing Fee Rate": With respect to each Mortgage Loan and REO Loan, 0.14% per annum.

                  "Maturity Assumptions": The assumptions that: (i) the Initial Loan Group 1 Balance is approximately $33,475,147 and the Initial Loan Group 2 Balance is approximately $423,261,248, (ii) the Class Principal Balances, Class Notional Amounts, Effective Class Notional Amounts and Pass-Through Rates, as the case may be, of the respective Classes of REMIC III Regular Certificates are as provided for herein, (iii) the scheduled Monthly Payments for each Mortgage Loan are, in the case of each Adjustable Rate Mortgage Loan, equal to the Monthly Payment in effect as of the Cut-off Date until the next payment adjustment is scheduled to occur and thereafter based on such Mortgage Loan's Cut-off Date Principal Balance and stated remaining amortization term as of the Cut-off Date and the value of the related Index described in clause (v) below, plus the related Gross Margin, subject to the respective minimum and maximum Mortgage Rates, and, in the case of each other Mortgage Loan, based on such Mortgage Loan's Cut-off Date Principal Balance, calculated remaining amortization terms (or, in the case of those Mortgage Loans that provide for quarterly payments of principal based on net cash flow from the related Mortgaged Properties, a 25-year amortization term) and the Mortgage Rate in effect as of the Cut-off Date (as such may be increased in the case of one Mortgage Loan), (iv) all Monthly Payments are assumed to be due on the first day of each month and, with respect to the Step-Down Mortgage Loans, the Mortgage Rates during the interest-only periods are assumed to be equal to a rate that would produce an amount of interest equal to its Monthly Payment, (v) the Index for each Adjustable Rate Mortgage Loan and, accordingly, Six-Month LIBOR (Formula 1) remains constant at 5.5625% per annum, and for purpose of two of the Extension Loans (as defined below), the five year Treasury is assumed to be 6.12% per annum, (vi) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans (except in those cases where the borrower may require, subject to the satisfaction of certain conditions, that an extension occur, in which event the term of the related Mortgage Loan is extended to the maximum extent permitted under the related Mortgage Note (the "EXTENSION LOANS")), there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (vii) scheduled Monthly Payments on the Mortgage Loans are timely received, and no prepayments are made on any of the Mortgage Loans, (viii) all Mortgage Loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months, (ix) neither the Master Servicer nor the Depositor exercises its right of optional termination provided for herein, (x) no Mortgage Loan is required to be repurchased by a Mortgage Loan Seller, (xi) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (xii) there are no Additional Trust Fund Expenses, (xiii) distributions on the Certificates are made on the 15th day of each month, commencing in

December 1996, (xiv) the Certificates are issued on November 7, 1996, (xv) the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan, and (xvi) the open prepayment period, if any, is assumed to begin on the first day of the respective month prior to the maturity date.

                  "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination and any extension permitted at the Mortgagor's option under the terms of the related Mortgage Note (as in effect on the Closing Date) and this Agreement, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder, (ii) any grace period permitted by the related Mortgage Note, or (iii) any modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to
Section 3.20.

                  "Modified Mortgage Loan": Any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

                  (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan);

                  (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

                  (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law.

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the

Master Servicer and the Special Servicer and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "Mortgage": With respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the related Mortgaged Property.

                  "Mortgaged Property": Individually and collectively, as the context may require, the real property interest subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

                  "Mortgage File": With respect to any Mortgage Loan, subject to
Section 2.01(b), collectively the following documents:

                  (i) the original Mortgage Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of State Street Bank and Trust Company, as trustee for the registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1996-C1, without recourse";

                  (ii) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

                  (iii) an original assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee, or if none by the originator, either in blank or in favor of the Trustee (in such capacity);

                  (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

                  (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee, or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage, referred to in clause (iii) above;

                  (vi) an original or a copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

                  (vii) an original assignment or a copy of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

                  (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been modified or the Mortgage Loan has been assumed;

                  (ix) the original or a copy of the lender's title insurance policy issued as of the date of the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property;

                  (x) the original or a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan which was in the possession of the Mortgage Loan Seller at the time the Mortgage Files were delivered to the Trustee;

                  (xi) (A) file or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the Seller (or its agent) at the time the Mortgage Files were delivered and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the Seller, a UCC financing statement executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee;

                  (xii) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

                  (xiii) when relevant, the related Ground Lease or a copy thereof; and

                  (xiv) any additional documents required to be added to the Mortgage File pursuant to this Agreement;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

                  "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

                  "Mortgage Loan Accrual Period": With respect to any Mortgage Loan and any Due Date therefor, the one month period immediately preceding such Due Date.

                  "Mortgage Loan Accrued Interest": With respect to any Mortgage Loan for any related Mortgage Loan Accrual Period, the aggregate amount of interest accrued in respect of such Mortgage Loan during such Mortgage Loan Accrual Period at the Mortgage Rate then in effect.

                  "Mortgage Loan Purchase Agreement": With respect to any Mortgage Loan Seller, the agreement between the Depositor and such Mortgage Loan Seller, relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the Mortgage Loans.

                  "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Schedule I, which list sets forth the following information with respect to each Mortgage Loan:

       (i)        the loan number;

      (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

     (iii) the (A) Mortgage Rate in effect as of the Cut-off Date and (B) whether such Mortgage Loan is an Adjustable Rate Mortgage Loan, a Fixed-Rate Loan or a Step-Down Loan;

      (iv)        the original principal balance;

       (v)        the Cut-off Date Principal Balance;

      (vi)        the (A) remaining term to stated maturity and (B) Stated
                  Maturity Date;

     (vii)        the Due Date;

    (viii) the amount of the Monthly Payment due on the first Due Date following the Cut- off Date;

      (ix) in the case of an Adjustable Rate Mortgage Loan, the (A) Index, (B) Gross Margin, (C) first Mortgage Rate adjustment date following the Cut-off Date and the frequency of Mortgage Rate adjustments, and (D) maximum and minimum lifetime Mortgage Rate; if any; and

       (x)        the Loan Group.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

                  "Mortgage Loan Seller":  Any of GMACCM, ContiTrade and ING.

                  "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

                  "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

                  "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Maturity Date, the fixed or adjustable annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law; (ii) any Mortgage Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Loan, the annualized rate described in clause
(i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

                  "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

                  "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.19(f) in connection with such Prepayment Interest Shortfalls.

                  "Net Default Interest": With respect to any Mortgage Loan, any Default Interest actually collected thereon, net of any portion thereof allocable to pay the Special Servicer any Liquidation Fee or Workout Fee in respect of such Mortgage Loan and further net of any Advance Interest accrued on Advances made in respect of such Mortgage Loan and reimbursable from such Default Interest in accordance with Section 3.05(a).

                  "Net Investment Earnings": With respect to either the Certificate Account or the Distribution Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

                  "Net Investment Loss": With respect to either the Certificate Account or the Distribution Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

                  "Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Master Servicing Fee Rate.

                  "Net Operating Income": With respect to any Mortgaged Property, for any twelve month period (or such shorter period calculated on an annualized basis), the total operating revenues derived from such Mortgaged Property during such period, minus the total fixed and variable operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property.

                  "Nonrecoverable Advance": Any Nonrecoverable Delinquency Advance or Nonrecoverable Servicing Advance.

                  "Nonrecoverable Delinquency Advance": Any Delinquency Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the judgment of the Master Servicer or, if applicable, the Trustee, will not be ultimately recoverable (together with Advance Interest thereon) from late payments, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Loan. The determination by the Master Servicer or, if applicable, the Trustee that it has made a Nonrecoverable Delinquency Advance or that any proposed Delinquency Advance, if made, would constitute a Nonrecoverable Delinquency Advance, shall be evidenced by an Officer's Certificate delivered to the Depositor and delivered to or retained by the Trustee, detailing a reasonable basis for such determination. The Trustee shall be entitled to rely conclusively upon any such Officer's Certificate of the Master Servicer.

                  "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the judgment of the Master Servicer, the Special Servicer or, if applicable, the Trustee, will not be ultimately recoverable (together with Advance Interest thereon) from late payments, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Property. The determination by the Master Servicer, the Special Servicer or, if applicable, the Trustee that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officers' Certificate delivered to the Depositor and delivered to or retained by the Trustee, detailing a reasonable basis for such determination. The Trustee shall be entitled to rely conclusively upon any such Officer's Certificate of the Master Servicer.

                  "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class F, Class G, Class H or Residual Certificate.

                  "Officer's Certificate": A certificate signed, as applicable, by a Servicing Officer of the Master Servicer or the Special Servicer or by a Responsible Officer of the Trustee.

                  "Operating Statement Analysis": As defined in Section 4.02(c).

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of REMIC I, REMIC II or REMIC III as a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who is in fact Independent of the Depositor, the Master Servicer and the Special Servicer.

                  "OTS": The Office of Thrift Supervision or any successor thereto.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate":  With respect to:

                  (1) the Class A-1 Certificates, (a) for each Distribution Date up to and including the Distribution Date in April 1997, 5.9125% per annum, and (b) for any subsequent Distribution Date, the lesser of (i) LIBOR for such Distribution Date, plus 0.35%, and (ii) the REMIC II Remittance Rate for REMIC II Regular Interest LG1 for such Distribution Rate (or, if the Uncertified Principal Balance of REMIC II Regular Interest LG1 prior to such Distribution Date is zero, 11.61% per annum);

                  (2) the Class X-2 Certificates, for any Distribution Date, a rate per annum equal to the excess, if any, of (i) the weighted average of the REMIC II Remittance Rates applicable to REMIC II Regular Interest LG1 and REMIC II Regular Interest LG2 for such Distribution Date (weighted on the basis of the respective Uncertificated Principal Balances of such REMIC II Regular Interests immediately prior to such Distribution Date), over (ii) the weighted average of the respective REMIC II Remittance Rates applicable to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G and REMIC II Regular Interest H for such Distribution Date (weighted on the basis of the respective Uncertificated Principal Balances of such REMIC II Regular Interests immediately prior to such Distribution Date); and

                  (3) the Class A-2A Certificates, the Class A-2B Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates, for any Distribution Date, the respective fixed rates per annum specified as such in the Preliminary Statement.

                  "Payment Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, any date on which the related Monthly Payment is subject to adjustment pursuant to the related Mortgage Note. The first Payment Adjustment Date subsequent to the Cut-off Date for each Adjustable Rate Mortgage Loan is specified in the Mortgage Loan Schedule, and successive Payment Adjustment Dates for such Mortgage Loan shall thereafter periodically occur with the frequency specified in the Mortgage Loan Schedule.

                  "Payment Priority": With respect to any Class of Certificates, the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date. The Payment Priority of the respective Classes of Certificates shall be, in descending order, as follows:
FIRST, the respective Classes of Senior Certificates, PRO RATA; SECOND, the Class B Certificates; THIRD, the Class C Certificates; FOURTH, the Class D Certificates; FIFTH, the Class E Certificates; SIXTH, the Class F Certificates; SEVENTH, the Class G Certificates; EIGHTH, the Class H Certificates; and LAST, the respective classes of Residual Certificates.

                  "Penalty Charges": With respect to any Mortgage Loan (or successor REO Loan), any amounts collected thereon that represent late payment charges or Default Interest.

                  "Percentage Interest": With respect to any REMIC III Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance, the Certificate Notional Amount or the Effective Certificate Notional Amount of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance, Initial Class Notional Amount or the Initial Effective Class Notional Amount of the relevant Class. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

                  "Permitted Investments":  One or more of the following:

                  (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause
         (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by the Rating Agency in its highest short-term rating available;

                  (iii) federal funds, unsecured certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the short-term debt obligations of such depository institution or trust company (or, if the Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, the short-term debt obligations of the depository institution holding company) at all times since the date of acquisition thereof have been rated by the Rating Agency in its highest short-term rating available; and provided further that, if the Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                  (v) a money market fund or a qualified investment fund rated by the Rating Agency in its highest rating available;

                  (vi) commercial paper of issuers rated A-1+ or P-1, as applicable, by each Rating Agency; provided that such obligations shall have a remaining maturity of not more than 30 days and such obligations are limited to the right to receive only monthly principal and interest payments;

                  (vii) short-term debt obligations of issuers rated A-1 (or the equivalent) by each Rating Agency provided that the total amount of such investment (A) is limited to monthly principal and interest payments assuming fully amortizing collateral, (B) does not represent more than 20% of the rated issue's outstanding principal amount and (C) shall have a maturity of not more than 30 days; and

                  (viii) other obligations or securities that are acceptable to the Rating Agency as a Permitted Investment hereunder and which would not result in the downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates by the Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, (1) the right to receive only interest payments with respect to the underlying debt instrument, (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations, (3) an obligation that has a remaining maturity of greater than 365 days from the date of acquisition thereof, or (4) an obligation that Standard & Poor's does not explicitly rate, then such obligation must be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change or, if rated, the obligation should not have an "r" highlighter affixed to its rating, and interest thereon may either be fixed or variable and should be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index. References herein to the highest rating available on money market funds shall mean AAAm in the case of Standard & Poor's and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1+ in the case of Standard & Poor's and P-1 in the case of Moody's.

                  "Permitted Transferee ": Any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Person": Any legal person, including, without limitation, any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan":  As defined in Section 5.02.

                  "Prepayment Assumption": A CPR of 0%, used for determining the accrual of original issue discount, market discount and premium, if any, on the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates for federal income tax purposes.

                  "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of related Master Servicing Fees) accrued on the amount of such Principal Prepayment during the period from and after such Due Date, to the extent collected (without regard to any Prepayment Premium that may have been collected).

                  "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest that would have accrued at the related Net Mortgage Rate on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium that may have been collected).

                  "Prepayment Premium": Any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or REO Loan.

                  "Primary Servicing Office": With respect to each of the Master Servicer and the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement; initially located in Pennsylvania.

                  "Principal Balance Certificate": Any REMIC III Regular Certificate other than an Interest Only Certificate.

                  "Principal Distribution Amount": With respect to either Loan Group for any Distribution Date, the aggregate of (i) the Current Principal Distribution Amount with respect to such Loan Group for such Distribution Date and (ii), if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount with respect to such Loan Group for the preceding Distribution Date, over the aggregate distributions of principal made on the Principal Balance Certificates in respect of such Principal Distribution Amount on the preceding Distribution Date.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  "Proposed Plan":  As defined in Section 3.17.

                  "Prospectus": The Prospectus dated October 22, 1996, as supplemented by the Prospectus Supplement dated October 30, 1996, relating to the offering of the Certificates.

                  "Purchase Price": With respect to any Mortgage Loan, a price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of purchase or, in the case of a purchase by the Master Servicer or the Depositor pursuant to Section 9.01, to but not including the Due Date in the Collection Period preceding the Collection Period of purchase, (b) all related unreimbursed Servicing Advances, and (c) if such Mortgage Loan is being purchased by a Mortgage Loan Seller pursuant to
Section 6 of the related Mortgage Loan Purchase Agreement or the Conti Guarantor pursuant to the Conti Guaranty Agreement, all expenses reasonably incurred or to be incurred by the Master Servicer (unless such Mortgage Loan Seller is acting as Master Servicer), the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation. With respect to any REO Property, the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

                  "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser or state certified appraiser.

                  "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

                  "Rated Final Distribution Date": The Distribution Date in October 2028.

                  "Rating Agency":  Each of Standard & Poor's and Moody's.

                  "Realized Loss": With respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Mortgage Loan or REO Loan, as the case may be (without taking into account the amounts described in subclause (iv) of this sentence), at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses paid therefrom).

                  With respect to any Mortgage Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of such principal or interest so forgiven.

                  With respect to any Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  "Record Date": With respect to any Distribution Date, (i) in the case of Class A-1 Certificates, the fifth day of the calendar month in which such Distribution Date occurs or, if such fifth day is not a Business Day, the immediately preceding Business Day; and (ii) in the case of each other Class of Certificates, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

                  "Reference Banks": For so long as the Master Servicer is required pursuant to Section 3.19(a) to calculate Six-Month LIBOR (Formula 1), those reference banks utilized by it in connection with such calculation, which shall in any event be leading banks engaged in Eurodollar deposits in the international Eurocurrency market with an established place of business in London. Thereafter, Barclays Bank, plc, The Bank of Tokyo, Ltd., Bankers Trust Company and National Westminster Bank, plc, or any substitute reference bank appointed by the Trustee which is a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market with an established place of business in London.

                  "Registered Certificates": The Class X-1, Class X-2, Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates.

                  "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of THE WALL STREET JOURNAL, as such "prime rate" may change from time to time.

                  "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

                  "REMIC I: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date), together with all documents delivered or caused to be delivered under the Mortgage Loan Purchase Agreements with respect to the Mortgage Loans by the Mortgage Loan Sellers; (ii) any REO Properties acquired in respect of the Mortgage Loans;
(iii) such funds or assets as from time to time are deposited in the Distribution Account and the Certificate Account; and (iv) the rights of the Depositor under Sections 2, 4(a) and 6 of each Mortgage Loan Purchase Agreement assigned by the Depositor to the Trustee and, to the extent it relates to the obligations of ContiTrade under such Sections of its Mortgage Loan Purchase Agreement, the right, title and interest of the Depositor under the corresponding Guaranty Agreement.

                  "REMIC I Regular Interest": With respect to each Mortgage Loan (and any successor REO Loan), the separate non-certificated beneficial ownership interest in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance (which shall equal the Cut-off Date Principal Balance of the related Mortgage Loan). The designation for each REMIC I Regular Interest shall be the loan number for the related Mortgage Loan set forth in the Mortgage Loan Schedule.

                  "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, a rate per annum equal to the Net Mortgage Rate in effect for the related Mortgage Loan or REO Loan, as the case may be, as of the commencement of the related Collection Period (calculated in accordance with the terms of the related Mortgage Note in effect as of the Closing Date).

                  "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests, with respect to which a separate REMIC election is to be made.

                  "REMIC II Regular Interest": Any of the 13 separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time and, except for REMIC II Regular Interest X-1, shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

                  "REMIC II Remittance Rate":  With respect to:

                  (a) REMIC II Regular Interest LG1, (i) for the initial Distribution Date, 7.48917% per annum, (ii) for each Distribution Date subsequent to the initial Distribution Date up to and including the Distribution Date in April 1997, 5.9125% per annum, and (iii) for any subsequent Distribution Date, the lesser of (A) LIBOR for such Distribution Date, plus 0.35%, and (B) the weighted average of the Effective REMIC I Remittance Rates for the REMIC I Regular Interests relating to the Group 1 Loans for such Distribution Date (weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests immediately prior to such Distribution Date) or, if the aggregate Uncertificated Principal Balance of such REMIC I Regular Interests was reduced to zero prior to such Distribution Date, 11.61% per annum;

                  (b) REMIC II Regular Interest LG2, for any Distribution Date, the weighted average of the Effective REMIC I Remittance Rates for the REMIC I Regular Interests related to the Group 2 Loans for such Distribution Date (weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests immediately prior to such Distribution Date);

                  (c) REMIC II Regular Interest X-1, for any Distribution Date, the excess, if any, of (i) the weighted average of the Effective REMIC I Remittance Rates for the REMIC I Regular Interests related to the Group 1 Loans for such Distribution Date (weighted on the basis of the respective Uncertificated Principal Balances of such REMIC

         I Regular Interests immediately prior to such Distribution Date), over
         (ii) the REMIC II Remittance Rate applicable to REMIC II Regular Interest LG1 for such Distribution Date;

                  (d) REMIC II Regular Interest A-1, (i) for the initial Distribution Date, 7.48917% per annum, (ii) for each Distribution Date up to and including the Distribution Date in April 1997, 5.9125% per annum, and (iii) for any subsequent Distribution Date, the lesser of
         (A) LIBOR for such Distribution Date, plus 0.35%, and (B) the weighted average of the Effective REMIC I Remittance Rates for the REMIC I Regular Interests relating to the Group 1 Loans for such Distribution Date (weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests immediately prior to such Distribution Date) or, if the aggregate Uncertificated Principal Balance of such REMIC I Regular Interests was reduced to zero prior to such Distribution Date, 11.61% per annum; and

                  (e) each of REMIC II Regular Interests A-2A, A-2B, B, C, D, E, F, G and H, for any Distribution Date, the respective fixed rates per annum specified as such in the Preliminary Statement.

                  "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests, with respect to which a separate REMIC election is to be made.

                  "REMIC III Certificates": Any Certificate, other than a Class R-I or Class R-II Certificate.

                  "REMIC III Regular Certificate": Any REMIC III Certificate, other than a Class R-III Certificate.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO Acquisition": The acquisition of any REO Property pursuant to Section 3.09.

                  "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.11(f).

                  "REO Extension":  As defined in Section 3.16(a).

                  "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to the applicable Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments and other amounts due and owing in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition shall be deemed to continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unreimbursed Advances, together with any Advance Interest accrued and payable in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of an REO Loan.

                  "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the one month period immediately preceding such Due Date.

                  "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf and in the name of the Trustee for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

                  "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

                  "REO Status Report": A report or reports substantially in the form of Exhibit G attached hereto setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the Acquisition Date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent Appraisal or other valuation thereof available to the Master Servicer as of such date of determination (including any valuation prepared internally by the Special Servicer).

                  "REO Tax":  As defined in Section 3.17.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit H attached hereto.

                  "Required Appraisal Loan":  As defined in Section 3.19(d).

                  "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

                  "Reserve Funds": With respect to any Mortgage Loan, any cash amounts or instruments convertible into cash delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property.

                  "Residual Certificate": Any Class R-I, Class R-II or Class R-III Certificate.

                  "Responsible Officer": When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any assistant controller in its corporate trust department or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

                  "Securities Act":  The Securities Act of 1933, as amended.

                  "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

                  "Senior Certificate": Any Class X-1, Class X-2, Class A-1, Class A-2A or Class A-2B Certificate.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

                  "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Master Servicer, the Special Servicer or, if applicable, the Trustee in connection with the servicing and administering of (a) a Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is imminent or (b) an REO Property, including, but not limited to, the cost of (i) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Section 3.03(c) and 3.09(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance Proceeds or any Liquidation Proceeds in respect of any Mortgage Loan or REO Property, (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, and (v) the operation, management, maintenance and liquidation of any

REO Property. All Emergency Advances made by the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

                  "Servicing Fees": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee, the Special Servicing Fee and the Special Servicer Standby Fee (if applicable).

                  "Servicing Officer": Any officer of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer or the Special Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

                  "Servicing Return Date": With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

                  "Servicing Standard":  As defined in Section 3.01(a).

                  "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

                  "Six-Month LIBOR (Formula 1)": The rate per annum determined on each Formula 1 LIBOR Determination Date in the following manner after first referring to the offered quotations appearing on the display page designated as "LIBO" on the Reuters Monitor Money Rates Service or such other page as may replace the LIBO page (the "Reuters Screen LIBO Page") for six-month United States dollar deposits in the London interbank market, as of 11:00 a.m. (London time) on such Formula 1 LIBOR Determination Date. If on any Formula 1 LIBOR Determination Date two or more such offered quotations appear on the Reuters Screen LIBO page, Six-Month LIBOR (Formula 1) for the immediately succeeding LIBOR Reference Period will be equal to the arithmetic mean of such offered quotations (rounded upwards, if necessary, to the nearest whole multiple of 1/16%). If on any Formula 1 LIBOR Determination Date fewer than two such offered quotations appear on the Reuters Screen LIBO Page, SixMonth LIBOR (Formula 1) for the immediately succeeding LIBOR Reference Period will be equal to the arithmetic mean of the quotations offered by the Reference Banks for six-month United States dollar deposits in the London interbank market, as of 11:00 a.m. (London time) on such Formula 1 LIBOR Determination Date (rounded upwards, if necessary, to the nearest whole multiple of 1/16%); provided, however, that (i) if only one Reference Bank offers such a quotation, Six-Month LIBOR (Formula 1) for the immediately succeeding LIBOR Reference Period will be equal to that quotation (rounded upwards, if necessary, to the nearest whole multiple of 1/16%), or (ii) if no Reference Banks offer such a quotation, Six-Month LIBOR (Formula 1) for the immediately succeeding LIBOR Reference Period shall be Six-Month LIBOR (Formula 1) as determined on the previous Formula 1 LIBOR Determination Date. For so long as it is required pursuant to Section 3.19(a) to do so, the Master Servicer shall calculate SixMonth LIBOR (Formula 1) and promptly report to the Trustee the value thereof; and, thereafter, the Trustee shall calculate Six-Month LIBOR (Formula 1).

                  "Special Servicer Loan Status Report": A report or reports setting forth, among other things, as of the close of business on the immediately preceding Determination Date (i) the aggregate amount of Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer and such additional information as is contemplated by
Exhibit I hereto.

                  "Special Servicer Standby Fee": With respect to each Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to
Section 3.11(c).

                  "Special Servicer Standby Fee Rate": With respect to each Mortgage Loan and REO Loan, .005% per annum.

                  "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee designated as such and payable to the Special Servicer pursuant to Section 3.11(c).

                  "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and REO Loan, 0.25% per annum.

                  "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events has occurred:

                (a) the related Mortgagor has failed to make when due any Balloon Payment, which failure has continued unremedied for 30 days; or

                (b) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure continues unremedied for 60 days; or

                (c) if the Master Servicer has determined in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; or

                (d) there shall have occurred a default, other than as described in clause (a) or (b) above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); or

                (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                (f) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                (g) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

                (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, when the related Mortgaged Property or Properties become REO Property or Properties, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

                (w) with respect to the circumstances described in clauses (a) and (b) above, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

                (x) with respect to the circumstances described in clauses (c), (e), (f) and (g) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

                (y)        with respect to the circumstances described in clause
                           (d) above, such default is cured; and

                (z)        with respect to the circumstances described in clause
                           (h) above, such proceedings are terminated.

                  "Spread Rate": With respect to the Class X-2 Certificates, 1.00% per annum; with respect to the Class A-2A and Class A-2B Certificates, 0.30% per annum; with respect to the Class B Certificates, 0.50% per annum; with respect to the Class C Certificates, 0.50% per annum; with respect to the Class D Certificates, 0.65% per annum; and with respect to the Class E Certificates 1.50% per annum.

                  "Standard & Poor's": Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Standard & Poor's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, and the Special Servicer, and specific ratings of Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "Startup Day": With respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 10.01(b).

                  "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20.

                  "Stated Principal Balance": With respect to any Mortgage Loan (and any related REO Loan), the Cut-off Date Balance of such Mortgage Loan, as reduced on each Distribution Date (to not less than zero) by (i) all payments (or Delinquency Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.02 to, principal of or with respect to such Mortgage Loan (or related REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or related REO
Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

                  "Step-Down Loan": A Mortgage Loan as to which the related Mortgage Note provides, as of the Closing Date, for a one-time step-down in the Mortgage Rate within the 12- month period following the Cut-off Date.

                  "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H or Residual Certificate.

                  "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

                  "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, or Applicable State Law.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

                  "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II and REMIC III.

                  "Trustee": State Street Bank and Trust Company, its successor in interest, or any successor trustee appointed as herein provided.

                  "Trustee Fee": With respect to each Collection Period, an amount equal to one- twelfth of the product of the Trustee Fee Rate and the aggregate Stated Principal Balance of the Mortgage Pool as of the commencement of such Collection Period.

                  "Trustee Fee Rate":  .005%.

                  "UCC":  As defined in Section 3.06(a).

                  "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction, or, in the case of Louisiana, the comparable provisions of Louisiana law.

                  "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months or, if the related Mortgage Loan or REO Loan accrues interest on a different basis, on such alternative basis) at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. With respect to any REMIC II Regular Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the REMIC II Remittance Rate applicable to such REMIC II Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to such Distribution Date. The Uncertificated Accrued Interest in respect of any REMIC I Regular Interest or REMIC II Regular Interest for any Distribution Date shall be deemed to accrue during the applicable Interest Accrual Period.

                  "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date. With respect to any REMIC II Regular Interest for any Distribution Date, an amount equal to: (a) the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date; reduced (to not less than zero) by (b) the portion, if any, of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date allocated to such REMIC II Regular Interest as set forth below. Onetenth of one percent of the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated on such Distribution Date: FIRST, to REMIC II Regular Interests H, G, F, E, D, C and B, sequentially in that order, in each case up to the amount of any Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date; and, THEREAFTER, among the remaining REMIC II Regular Interests, up to an amount equal to, and PRO RATA in accordance with, (i) in the case of each of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2A and REMIC II Regular Interest A-2B, the amount of Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, (ii) in the case of each of REMIC II Regular Interest LG1 and REMIC II Regular Interest LG2, 0.1% of the Class X-2 Share of the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date (any such allocation in respect of each of REMIC II Regular Interest LG1 and REMIC II Regular Interest LG2 pursuant to this clause THEREAFTER being specifically made in reduction of the Class X-2 Share of such REMIC II Regular Interest's Uncertificated Distributable Interest for such Distribution Date), and (iii) in the case of REMIC II Regular Interest X-1, 0.1% of the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date. The remaining 99.9% of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date shall be allocated on such Distribution Date: FIRST, among REMIC II Regular Interests LG1, LG2 and X-1, in each case, in an amount equal to 999 times the amount allocated thereto on such Distribution Date pursuant to the preceding sentence (any such allocation in respect of each of REMIC II Regular Interest LG1 and REMIC II Regular Interest LG2 pursuant to this clause FIRST being specifically made in reduction of the Class X-2 Share of such REMIC II Regular Interest's Uncertificated Distributable Interest for such Distribution Date); and THEREAFTER, between REMIC II Regular Interests LG1 and LG2, PRO RATA in accordance with the respective amounts of Uncertificated Accrued Interest in respect of such REMIC II Regular Interests for such Distribution Date (in each case, net of the Class X-2 Share thereof).

                  "Uncertificated Notional Amount": The aggregate notional principal amount on which REMIC II Regular Interest X-1 accrues interest from time to time which, as of any date of determination, is equal to the then aggregate Uncertificated Principal Balance of the REMIC I Regular Interests relating to the Group 1 Loans.

                  "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest or REMIC II Regular Interest (other than REMIC II Regular Interest X-1) outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Mortgage Loan. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(a) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(a). As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest (other than REMIC II Regular Interest X-1) shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each such REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(b) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(b).

                  "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  "USPAP": The Uniform Standards of Professional Appraisal Practices.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 98.0% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, 1.4% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of the Interest Only Certificates in proportion to the respective Class Notional Amount or Effective Class Notional Amount, as the case may be, of their Certificates, and the remaining Voting Rights shall be allocated equally among the holders of the respective Classes of the Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

                  "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

                  "Workout Fee Rate": With respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.0%.

                  SECTION 1.02. Certain Calculations in Respect of the Mortgage Pool.

                  (a) All amounts collected in respect of any group of related CrossCollateralized Mortgage Loans in the form of payments from Mortgagors, Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among such Mortgage Loans in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a PRO RATA basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. All amounts collected in respect of any Mortgage Loan (whether or not such Mortgage Loan is a Cross-Collateralized Mortgage Loan) in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied for purposes of this Agreement: FIRST, as a recovery of any related unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; SECOND, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date; THIRD, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); FOURTH, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; FIFTH, as a recovery of Reserve Funds to the extent then required to be held in escrow; SIXTH, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; SEVENTH, as a recovery of any other amounts then due and owing under such Mortgage Loan; and EIGHTH, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

                  (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: FIRST, as a recovery of any related unreimbursed Servicing Advances; SECOND, as a recovery of accrued and unpaid interest on the related REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; THIRD, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; and FOURTH, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan.

                  (c) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer in its good faith judgment.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01.  Conveyance of Mortgage Loans.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 4(a) and 6 of each Mortgage Loan Purchase Agreement and, to the extent it relates to the obligations of ContiTrade under such Sections of its Mortgage Loan Purchase Agreement, the right, title and interest of the Depositor under the Conti Guaranty Agreement and (iii) all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

                  (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each of such Mortgage Loan Seller's Mortgage Loans so assigned. If the related Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Mortgage Loan, the original Mortgage Note, the Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. If the related Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (xi) and (xii) of the definition of "Mortgage File", with evidence of recording or filing, as the case may be, thereon, because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such missing document or instrument, and such missing document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such missing document or instrument (certified by the related Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date. If the related Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (ix) of the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery requirements of this Section 2.01(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the related Mortgage Loan Seller shall have delivered to the Trustee or a Custodian appointed thereby, on or before the Closing Date, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and the related Mortgage Loan Seller shall deliver to the Trustee or such Custodian, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related Cross-Collateralized Mortgage Loans only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. Neither the Trustee nor any Custodian shall in any way be liable for any failure by the Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b).

                  If any of the endorsements referred to in clause (i) of the definition of "Mortgage File", or any of the assignments referred to in clauses
(iii), (v) and (vii) of the definition of "Mortgage File", are delivered to the Trustee in blank, the Trustee shall be responsible for completing the related endorsement or assignment in the name of the Trustee (in such capacity).

                  (c) Except under the circumstances provided for in the last sentence of this subsection (c), the Trustee shall, as to each Mortgage Loan, at the expense of the related Mortgage Loan Seller, promptly (and in any event within 45 days of the Closing Date) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC-2 and UCC-3 referred to in clause (xi) (B) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.

                  (d) All documents and records in the Depositor's or any Mortgage Loan Seller's possession relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer on or before the Closing Date and shall be held by the Master Servicer (or a Sub-Servicer retained thereby) on behalf of the Trustee in trust for the benefit of the Certificateholders. If the Sub-Servicer shall hold any original documents and records delivered to it pursuant to this clause (d) then the Sub-Servicer shall deliver copies thereof to the Master Servicer.

                  (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

                  SECTION 2.02.  Acceptance by Trustee.

                  (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this
Section 2.02, and further subject to any exceptions noted on any exception report prepared by the Trustee or such Custodian and attached hereto as Schedule II, of the documents specified in clauses (i)-(iii), (ix) and (xii) of the definition of "Mortgage File", of a fully executed original counterpart of each Mortgage Loan Purchase Agreement and of all other assets included in REMIC I and delivered to it, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in REMIC I, in trust for the exclusive use and benefit of all present and future Certificateholders.

                  (b) Within 60 days of the Closing Date, the Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review, the Trustee shall certify in writing to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses
(i) - (iii), (ix) and (xii) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section 2.01(b), (ii) all documents delivered or caused to be delivered by the related Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (i), (ii), (iii)(B), (iv), (vii) and (ix) of the definition of "Mortgage Loan Schedule", is correct.

                  (c) The Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall certify in writing to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) and except as specifically identified in any exception report annexed to such certification),
(i) all documents specified in clauses (i), (ii), (ix) and (xii) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with
Section 2.01(b), (ii) it or a Custodian on its behalf has received either a recorded original of each of the assignments specified in clauses (iii) and, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the related Mortgage Loan Seller, (v) of the definition of "Mortgage File" or a copy of such recorded original certified by the applicable public recording office to be true and complete, (iii) all Mortgage Loan documents received by it or any Custodian have been reviewed by it or by such Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iv) based on the examinations referred to in subsection (b) above and this subsection (c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (i), (ii), (iii)(B), (iv), (vii) and (ix) of the definition of "Mortgage Loan Schedule", is correct.

                  (d) It is acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (iv) - (viii), (x), (xi) and (xiii) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, any Mortgage Loan Seller or any other Person or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose or that they are other than what they purport to be on their face.

                  (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds (or, if at any time, any other party hereto finds) any document or documents constituting a part of a Mortgage File to have not been properly executed or, subject to Section 2.01(b), to have not been delivered, to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or to be defective on its face (each, a "Defect" in the related Mortgage File) the Trustee (or such other party) shall promptly so notify each of the other parties hereto and the related Mortgage Loan Seller (and, in the case of ContiTrade, the Conti Guarantor). If and when notified of any error in the Mortgage Loan Schedule, the Depositor shall promptly correct such error and distribute a new, corrected Mortgage Loan Schedule to each of the other parties hereto, and upon receipt by the Trustee of such a corrected Mortgage Loan Schedule so identified, such new, corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes.

                  SECTION 2.03. Mortgage Loan Sellers' Repurchase of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.

                  (a) If the Trustee discovers or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty set forth in or required to be made pursuant to Section 4(a) of each Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, or if the Trustee discovers or receives notice of any event that would give rise to the repurchase of a Mortgage Loan pursuant to
Section 6(b) of any Mortgage Loan Purchase Agreement, the Trustee shall give prompt written notice of such Defect, Breach or event, as the case may be, to the Depositor, the Master Servicer, the Special Servicer and the related Mortgage Loan Seller (and, in the case of ContiTrade, the Conti Guarantor) and shall request that the related Mortgage Loan Seller, not later than 90 days from such Mortgage Loan Seller's receipt of such notice, cure such Defect, Breach or event, as the case may be, in all material respects or repurchase the affected Mortgage Loan at the applicable Purchase Price in conformity with the related Mortgage Loan Purchase Agreement. If the affected Mortgage Loan is to be repurchased, the Trustee shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired.

                  (b) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender promptly to the related Mortgage Loan Seller, upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a trust receipt executed by the related Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the related Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the related Mortgage Loan Seller in the same manner as provided in Section 2 of the related Mortgage Loan Purchase Agreement.

                  (c) Section 6 of the related Mortgage Loan Purchase Agreement provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to Section 4(a) of such Mortgage Loan Purchase Agreement or any of the circumstances described in Section 6(b) of such Mortgage Loan Purchase Agreement.

                  (d) The Master Servicer (or, in the case of GMACCM, for so long as it is acting as Master Servicer, the Trustee) shall, for the benefit of the Certificateholders, enforce the obligations of each Mortgage Loan Seller under Section 6 of the related Mortgage Loan Purchase Agreement (and, in the case of ContiTrade, to the extent necessary, the corresponding obligations of the Conti Guarantor under the Conti Guaranty Agreement). Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Master Servicer or the Trustee, as the case may be, would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). The Master Servicer or the Trustee, as the case may be, shall be reimbursed for the reasonable costs of such enforcement, together with interest thereon at the Reimbursement Rate: FIRST, from a specific recovery of costs, expenses or attorneys' fees against the related Mortgage Loan Seller (or, if applicable, the Conti Guarantor); SECOND, pursuant to Section 3.05(a)(ix) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and THIRD, if at the conclusion of such enforcement action it is determined that the amounts described in clauses FIRST and SECOND are insufficient, then pursuant to Section 3.05(a)(x) out of general collections on the Mortgage Loans on deposit in the Certificate Account.

                  SECTION 2.04. Issuance of Class R-I Certificates; Creation of REMIC I Regular Interests.

                  Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC I Regular Interests have been issued hereunder and the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests of the Class R-I Certificateholders and REMIC II in and to such distributions, shall be as set forth in this Agreement.

                  SECTION 2.05. Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Class R-II and REMIC III Certificateholders. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R-II and REMIC III Certificateholders.

                  SECTION 2.06. Issuance of Class R-II Certificates; Creation of REMIC II Regular Interest.

                  Concurrently with the assignment to the Trustee of the REMIC I Regular Interests, and in exchange therefor, at the direction of the Depositor, the REMIC II Regular Interests have been issued hereunder and the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership of

REMIC II. The rights of the Class R-II Certificateholders and REMIC III to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II Regular Interests, respectively, and all ownership interests of the Class R-II Certificateholders and REMIC III in and to such distributions, shall be as set forth in this Agreement.

                  SECTION 2.07. Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the REMIC III Certificateholders. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Certificateholders.

                  SECTION 2.08.  Issuance of REMIC III Certificates.

                  Concurrently with the assignment to the Trustee of the REMIC II Regular Interests, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. The rights of the respective Classes of REMIC III Certificateholders to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests of the respective Classes of REMIC III Certificateholders in and to such distributions, shall be as set forth in this Agreement.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

                  SECTION 3.01. Servicing and Administration of the Mortgage Loans.

                  (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, further as follows: (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage
Rate); and (iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof, (C) the Master Servicer's obligation to make Advances, (D) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances and (E) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction (the conditions set forth in the immediately foregoing clauses (i), (ii) and (iii), the "Servicing Standard"). Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, in connection with its servicing and administrative duties hereunder is hereby authorized and empowered by the Trustee to exercise efforts consistent with the foregoing standard and to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties. Each of the Master Servicer and the Special Servicer is also authorized to approve a request by a Mortgagor under a Mortgage Loan that it is obligated to service and administer pursuant to this Agreement, for an easement, consent to alteration or demolition, and for other similar matters, provided that the Master Servicer or the Special Servicer, as the case may be, determines, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not affect the security for, or the timely and full collectability of, the related Mortgage Loan. Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Master Servicer and the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer, as the case may be.

                  (b) Subject to Section 3.01(a) and provided that the Master Servicer and the Special Servicer are not the same entity, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.

                  (c) Except as otherwise provided in Section 3.06(a), the relationship of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                  SECTION 3.02.  Collection of Mortgage Loan Payments.

                  The Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgage Loans) shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would follow were it the owner of such Mortgage Loans; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans. Consistent with the foregoing, the Master Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan (other than a Specially Serviced Mortgage Loan) and the Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Specially Serviced Mortgage Loan.

                  SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts and Reserve Accounts.

                  (a) Each of the Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgage Loans) shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property;
(ii) reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) refund to the related Mortgagor any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer or Special Servicer, as applicable); or (v) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Master Servicer and the Special Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts maintained thereby, to the extent required by law or the terms of the related Mortgage Loan.

                  (b) Each of the Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgage Loans) and the Special Servicer (with respect to the Specially Serviced Mortgage Loans) shall (i) maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof, and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan. To the extent that a Mortgage Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgaged Loans) shall enforce the requirements of the related Mortgage for payments in respect of such items at the time they first become due.

                  (c) In accordance with its normal servicing practices, the Master Servicer (at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans) shall advance with respect to each related Mortgaged Property all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05. No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments, ground rents (if applicable) and other similar items on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

                  (d) The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made to pay for, or to reimburse the related Mortgagor in connection with, the related repairs, environmental remediation, replacements and/or capital improvements at the related Mortgaged Property if such repairs, environmental remediation, replacements and/or capital improvements have been completed, and such withdrawals are made, in accordance with the Master Servicer's or Special Servicer's, as the case may be, normal servicing practices and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note and Mortgage, all Reserve Accounts shall be Eligible Accounts.

                  SECTION 3.04.  Certificate Account.

                  (a) The Master Servicer shall establish and maintain a Certificate Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date), and payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest (including, without limitation, Default Interest) on the Mortgage Loans, late payment charges and Prepayment Premiums;

                  (iii) all REO Revenues received in respect of any REO Property (net of any portion thereof retained by a property manager as compensation);

                  (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan or REO Property (other than Liquidation Proceeds that are received in connection with the Master Servicer's or Depositor's purchase of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Distribution Account pursuant to Section 9.01);

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds relating to the Trust Fund held in the Certificate Account;

                  (vi) that portion of each Delinquency Advance that represents (without duplication) the Master Servicing Fee and, if applicable, the Special Servicing Fee; and

                  (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy.

                  The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, amounts collected for mortgagor checks returned for insufficient funds and any other amounts that the Master Servicer and the Special Servicer are entitled to as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Section 3.11(d), assumption fees, modification fees and other transaction fees received by the Master Servicer with respect to Specially Serviced Mortgage Loans. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series serviced and the other accounts of the Master Servicer.

                  Upon receipt of any of the amounts described in clauses (i) through (iv) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with its normal servicing practices, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with its normal servicing practices, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

                  Funds in the Certificate Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof.

                  (b) The Trustee shall establish and maintain the Distribution Account in trust for the benefit of the Certificateholders. The Distribution Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee.

                  The Master Servicer shall deliver to the Trustee each month on or before the Master Servicer Remittance Date therein, for deposit in the Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clause (b)(iii) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account.

                  In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

                  (i) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds relating to the Trust Fund held in the Distribution Account;

                  (ii) any Delinquency Advances required to be made by the Master Servicer in accordance with Section 4.03 (in each case, net of the portion thereof that represents Master Servicing Fees and/or Special Servicing Fees, which is to be deposited in the Certificate Account);

                  (iii) any Compensating Interest Payments required to be made by the Master Servicer pursuant to Section 3.19;

                  (iv) any Liquidation Proceeds paid by the Master Servicer or the Depositor in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01); and

                  (v) any other amounts required to be so delivered for deposit in the Distribution Account pursuant to any provision of this Agreement.

                  The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein. If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date or on such other date as any amount referred in the foregoing clauses (i) through (v) is required to be delivered hereunder, the Master Servicer shall not have delivered to the Trustee for deposit in the Distribution Account the relevant portion of the Available Distribution Amount or any of the amounts referred to in the foregoing clauses
(i) through (v), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (215) 682-1796 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (215) 682-3371 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day.

                  Funds in the Distribution Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Depositor of the location of the Distribution Account as of the Closing Date and of the new location of the Distribution Account prior to any change thereof.

                  SECTION 3.05. Permitted Withdrawals From the Certificate Account and the Distribution Account.

                  (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes:

                  (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be remitted pursuant to the second paragraph of Section 3.04(b) or that may be applied to make Delinquency Advances pursuant to Section 4.03(a);

                  (ii) to pay itself unpaid Master Servicing Fees, and the Special Servicer unpaid Special Servicing Fees, earned thereby in respect of each Mortgage Loan and REO Loan, the Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (ii) being limited to amounts received or advanced on or in respect of such Mortgage Loan or such REO Loan that are allocable as a recovery of interest thereon;

                  (iii) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, Section 3.11(c);

                  (iv) to reimburse itself or the Trustee, as applicable, for unreimbursed Delinquency Advances made thereby, the Master Servicer's and Trustee's respective rights to be reimbursed pursuant to this clause (iv) being limited to amounts received that represent Late Collections of interest on and principal of the particular Mortgage Loans and REO Loans with respect to which such Delinquency Advances were made (in each case, net of related Workout Fees);

                  (v) to reimburse itself, the Special Servicer or the Trustee, as applicable, for unreimbursed Servicing Advances made thereby, the Master Servicer's, the Special Servicer's and Trustee's respective rights to be reimbursed pursuant to this clause (v) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance Proceeds and REO Revenues;

                  (vi) to reimburse itself, the Special Servicer or the Trustee, as applicable, out of general collections on the Mortgage Loans and REO Properties, for Nonrecoverable Advances made thereby;

                  (vii) to pay itself, the Special Servicer or the Trustee, as applicable, any Advance Interest due and owing thereto, the Master Servicer's, the Special Servicer's and the Trustee's respective rights to payment pursuant to this clause (vii) being limited to

         Penalty Charges collected in respect of the Mortgage Loan or REO Loan as to which the related Advances were made;

                  (viii) at or following such time as it reimburses itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (iv), (v) or (vi) above or Section 3.03, and insofar as payment has not already been made pursuant to clause (vii) above, to pay itself, the Special Servicer or the Trustee, as the case may be, out of general collections on the Mortgage Loans and REO Properties, any related Advance Interest accrued and payable on such Advance;

                  (ix) to reimburse itself (if it is not the affected Mortgage Loan Seller) or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of a Mortgage Loan Seller under Section 6 of the related Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation (whether against the related Mortgage Loan Seller or, in the case of ContiTrade, against the Conti Guarantor), together with interest thereon at the Reimbursement Rate, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (d) of the definition of Purchase Price;

                  (x) in accordance with Section 2.03(d), to reimburse itself (if it is not the affected Mortgage Loan Seller) or the Trustee, as the case may be, out of general collections on the Mortgage Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of a Mortgage Loan Seller's obligations under Section 6(a) of the related Mortgage Loan Purchase Agreement (or, in the case of ContiTrade, the corresponding obligations of the Conti Guarantor under the Conti Guaranty Agreement), together with interest thereon at the Reimbursement Rate, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise;

                  (xi) to pay out of general collections on the Mortgage Loans and REO Properties, for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c);

                  (xii) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any Collection Period), (B) Prepayment Interest Excesses and Balloon Payment Interest Excess received on the Mortgage Loans and
         (C) Penalty Charges received on Mortgage Loans that are not Specially Serviced Mortgage Loans (but only to the extent not otherwise allocable to cover Advance Interest in respect of the related Mortgage Loan);

                  (xiii) to pay to the Special Servicer, as additional servicing compensation, all Penalty Charges received on any Specially Serviced Mortgage Loan (but only to the extent not otherwise allocable to pay Advance Interest in respect of the related Specially Serviced Mortgage
         Loan);

                  (xiv) to pay expenses related to the proper operation, management and maintenance of an REO Property pursuant to Section 3.17, but only out of amounts (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) relating to such REO Property;

                  (xv) to pay itself, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and REO Properties, any amounts payable to any such Person pursuant to Section 6.03;

                  (xvi) to pay, out of general collections on the Mortgage Loans and REO Properties, for (A) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii) and 3.16(a), (B) the cost of the advice of counsel contemplated by Section 3.17(a), (C) the cost of any Opinion of Counsel contemplated by Section 11.01(a) in connection with an amendment to this Agreement requested by the Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders, (D) the cost of obtaining the REO Extension contemplated by Section 3.16(a), (E) the cost of recording this Agreement in accordance with Section 11.02(a), and (F) the cost of an Appraisal obtained pursuant to Section 3.11(g) or Section 4.03(c);

                  (xvii) to pay itself, the Special Servicer, any Mortgage Loan Seller, the Conti Guarantor, or the Majority Certificateholder of the Controlling Class, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Mortgage Loan subsequent to the date of purchase; and

                  (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

                  The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

                  The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The



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                                      -69-


Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

                  (b) The Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes:

                  (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

                  (ii) to pay the Master Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11(b), interest and investment income earned in respect of amounts relating to the Trust Fund held in the Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Distribution Account for any Collection Period);

                  (iii) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

                  (iv) to pay for (A) the cost of the Opinion of Counsel contemplated by Section 11.01(a) or (c) in connection with any amendment to this Agreement requested by the Trustee, which amendment is in furtherance of the rights and interests of Certificateholders,
         (B) the cost of the Opinion of Counsel contemplated by Section 11.02(a) in connection with any recordation of this Agreement and (C) to the extent payable out of the Trust Fund, the cost of the Opinion of Counsel contemplated by Section 10.01(f);

                  (v) to (A) pay any and all federal, state and local taxes imposed on REMIC I, REMIC II or REMIC III or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1) none of the Trustee, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g) or (2) any such Person that may be so liable has failed to make the required payment, and (B) reimburse the Trustee for reasonable expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(c); and

                  (vi) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

                  SECTION 3.06. Investment of Funds in the Certificate Account and the Distribution Account.

                  (a) The Master Servicer may direct any depository institution maintaining the Certificate Account or the Distribution Account (each, for purposes of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon, and
(ii) no later than the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer, on behalf of the Trustee, shall maintain continuous possession of any Permitted Investment of amounts in the Certificate Account that is either (i) a "certificated security", as such term is defined in the Uniform Commercial Code of any applicable jurisdiction (the "UCC"), or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer shall constitute possession by a person designated by the Trustee for purposes of Section 8-313 of the UCC and possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law. The Trustee shall have sole control (except with respect to investment direction) over Permitted Investments of amounts in the Distribution Account. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account) or the Trustee (in the case of the Distribution Account) shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) Interest and investment income realized on funds deposited in each of the Certificate Account and the Distribution Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.05(a) or 3.05(b), as the case may be. In the event that any loss shall be incurred in respect of any Permitted Investment on deposit in either the Certificate Account or the Distribution Account, the Master Servicer shall deposit therein, no later than the end of the Collection Period during which such loss was incurred, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for such Collection Period.

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

                  (a) Each of the Master Servicer (in the case of Mortgage Loans other than Specially Serviced Mortgage Loans) and the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall use reasonable efforts to cause each Mortgagor to maintain in respect of the related Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as appropriate, shall impose such insurance requirements as are consistent with its normal servicing procedures. If a Mortgagor fails to maintain such insurance, the Master Servicer shall obtain such insurance (which may be through a master or single interest policy) from insurers whose claims-paying ability is rated at least investment grade by each Rating Agency. The cost (including any deductible relating to such insurance) of such insurance (or in the case of a master or single interest policy, the incremental cost (including any deductible relating to such insurance) of such insurance relating to the specific Mortgaged Property), shall be a Servicing Advance and shall be recoverable by the Master Servicer pursuant to Section 3.05(a). If at any time a Mortgaged Property is located in an area identified in the Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards or it becomes located in such area by virtue of remapping conducted by such agency (and flood insurance has been made available), the Master Servicer shall, if and to the extent that the Mortgage Loan requires the Mortgagor or permits the mortgagee to require the Mortgagor to do so, cause the related Mortgagor to maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in the maximum amount of insurance coverage available under the National Flood Insurance Act or 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended, unless otherwise specified by the related Mortgage Loan. If (i) the Mortgagor is required by the terms of the Mortgage Loan to maintain such insurance (or becomes obligated by virtue of the related Mortgaged Property becoming located in such area by virtue of such remapping) or (ii) the terms of the Mortgage Loan permit the mortgagee to require the Mortgagor to obtain such insurance, the Master servicer shall promptly notify the Mortgagor of its obligation to obtain such insurance. If the Mortgagor fails to obtain such flood insurance within 120 days of such notification, the Master Servicer shall obtain such insurance, the cost of which shall be a Servicing Advance and shall be recoverable by the Master Servicer pursuant to Section 3.05(a); provided that the Master Servicer shall not be required to incur any such cost if such advance would constitute a Nonrecoverable Servicing Advance. Subject to Section 3.17(a), the Special Servicer shall also use reasonable efforts to cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage. All such insurance policies shall contain a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of Mortgaged Properties) or the Special Servicer (in the case of REO Properties) on behalf of the Trustee, and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Master Servicer's or the Special Servicer's, as the case may be, normal servicing procedures) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a). Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the outstanding principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit, but shall be recoverable by the Master Servicer as a Servicing Advance pursuant to Section 3.05(a).

                  (b) If the Master Servicer or the Special Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties and/or REO Properties for which it is responsible to cause the maintenance of insurance hereunder, then, to the extent such policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on such Mortgaged Properties and/or REO Properties. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on a Mortgaged Property or an REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy, promptly deposit into the Certificate Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket policy because of such deductible clause. The Master Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

                  (c) Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering its officers and employees and other persons acting on behalf of it in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master

Servicer or Special Servicer, as the case may be, if the Master Servicer or Special Servicer, as the case may be, were servicing and administering the Mortgage Loans and/or REO Properties for which it is responsible hereunder for FNMA or FHLMC. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of such Person and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this
Section 3.07(c).

                  (d) All insurance coverage required to be maintained under this Section 3.07 shall be obtained from Qualified Insurers having a claims-paying rating of not less than BBB by Standard & Poor's and its equivalent by Moody's.

                  SECTION 3.08. Enforcement of Due-On-Sale Clauses; Assumption Agreements; Subordinate Financing.

                  (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                  (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

                  (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or, in the case of a Specially Serviced Mortgage Loan, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 3.20(a)(iii), waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Master Servicer's or Special Servicer's, as the case may be, normal servicing procedures. In the event that the Master Servicer or Special Servicer intends or is required, in accordance with the preceding sentence, the Mortgage Loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Master Servicer or the Special Servicer, as the case may be, if consistent with the Master Servicer's or Special Servicer's, as the case may be, normal servicing procedures, may enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it (but only to the extent that charging such fee will not be a significant modification of the Mortgage Loan for purposes of the REMIC Provisions). The Master Servicer or the Special Servicer, as the case may be, shall promptly notify the Trustee of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File.

                  (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                  (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

                  (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or, in the case of a Specially Serviced Mortgage Loan, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 3.20(a)(iii), and with the written confirmation from each Rating Agency that such waiver will not result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or
(y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Master Servicer's or Special Servicer's, as the case may be, normal servicing procedures.

                  (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

                  (d) Except as otherwise permitted by Section 3.20, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

                  SECTION 3.09.  Realization Upon Defaulted Mortgage Loans.

                  (a) Subject to Section 3.20, the Master Servicer shall notify the Special Servicer of any Mortgage Loan that is in default, and the Special Servicer shall monitor such Mortgage Loan, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if, in the Special Servicer's judgment, cure is likely, and take such other actions as are consistent with the Special Servicer's normal servicing procedures. If, in the Special Servicer's judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Defaulted Mortgage Loan has not been released from the Trust Fund pursuant to any provision hereof, then the Special Servicer shall, subject to subsections (b) through (d) of this Section 3.09, exercise reasonable efforts, consistent with the Special Servicer's normal servicing procedures, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loan. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer and the Special Servicer shall have the right but not the obligation to expend its own funds toward the restoration of such property if it shall determine in its reasonable discretion (i) that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Master Servicer or Special Servicer, as the case may be, out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a). The Special Servicer (or, subject to Section 3.19(c), the Master Servicer) shall be responsible for all other costs and expenses incurred by it in any such proceedings, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a) and further subject to its being entitled to pay out of the related Liquidation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged Property, the Special Servicer shall make such selection in a manner consistent with the Servicing Standard. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its sole judgment taking into account the factors described in Section 3.18(e) and the results of any Appraisal obtained pursuant to this Agreement, all such bids to be made in a manner consistent with the Special Servicer's normal servicing procedures. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Master Servicer or the Special Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property (the cost of which Appraisal shall be covered by, and reimbursable as, a Servicing Advance).

                  (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan) unless either:

                  (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Trust Fund under the REMIC Provisions or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any Mortgaged Property, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously received an Environmental Assessment in respect of such Mortgaged Property prepared by a Person who regularly conducts Environmental Assessments and the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such Environmental Assessment, determines that:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that acquiring such Mortgaged Property and taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not acquiring such Mortgaged Property and not taking such actions; and

                  (ii) there are no circumstances or conditions present at the Mortgaged property relating to the use, management or disposal of Hazardous Materials for which investigations, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that acquiring such Mortgaged Property and taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not acquiring such Mortgaged Property and not taking such actions.

The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence, may be withdrawn from the Certificate Account by the Master Servicer as an expense of the Trust Fund pursuant to
Section 3.05(a); and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund, perform such additional environmental testing as are consistent with its normal servicing procedures to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied.

                  (d) If the environmental testing contemplated by subsection
(c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

                  (e) The Special Servicer shall provide written reports to the Trustee, the Master Servicer and the Certificateholders monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earliest to occur of satisfaction of both such conditions, removal of the related Mortgage Loan from the Trust Fund and release of the lien of the related Mortgage on such Mortgaged Property.

                  (f) The Special Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed. The Special Servicer shall deliver a copy of any such report to the Trustee.

                  (g) The Special Servicer shall have the right to determine, in accordance with the Special Servicer's normal servicing procedures, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action.

                  (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee no later than the 10th Business Day following such Final Recovery Determination.

                  SECTION 3.10.  Trustee to Cooperate; Release of Mortgage
                                 Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or the Special Servicer, whichever requested it. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

                  (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer may deliver to the Trustee a

Request for Release signed by a Servicing Officer thereof. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

                  (c) Within three Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.11.  Servicing Compensation.

                  (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan and REO Loan. As to each Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue from time to time at the Master Servicing Fee Rate and shall be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Master Servicing Fee shall be payable monthly, on a loanby-loan basis, from payments of interest on each Mortgage Loan, REO Revenues allocable as interest on each REO Loan and the interest portion of Delinquency Advances on each Mortgage Loan and REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  (b) Additional servicing compensation in the form of assumption fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, may be retained by the Master Servicer and are not required to be deposited in the Certificate Account. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) any Prepayment Interest Excesses, Balloon Payment Interest Excesses, and, to the extent not applied to cover Advance Interest in respect of the Mortgage Loan and further to the extent received on Mortgage Loans other than Specially Serviced Mortgage Loans, any Penalty Charges collected on the Mortgage Loans; (ii) interest or other income earned on deposits in the Certificate Account and the Distribution Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such Investment Account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law or under the related Mortgage, any interest or other income earned on deposits in the Servicing Accounts maintained thereby. The Master Servicer shall be required to pay out of its own funds all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of Sub-Servicers retained by it and the premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement. The Master Servicer shall pay all surveillance fees payable to the Rating Agencies, the Trustee Fee and the Special Servicer Standby Fee out of its Master Servicing Fee without right of reimbursement.

                  (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and each REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the basis of the same principal amount and for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof. As to each Specially Serviced Mortgage Loan and each REO Loan, earned but unpaid Special Servicing Fees shall be payable monthly out of the same sources and at the same time (but separate from) Master Servicing Fees payable to the Master Servicer in respect of such Specially Serviced Mortgage Loan or REO Loan.

                  As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, each collection of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

                  As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff or any Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Special Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 3.18 or by the Master Servicer or the Depositor pursuant to Section 3.18 or Section 9.01). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full or discounted payoff and/or such Liquidation Proceeds. The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable from, or based upon the receipt of, Liquidation Proceeds collected as a result of any purchase of a Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph; provided, however, that if any such Liquidation Proceeds are received with respect to any Corrected Mortgaged Loan, and the Special Servicer is properly entitled to a Workout Fee therefrom, such Workout Fee will be payable based on and from the portion of such Liquidation Proceeds that constitute principal and/or interest.

                  Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds on or with respect to such Mortgage Loan.

                  As further compensation for its activities hereunder, the Special Servicer will also be entitled to receive the Special Servicer Standby Fee. The Special Servicer Standby Fee will accrue with respect to each Mortgage Loan (whether or not it is a Specially Serviced Mortgage Loan or a Mortgage Loan as to which the related Mortgaged Property has become an REO Property), at the Special Servicer Standby Fee Rate on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Mortgage Loan is computed, and will be payable by the Master Servicer out of its Master Servicing Fee with respect to such Mortgage Loan for each Collection Period.

                  The Special Servicer's right to receive the Special Servicing Fee, the Special Servicer Standby Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

                  (d) Additional servicing compensation in the form of assumption fees and modification fees received on or with respect to Specially Serviced Mortgage Loans shall be promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). Additional servicing compensation in the form of assumption fees and modification fees that the Master Servicer is entitled to and that are collected by the Special Servicer, shall be paid promptly to the Master Servicer by the Special Servicer. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained thereby; and (ii) to the extent not required to be paid to the Master Servicer as additional servicing compensation pursuant to Section 3.11(b) and not otherwise allocable to cover Advance Interest in respect of the related Specially Serviced Mortgage Loan, any Penalty Charges collected on the Specially Serviced Mortgage Loans. The Special Servicer shall be required to pay out of its own funds all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicers retained by it and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Special Servicer shall not be entitled to reimbursement except as expressly provided in this Agreement.

                  (e) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within 15 days after such Advance is required to be made, the Trustee shall (subject to Section 3.11(g) below), make such Advance.

                  (f) The Master Servicer, the Special Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby for so long as such Servicing Advance is outstanding, payable, FIRST, out of Penalty Charges received on the Mortgage Loan or REO Loan as to which such Servicing Advance was made and, THEN, once such Servicing Advance has been reimbursed, out of general collections on the Mortgage Loans and REO Properties.

                  (g) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer or the Trustee shall be required to make any Servicing Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance. In addition, Nonrecoverable Servicing Advances shall be reimbursable pursuant to
Section 3.05 out of general collections on the Mortgage Loans and REO Properties on deposit in the Certificate Account. The determination by the Master Servicer, the Special Servicer or, if applicable, the Trustee, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered promptly to the

Trustee (or, if applicable, retained thereby) and the Depositor, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information, including, without limitation, engineers' reports, environmental surveys, inspection reports, rent rolls, income and expense statements or similar reports, that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Servicing Advance.

                  SECTION 3.12.  Inspections; Collection of Financial
                                 Statements.

                  (a) The Master Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property (other than Mortgaged Properties constituting collateral for Specially Serviced Mortgaged Loans) at such times and in such manner as are consistent with the Master Servicer's normal servicing procedures, but in any event at least once every two years (or, if the related Mortgage Loan has a current balance of greater than $5,000,000, at least once every year). The Master Servicer shall prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property evident from such inspection that the Master Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged Property evident from such inspection that the Master Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Master Servicer shall deliver to the Trustee a copy of each such written report within 60 days of its preparation.

                  (b) The Special Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property constituting collateral for a Specially Serviced Mortgage Loan at such times and in such manner as are consistent with the Special Servicer's normal servicing procedures, but in any event at least once per calendar year. If any Mortgage Loan becomes a Specially Serviced Mortgage Loan, then as soon as practicable (and in any event within 90 days thereafter) the Special Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property constituting collateral for such Mortgage Loan. The Special Servicer shall prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property evident from such inspection that the Special Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged Property evident from such inspection that the Special Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Special Servicer shall deliver to the Trustee and the Master Servicer a copy of each such written report within 60 days of its preparation.

                  (c) The Master Servicer (or, in the case of Specially Serviced Mortgage Loans, the Special Servicer) shall make reasonable efforts to collect promptly from each Mortgagor quarterly and annual operating statements and rent rolls of the related Mortgaged Property, and financial statements of such Mortgagor, if delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall obtain quarterly and annual operating statements and rent rolls with respect to each REO Property. The Master Servicer and Special Servicer shall each deliver copies of the collected items to the other such party and the Trustee in each case within 10 days of its receipt thereof.

                  SECTION 3.13.  Annual Statement as to Compliance.

                  Each of the Master Servicer and the Special Servicer will deliver to the Trustee, with a copy to the Depositor, on or before March 31st of each year, beginning March 31, 1998, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of the Trust Fund as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee pursuant to Section 8.12 hereof.

                  SECTION 3.14.  Reports by Independent Public Accountants.

                  On or before April 15 of each year, beginning April 15, 1998 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), the Master Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer) and that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and to the Depositor to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer, which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

                  The Special Servicer will deliver an annual accountants' report only if, and in such form as may be, requested by the Rating Agencies.

                  The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act.

                  SECTION 3.15.  Access to Certain Information.

                  Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the Trustee, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

                  SECTION 3.16.  Title to REO Property.

                  (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property within two years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the second anniversary of such acquisition will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special

Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such period longer than two years as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

                   (b) The Special Servicer shall deposit, or cause to be deposited, in the Certificate Account, or shall deliver to the Master Servicer (which shall deposit such amounts into the Certificate Account), upon receipt, all REO Revenues (net of the fees of any property manager payable therefrom), Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property, subject to withdrawal pursuant to Section 3.05(a).

                  SECTION 3.17.  Management of REO Property.

                  (a) Prior to the acquisition of title to any Mortgaged Property securing a Defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review, in its good faith and reasonable judgment, that:

                         (i) None of the income from Directly Operating such
                  Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                        (ii) Directly Operating such Mortgaged Property as an
                  REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially feasible) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

                       (iii) Directly Operating such property as REO Property
                  could result in income subject to an REO Tax and, in the good faith and reasonable judgment of the Special Servicer, that no commercially feasible means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Trustee, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the Special Servicer of the Trust Fund's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

                  The Special Servicer's decision as to how each REO Property shall be managed and operated shall in any event be based on the good faith and reasonable judgment of the Special Servicer as to which means would (to the extent commercially feasible) maximize the net after-tax REO Revenues received by the Trust Fund with respect to such property without materially and adversely affecting the Special Servicer's ability to sell such REO Property in accordance with this Agreement and, to the extent consistent with the foregoing, in accordance with the same manner that the Special Servicer would operate and manage such REO Property if it were owned by the Special Servicer. Both the Special Servicer and the Trustee may consult with counsel knowledgeable in such matters at the expense of the Trust Fund in connection with determinations required under this Section 3.17(a). Neither the Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust Fund, the other parties hereto or each other for errors in judgment made in good faith in the reasonable exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) or, to the extent it relates to federal income tax consequences for the Trust Fund, Section 3.17(b) below. Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 3.18.

                  (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as permitted by Section 3.17(a), result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment) and, consistent therewith, shall direct the Master Servicer to withdraw from the Certificate Account, to the extent of amounts on deposit therein with respect to each REO Property, and deliver to the Special Servicer (for appropriate application), funds necessary for the proper operation, management and maintenance of such REO Property, including, without limitation:

                           (i) all insurance premiums due and payable in respect
                  of such REO Property;

                           (ii) all real estate taxes and assessments in respect
                  of such REO Property that may result in the imposition of a lien thereon;

                           (iii) any ground rents in respect of such REO
                  Property; and

                           (iv) all costs and expenses necessary to maintain
                  such REO Property.

To the extent that amounts on deposit in the Certificate Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) -
(iv) above with respect to such REO Property, the Special Servicer shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee) the Special Servicer would not make such advances if the Special Servicer owned such REO Property or if such advances would, if made, constitute Nonrecoverable Servicing Advances; provided, however, that the Special Servicer shall make any such Servicing Advance if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings and such advance will be deemed to constitute a recoverable Servicing Advance.

                  (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                           (i) the terms and conditions of any such contract may
                  not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                           (ii) the fees of such Independent Contractor (which
                  shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the REO Property;

                           (iii) any such contract shall require, or shall be
                  administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (b) hereof, and
                  (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                           (iv) none of the provisions of this Section 3.17(c)
                  relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                           (v) the Special Servicer shall be obligated with
                  respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 3.18. Sale of Defaulted Mortgage Loans and REO Properties.

                  (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01.

                  (b) In the event that any Mortgage Loan becomes a Defaulted Mortgage Loan and the Special Servicer has determined in good faith that such Defaulted Mortgage Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so notify, in writing, the Master Servicer and the Trustee, and the Trustee shall so notify, in writing, within 10 days after receipt of its notice, the Holders of the Controlling Class. The Majority Certificateholder of the Controlling Class may at its (or their) option purchase from the Trust Fund, at a price equal to the Purchase Price, any such Defaulted Mortgage Loan. The Purchase Price for any Defaulted Mortgage Loan purchased hereunder shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Majority Certificateholder of the Controlling Class (or any designee thereof) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Majority Certificateholder of the Controlling Class (or any designee thereof) ownership of such Defaulted Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Credit File to such Certificateholder(s).

                  (c) If the Majority Certificateholder of the Controlling Class has not purchased any Defaulted Mortgage Loan within 15 days of its having received notice in respect thereof pursuant to the immediately preceding subsection (b), either the Special Servicer or, subject to the Special Servicer's prior rights in such regard, the Master Servicer may at its option purchase such Defaulted Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price. The

Purchase Price for any Defaulted Mortgage Loan purchased hereunder shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Master Servicer or the Special Servicer, as applicable, such Defaulted Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Credit File to the Master Servicer.

                  (d) The Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased by the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer pursuant to subsection (b) or (c) above, if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery to Certificateholders on a present value basis than would liquidation of the related Mortgaged Property. Such offering shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title, loan status, condition and similar customary matters, if liability for breach thereof is limited to recourse against the Trust Fund) for a period of not less than 10 days or more than 90 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust Fund, the Special Servicer shall accept the highest cash offer received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any offer determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09 and, otherwise, in accordance with its normal servicing practices.

                  The Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). The Special Servicer shall accept the first (and, if multiple bids are contemporaneously received, highest) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO Property within the time constraints imposed by
Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

                  The Special Servicer shall give the Trustee and the Master Servicer not less than three Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property. No Interested Person shall be obligated to submit a bid to purchase any Defaulted Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

                  (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of
Section 3.18(d), shall be determined by the Special Servicer, if the highest bidder is a Person other than an Interested Person, and by the Trustee, if the highest bidder is an Interested Person. In determining whether any offer received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 12-month period or, in the absence of any such Appraisal, on a narrative appraisal prepared by a Qualified Appraiser, retained by the Special Servicer. Such appraiser shall be selected by the Special Servicer if the Special Servicer is not making an offer with respect to a Defaulted Mortgage Loan or REO Property and shall be selected by the Master Servicer if the Special Servicer is making such an offer. The cost of any such narrative appraisal shall be covered by, and shall be reimbursable as, a Servicing Advance. In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any Defaulted Mortgage Loan or REO Property shall in all cases be deemed a fair price.

                  (f) Subject to subsections (a) through (e) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Certificate Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust Fund (except such recourse imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

                  (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless, as evidenced by an Opinion of Counsel, changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (h) Notwithstanding any of the foregoing paragraphs of this
Section 3.18, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders, and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

                  SECTION 3.19.  Additional Obligations of the Master Servicer.

                  (a) In connection with each Adjustable Rate Mortgage Loan (and, if and to the extent applicable, any successor REO Loan), the Master Servicer shall calculate adjustments in the Mortgage Rate and the Monthly Payment and shall notify the Mortgagor of such adjustments, all in accordance with the Mortgage Note and applicable law. In the event the Index for any Adjustable Rate Mortgage Loan (or successor REO Loan) is not published or is otherwise unavailable, the Master Servicer shall select a comparable alternative index with respect to such Mortgage Loan (or successor REO Loan) over which it has no direct control, which is readily verifiable and which is acceptable under the terms of the related Mortgage Note. For so long as any of the Group 1 Loans identified on the Mortgage Loan Schedule by loan numbers 1, 2, 3, 5, and 6 are part of the Trust Fund, the Master Servicer shall calculate on each Formula 1 LIBOR Determination Date and promptly report to the Trustee the value of SixMonth LIBOR (Formula 1) and, thereafter, the Trustee shall calculate Six-Month LIBOR (Formula 1).

                  (b) The Master Servicer and the Special Servicer shall each deliver to the other and to the Trustee (for inclusion in the Mortgage File) copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property.

                  (c) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, subject to the second following paragraph, to reimburse the Special Servicer for any Servicing Advances made by but not previously reimbursed to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten (10) days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(c), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer originally made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance.

                  Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer is required under this Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not materially and adversely affect the interests of any Certificateholder. Subject to the following paragraph, the Master Servicer shall have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within ten days of the Master Servicer's receipt of such request. The Special Servicer shall be relieved of any obligations with respect to an Advance that it requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

                  Notwithstanding the foregoing provisions of this Section 3.19(c), the Master Servicer shall not be required to make at the Special Servicer's direction, or to reimburse the Special Servicer for, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special Servicer is directing the Master Servicer to make or to reimburse to the Special Servicer hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination. Such notice shall not obligate the Special Servicer to make any such proposed Servicing Advance.

                  (d) Upon the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan, (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan and (iv) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan and any related REO Loan, a "Required Appraisal Loan"), the Master Servicer or Special Servicer, as applicable, shall request and, within 30 days of the occurrence of such event (or such longer period as the Master Servicer or the Special Servicer, as applicable, is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such) obtain an Appraisal of the related Mortgaged Property; unless an Appraisal thereof had previously been obtained within the prior twelve months. The cost of such Appraisal shall be covered by, and reimbursable as, a Servicing Advance.

                  With respect to each Required Appraisal Loan (unless such loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months), the Special Servicer shall, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, order an update of the prior Appraisal (the cost of which will be covered by, and reimbursable as, a Servicing Advance). Based upon such Appraisal, the Special Servicer shall redetermine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such loan.

                  (e) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Delinquency Advance Date, without any right of reimbursement therefor, an amount equal to the aggregate of all Balloon Payment Interest Shortfalls incurred in connection with Balloon Payments received in respect of the Mortgage Pool during the most recently ended Collection Period.

                  (f) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Delinquency Advance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) that portion of the aggregate Master Servicing Fees received by the Master Servicer during such Collection Period that is, in the case of each Mortgage Loan and REO Loan, calculated at 0.055% per annum.

                  SECTION 3.20.  Modifications, Waivers, Amendments and
                                 Consents.

                  (a) The Master Servicer and the Special Servicer each may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer hereunder, without the consent of the Trustee or, except as contemplated by clause (ii) below, any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

                  (i) other than as provided in Sections 3.02 and 3.08, the Master Servicer (in such capacity) shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's good faith and reasonable judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; the Special Servicer (in such capacity) may, however, agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if, in the Special Servicer's reasonable and good faith judgment, a material default on such Mortgage Loan has occurred or a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis, than would liquidation;

                  (ii) if any Person has been selected and is serving as Extension Adviser, the Special Servicer may not extend the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Mortgage Loan for more than thirty-six months beyond its Stated Maturity Date unless such Extension Adviser has approved or is deemed to have approved such extension pursuant to Section 3.26;

                  (iii) the Master Servicer may not extend the Stated Maturity Date of any Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date;

                  (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would (A) cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day of any such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

                  (v) neither the Master Servicer nor the Special Servicer shall permit any Mortgagor to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as the case may be, shall have first determined, in its reasonable and good faith judgment, based upon an Environmental Assessment (and such additional environmental testing as the Master Servicer or Special Servicer, as the case may be, deems necessary and appropriate) prepared by an Independent Person who regularly conducts Environmental Assessments (and such additional environmental testing), at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

                  (vi) neither the Master Servicer nor the Special Servicer shall release or substitute any collateral securing an outstanding Mortgage Loan except as provided in Section 3.09(d) and except in the case of a release where (A) the use of the collateral to be released will not, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, (B) there is a corresponding principal paydown of such Mortgage Loan in an amount at least equal to, or a delivery of substitute collateral with an appraised value at least equal to, the appraised value of the collateral to be released, (C) the remaining Mortgaged Property and any substitute collateral is, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (D) such release and/or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed in writing by each Rating Agency);

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (vi) above shall not apply to any modification of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Closing Date, and (y) notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar. Neither the Master Servicer nor the Special Servicer may extend the Maturity Date on any Mortgage Loan except pursuant to this Section 3.20(a) or as otherwise required under the related loan documents.

                  (b) The Special Servicer shall have no liability to the Trust Fund, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Special Servicer and the Special Servicer was not negligent in ascertaining the pertinent facts.

                  (c) Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

                  (d) The Master Servicer and, with respect to a Specially Serviced Mortgaged Loan, the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or the Special Servicer's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable or customary fee (not to exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

                  (e) All modifications, waivers and amendments of the Mortgage Loans entered into pursuant to this Section 3.20 shall be in writing.

                  (f) Each of the Master Servicer and the Special Servicer shall notify the Trustee and such other party, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business
Days) following the execution thereof.

                  SECTION 3.21. Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

                  (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall promptly give notice thereof, and deliver the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The Special Servicer may, as to any delinquent Mortgage Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, request and obtain the foregoing documents and information.

                  Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall promptly give notice thereof, and return the related Servicing File, to the Master Servicer and upon giving such notice, and returning such Servicing File, to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan in accordance with this Agreement shall resume.

                  Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the billing and collection, accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided that the Special Servicer shall establish procedures for the Master Servicer as to the application of receipts and tendered payments and shall have the exclusive responsibility for and authority over all contacts with and notices to Mortgagors and similar matters relating to each Specially Serviced Mortgage Loan and the related Mortgaged Property.

                  (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

                  (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person's part.

                  SECTION 3.22.  Sub-Servicing Agreements.

                  (a) The Master Servicer and the Special Servicer may each enter into SubServicing Agreements for the servicing and administration of all or a part of the Mortgage Loans for which it is responsible hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement and shall provide that the Sub-Servicer will maintain errors and omissions insurance and fidelity bond coverage as required of the Master Servicer or the Special Servicer (whichever retained it) under Section 3.07 hereof; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer be the Master Servicer or Special Servicer, as applicable, hereunder (including, without limitation, by reason of an Event of Default or their termination hereunder), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement; (iii) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that (if the Master Servicer and the Special Servicer are not the same Person) such agreement shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan; and (iv) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or REO Properties and expressly or effectively provides that (if the Master Servicer and the Special Servicer are not the same Person) such agreement shall terminate with respect to any such Mortgage Loan that becomes a Corrected Mortgage Loan. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer, as the case may be, hereunder to make Servicing Advances and Delinquency Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(f) or Section 4.03(d), as applicable, such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when the Sub-Servicer receives such payment. The Master Servicer and the Special Servicer each shall notify the Trustee and the Depositor and such other party in writing promptly of the appointment of any Sub-Servicer. The Master Servicer and the Special Servicer each shall deliver to the Trustee copies of all SubServicing Agreements, and any amendments thereto and modifications thereof, promptly upon its execution and delivery of such documents.

                  (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

                  (c) As part of its servicing activities hereunder, the Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer retained by it under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as the case may be, would require were it the owner of the Mortgage Loans. The Master Servicer and the Special Servicer each shall have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

                  (d) In the event the Trustee or its designee assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

                  (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer each shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible.

                  SECTION 3.23. Designation of Special Servicer by the Majority Certificateholder of the Controlling Class.

                  The Certificateholders entitled to a majority of the Voting Rights allocated to the Controlling Class, may at any time and from time to time replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Holders shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation, subject to the approval of the Trustee, which approval shall not be unreasonably withheld. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the Trustee approves the designated Person (based upon the servicing qualifications and financial condition of such designated Person) as a replacement Special Servicer, which approval shall not be unreasonably withheld, the designated Person shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from the Rating Agencies stating that if the designated Person were to serve as Special Servicer hereunder, none of the then-current ratings of the outstanding Classes of the Certificates would be qualified, downgraded or withdrawn; (ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer or the Holders that made the designation) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.23 and all other applicable provisions of this Agreement, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, and (ii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been deposited in the Certificate Account or delivered by the Special Servicer to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

                  SECTION 3.24.  Extension Adviser; Elections.

                  (a) The Holder or Holders of Certificates representing more than 50% by Certificate Principal Balance of all the Registered Certificates with Certificate Principal Balances (exclusive, if applicable, of the Controlling Class and any Class of Registered Certificates subordinate to the Controlling Class) shall be entitled to elect an extension adviser having the rights and powers specified in Section 3.26 (the "EXTENSION ADVISER") and/or to replace an existing Extension Adviser, all as provided in this Section 3.24. Upon (i) the receipt by the Trustee of written requests for an election of an Extension Adviser from the Holder or Holders of Certificates representing more than 50% by Certificate Principal Balance of all the Registered Certificates with Certificate Principal Balances (exclusive, if applicable, of the Controlling Class and any Class of Registered Certificates subordinate to the Controlling Class) or (ii) the resignation or removal of the Person acting as Extension Adviser, an election of an Extension Adviser shall be held commencing as soon as practicable thereafter. The Extension Adviser shall be elected for the purpose of approving the actions of the Special Servicer specified herein in respect of extending the maturity of any Specially Serviced Mortgage Loan beyond the third anniversary of its Stated Maturity Date. The Extension Advisor shall not be entitled to any compensation payable out of the Trust Fund or by the Master Servicer, the Special Servicer, the Depositor or the Trustee (in their respective capacities as such).

                  (b) After any such receipt, resignation or removal contemplated by Section 3.24(a), the Trustee shall call a meeting of the Holders of all Registered Certificates with Certificate Principal Balances (exclusive of the Controlling Class, if applicable, and any Class of Registered Certificates subordinate to the Controlling Class). Notice of the meeting of such Holders shall be mailed or delivered to each such Holder not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. Holders of the Certificates representing a majority of the Voting Rights allocated to the applicable Class or Classes, present themselves or represented by proxy, shall constitute a quorum for the nomination of an Extension Adviser, as the case may be. At the meeting, each such Holder shall be entitled to nominate one Person to act as Extension Adviser. The Trustee shall cause the election of the Extension Adviser to be held as soon thereafter as convenient and in such manner as the Trustee shall reasonably determine.

                  (c) Each Holder of Registered Certificates with a Certificate Principal Balance (exclusive, if applicable, of Registered Certificates of the Controlling Class and any Class of Registered Certificates subordinate to the Controlling Class) shall be entitled to vote in each election of the Extension Adviser. Immediately upon receipt by the Trustee of written votes (which have not been rescinded) from the Holders of Certificates representing more than 50% by Certificate Principal Balance of all the Registered Certificates with Certificate Principal Balances (exclusive of the Controlling Class, if applicable, and any Class of Registered Certificates subordinate to the Controlling Class) which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Extension Adviser. Prior to the initial election of an Extension Adviser, First Security Commercial Mortgage L.P. shall act as the Extension Adviser. Notwithstanding anything to the contrary herein, the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain approval from an Extension Adviser prior to acting, and provisions of this Agreement relating thereto or requiring such shall be of no effect, in any event during any such period that there is no Extension Adviser.

                  (d) The Extension Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of the Holders of Certificates representing more than 50% by Certificate Principal Balance of all the Registered Certificates with Certificate Principal Balances (exclusive of the Controlling Class, if applicable, and any Class of Registered Certificates subordinate to the Controlling Class).

                  (e) The Trustee shall act as judge of each election of an Extension Adviser and, absent manifest error, the determination of the results of any such election by the Trustee shall be conclusive. Notwithstanding any other provisions of this Section 3.24, the Trustee may make such reasonable regulations as it may deem advisable for any such election.

                  SECTION 3.25.  Limitation on Liability of Extension Adviser.

                  The Extension Adviser may act solely as a representative of the interests of the Certificateholders entitled to vote in the election thereof. The Extension Adviser shall not have any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors of judgment made in good faith by the Extension Advisor unless it is proved that the Extension Advisor was negligent in ascertaining the pertinent facts. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Extension Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Extension Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, and each Certificateholder agrees to take no action against the Extension Adviser or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

                  SECTION 3.26.  Duties of Extension Adviser.

                  If there is an Extension Adviser, the Special Servicer may not extend the maturity of any Specially Serviced Mortgage Loan beyond the third anniversary of its Stated Maturity Date, unless: (i) the Special Servicer has notified the Extension Adviser of its intention to take such action and has supplied the Extension Adviser with such information as the Extension Adviser may reasonably request to allow the Extension Adviser to make an informed decision; and (ii) the Extension Adviser has not objected to such extension in writing within ten days of receiving from the Special Servicer written notice thereof and sufficient information to make an informed decision (if such written objection to such extension has not been received by the Special Servicer within such ten-day period, then the Extension Adviser's approval will be deemed to have been given). In addition, the Extension Adviser shall be entitled to confirm to its reasonable satisfaction that all conditions precedent to the granting of any such extension set forth in this Agreement have been satisfied.

                  SECTION 3.27. Special Servicer to Cooperate with the Extension Adviser.

                  (a) The Special Servicer shall, with respect to any proposed extension of the maturity of any Specially Serviced Mortgage Loan beyond the third anniversary of its Stated Maturity Date, prepare and deliver to the Extension Adviser a summary of such proposed action and an analysis of whether such action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than liquidation of such Mortgage Loan. Such analysis shall specify the basis on which the Special Servicer has made such determination, including the status of any existing material default or the grounds for concluding that a payment default is reasonably foreseeable.

                  (b) All correspondence and communications with or from the Extension Adviser may be conducted with or from the officers or employees of the Extension Adviser whose names appear on a list of officers or employees furnished to the Special Servicer by the Extension Adviser, as such list may from time to time be amended.

                  (c) Any and all reports provided by the Special Servicer to the Extension Adviser shall also be delivered to the Trustee.

                  SECTION 3.28. Representations and Warranties of the Master Servicer and the Special Servicer.

                  GMACCM, in its capacity as both Master Servicer and Special Servicer hereunder hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, as of the Closing Date, that:

                  (i) GMACCM is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and GMACCM is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by GMACCM, and the performance and compliance with the terms of this Agreement by GMACCM, will not violate GMACCM's articles of incorporation and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of GMACCM, enforceable against GMACCM in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (iv) GMACCM is not in default with respect to any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of GMACCM or its properties or might have consequences that would materially affect its consequences hereunder.

                  (v) No litigation is pending or, to the best of the GMACCM's knowledge, threatened against GMACCM which would prohibit GMACCM from entering into this Agreement or, in GMACCM's good faith and reasonable judgment, is likely to materially and adversely affect the ability of GMACCM to perform its obligations under this Agreement.

                  (vi) GMACCM has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of
         Section 3.07 hereof.

                                   ARTICLE IV

               PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

                  SECTION 4.01.  Distributions.

                  (a) On each Distribution Date, the Trustee shall be deemed to apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                    (i) to pay interest to REMIC II in respect of the various REMIC I Regular Interests, up to an amount equal to, and PRO RATA in accordance with, all Uncertificated Distributable Interests for each such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates;

                   (ii) to pay principal to REMIC II in respect of the various REMIC I Regular Interests, up to an amount equal to, and PRO RATA in accordance with, in the case of each such REMIC I Regular Interest for such Distribution Date, the excess, if any, of the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan or REO Loan, as the case may be, that will be outstanding immediately following such Distribution Date; and

                  (iii) to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to the various REMIC I Regular Interests, up to an amount equal to, and PRO RATA in accordance with, the Loss Reimbursement Amount for each such REMIC I Regular Interest immediately prior to such Distribution Date.

                  On each Distribution Date, the Trustee shall pay to the Holders of the Class R-I Certificates, in accordance with Section 4.01(c), that portion, if any, of the Available Distribution Amount for such date that has not otherwise been deemed paid to REMIC II in respect of the REMIC I Regular Interest pursuant to the foregoing provisions of this Section 4.01(a) (such portion, the "Class R-I Distribution Amount" for such Distribution Date).

                  On each Distribution Date, the Trustee shall be deemed to apply each Prepayment Premium then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC II in respect of the REMIC I Regular Interest that relates to the Mortgage Loan or REO Loan, as the case may be, as to which such Prepayment Premium was received.

                  All amounts (other than additional interest in the form of Prepayment Premiums) deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to this Section 4.01(a) on any Distribution Date is hereinafter referred to as the "REMIC II Distribution Amount" for such date.

         (b) On each Distribution Date, the Trustee shall be deemed to apply 0.1% of the REMIC II Distribution Amount (such 0.1% thereof, the "Sub-REMIC II Distribution Amount") for such date for the following purposes and in the following order of priority:

                  (i) to pay interest to REMIC III in respect of REMIC II Regular Interests A- 1, A-2A, A-2B, LG1, LG2 and X-1, up to an amount equal to, and PRO RATA in accordance with, (A) in the case of each of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2A and REMIC II Regular Interest A-2B, the amount of Uncertificated Distributable Interest in respect of such REMIC II Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates, (B) in the case of each of REMIC II Regular Interest LG1 and REMIC II Regular Interest LG2, 0.1% of the amount of the Class X-2 Share of the Uncertificated Distributable Interest in respect of such REMIC II Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates, and (C) in the case of REMIC II Regular Interest X-1, 0.1% of the amount of the Uncertificated Distributable Interest in respect of such REMIC II Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates;

                  (ii) to pay principal to REMIC III: (A) in respect of the Principal Distribution Amount for Loan Group 1 for such Distribution Date, first in respect of REMIC II Regular Interest A-1, second in respect of REMIC II Regular Interest A-2A, and third in respect of REMIC II Regular Interest A-2B, in each case, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC II Regular Interest and (2) the remaining portion of an amount equal to 0.1% of such Principal Distribution Amount; and (B) in respect of the Principal Distribution Amount for Loan Group 2 for such Distribution Date, first in respect of REMIC II Regular Interest A-2A, second in respect of REMIC II Regular Interest A-2B, and third in respect of REMIC II Regular Interest A-1, in each case, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC II Regular Interest and (2) the remaining portion of an amount equal to 0.1% of such Principal Distribution Amount; provided that, if the remaining portion of the Sub-REMIC II Distribution Amount for such Distribution Date that is distributable pursuant to this clause (ii), is less than 0.1% of the Aggregate Principal Distribution Amount for such date, payments pursuant to this clause (ii) in respect of the Principal Distribution Amounts with respect to the two Loan Groups shall be deemed made on a PRO RATA basis in accordance with the relative sizes of such Principal Distribution Amounts;

                  (iii) to reimburse REMIC III for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2A and REMIC II Regular Interest A-2B, up to an amount equal to, and PRO RATA as among such REMIC II Regular Interests in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such REMIC II Regular Interests and for which no reimbursement has previously been deemed paid; and

                  (iv) to make payments to REMIC III in respect of REMIC II Regular Interests B, C, D, E, F, G and H as contemplated below;

provided that, on each Distribution Date after the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interests B, C, D, E, F, G and H has been reduced to zero, and in any event on the Final Distribution Date, the payments of principal to be deemed made pursuant to clause (ii) above, will be so deemed made to REMIC III in respect of REMIC II Regular Interests A-1, A-2A and A-2B, up to an amount equal to, and PRO RATA as among such REMIC II Regular Interests in accordance with, the respective then Uncertificated Principal Balances of such REMIC II Regular Interests, and without regard to the Principal Distribution Amounts with respect to the two Loan Groups for such date.

         On each Distribution Date, following the foregoing series of deemed payments, the Trustee shall be deemed to apply the remaining portion, if any, of the Sub-REMIC II Distribution Amount for such date that was deemed applied to such payments, for the following purposes and in the following order of priority:

                  (i) to pay interest to REMIC III in respect of REMIC II Regular Interest B, up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC II Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates;

                  (ii) to pay principal to REMIC III in respect of REMIC II Regular Interest B, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC II Regular Interest and
         (2) an amount equal to 0.1% of the Aggregate Principal Distribution Amount for such Distribution Date (net of any payments of principal deemed made to REMIC III in respect of REMIC II Regular Interests A-1, A- 2A and A-2B on such Distribution Date);

                  (iii) to reimburse REMIC III for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular Interest B, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such REMIC II Regular Interest and for which no reimbursement has previously been deemed paid;

                  (iv) to pay interest to REMIC III in respect of REMIC II Regular Interest C, up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC II Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates;

                  (v) to pay principal to REMIC III in respect of REMIC II Regular Interest C, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC II Regular Interest and
         (2) an amount equal to 0.1% of the Aggregate Principal Distribution Amount for such Distribution Date (net of any payments of principal deemed made to REMIC III in respect of REMIC II Regular Interests A-1, A- 2A, A-2B and B on such Distribution Date);

                  (vi) to reimburse REMIC III for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular Interest C, up to an amount equal all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such REMIC II Regular Interest and for which no reimbursement has previously been deemed paid;

                  (vii) to pay interest to REMIC III in respect of REMIC II Regular Interest D, up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC II Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates;

                  (viii) to pay principal to REMIC III in respect of REMIC II Regular Interest D, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC II Regular Interest and
         (2) an amount equal to 0.1% of the Aggregate Principal Distribution Amount for such Distribution Date (net of any payments of principal deemed made to REMIC III in respect of REMIC II Regular Interests A-1, A- 2A, A-2B, B and C on such Distribution Date);

                  (ix) to reimburse REMIC III for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular Interest D, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such REMIC II Regular Interest and for which no reimbursement has previously been deemed paid;

                  (x) to pay interest to REMIC III in respect of REMIC II Regular Interest E, up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC II Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates;

                  (xi) to pay principal to REMIC III in respect of REMIC II Regular Interest E, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC II Regular Interest and
         (2) an amount equal to 0.1% of the Aggregate Principal Distribution Amount for such Distribution Date (net of any payments of principal deemed made to REMIC III in respect of REMIC II Regular Interests A-1, A- 2A, A-2B, B, C and D on such Distribution Date);

                  (xii) to reimburse REMIC III for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular Interest E, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such REMIC II Regular Interest and for which no reimbursement has previously been deemed paid;

                  (xiii) to pay interest to REMIC III in respect of REMIC II Regular Interest F, up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC II Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates;

                  (xiv) to pay principal to REMIC III in respect of REMIC II Regular Interest F, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC II Regular Interest and
         (2) an amount equal to 0.1% of the Aggregate Principal Distribution Amount for such Distribution Amount (net of any payments of principal deemed made to REMIC III in respect of REMIC II Regular Interests A-1, A- 2A, A-2B, B, C, D and E on such Distribution Date);

                  (xv) to reimburse REMIC III for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular Interest F, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such REMIC II Regular Interest and for which no reimbursement has previously been deemed paid;

                  (xvi) to pay interest to REMIC III in respect of REMIC II Regular Interest G, up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC II Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates;

                  (xvii) to pay principal to REMIC III in respect of REMIC II Regular Interest G, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC II Regular Interest and
         (2) an amount equal to 0.1% of the Aggregate Principal Distribution Amount for such Distribution Amount (net of any payments of principal deemed made to REMIC III in respect of REMIC II Regular Interests A-1, A- 2A, A-2B, B, C, D, E and F on such Distribution Date);

                  (xviii) to reimburse REMIC III for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular Interest G, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such REMIC II Regular Interest and for which no reimbursement has previously been deemed paid;

                  (xix) to pay interest to REMIC III in respect of REMIC II Regular Interest H, up to an amount equal to all Uncertificated Distributable Interest in respect of such

         REMIC II Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates;

                  (xx) to pay principal to REMIC III in respect of REMIC II Regular Interest H, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC II Regular Interest and
         (2) an amount equal to 0.1% of the Aggregate Principal Distribution Amount for such Distribution Amount (net of any payments of principal deemed made to REMIC III in respect of REMIC II Regular Interests A-1, A- 2A, A-2B, B, C, D, E, F and G on such Distribution Date);

                  (xxi) to reimburse REMIC III for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular Interest H, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such REMIC II Regular Interest and for which no reimbursement has previously been deemed paid.

provided that, on the Final Distribution Date, the payments of principal to be deemed made pursuant to any of clauses (ii), (v), (viii), (xi), (xiv), (xvii) and (xx) above in respect of REMIC II Regular Interests B, C, D, E, F, G and H, will be so deemed made to REMIC III in respect of each such REMIC II Regular Interest, up to an amount equal to the then Uncertificated Principal Balance of such REMIC II Regular Interest, and without regard to the Principal Distribution Amounts with respect to the two Loan Groups for such date.

         On each Distribution Date, following the foregoing two series of deemed payments, the Trustee shall be deemed to apply the entire remaining REMIC II Distribution Amount (including, without limitation, any remaining portion of the Sub-REMIC II Distribution Amount) for such date not otherwise deemed applied to make such respective series of payments contemplated by the preceding two paragraphs, for the following purposes and in the following order of priority:

                  (i) to pay interest to REMIC III in respect of REMIC II Regular Interests LG1, LG2 and X-1, up to an amount equal to, and PRO RATA in accordance with, all Uncertificated Distributable Interest in respect of each such REMIC II Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates (net of any portion of such interest deemed paid on such Distribution Date pursuant to the foregoing provisions of this
         Section 4.01(a));

                  (ii) to pay principal to REMIC III: (A) in respect of REMIC II Regular Interest LG1, up to an amount equal to the excess, if any, of
         (1) the then Uncertificated Principal Balance of such REMIC II Regular Interest, over (2) an amount equal to 99.9% of the aggregate Stated Principal Balance of Loan Group 1 that will be outstanding immediately following such Distribution Date; and (B) in respect of REMIC II Regular Interest LG2, up to an amount equal to the excess, if any, of
         (1) the then Uncertificated Principal Balance of such REMIC II Regular Interest, over (2) an amount equal to 99.9% of the aggregate Stated Principal Balance of Loan Group 2 that will be outstanding immediately following such Distribution Date; provided that, if the remaining portion of the Available Distribution Amount for such Distribution Date that is distributable pursuant to this clause
         (ii), is less than the aggregate of the two excesses referred to in subclauses (A) and (B) of this clause (ii), payments pursuant to this clause (ii) in respect of REMIC II Regular Interest LG1 and REMIC II Regular Interest LG2, respectively, shall be deemed made on a PRO RATA basis in accordance with the relative sizes of such excesses; and

                  (iii) to reimburse REMIC III for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular Interest LG1 and REMIC II Regular Interest LG2, up to an amount equal to, and PRO RATA as between such REMIC II Regular Interests in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such REMIC II Regular Interests and for which no reimbursement has previously been deemed paid;

provided that, on the Final Distribution Date, the payments of principal to be deemed made pursuant to clause (ii) above, will be so deemed made to REMIC III in respect of REMIC II Regular Interests LG1 and LG2, up to an amount equal to, and PRO RATA as between such REMIC II Regular Interests in accordance with, the respective then Uncertificated Principal Balances of such REMIC II Regular Interests.

         On each Distribution Date, the Trustee shall pay to the Holders of the Class R-II Certificates, in accordance with Section 4.01(c), that portion, if any, of the REMIC II Distribution Amount for such date that has not otherwise been deemed paid to REMIC III in respect of the REMIC II Regular Interests pursuant to the foregoing provisions of this Section 4.01(b) (such portion, the "Class R-II Distribution Amount" for such Distribution Date).


         On each Distribution Date, the Trustee shall be deemed to apply all Prepayment Premiums then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC III in respect of REMIC II Regular Interest LG1, in the case of each such Prepayment Premium received with respect to a Group 1 Loan, and REMIC II Regular Interest LG2, in the case of each such Prepayment Premium received with respect to a Group 2 Loan.

                  (c) On each Distribution Date, following the deemed payments to REMIC III in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(b), the Trustee shall withdraw from the Distribution Account the Available Distribution Amount for such Distribution Date and shall apply such net amount for the following purposes and in the following order of priority:

                         (i) to pay interest to the Holders of the respective
                  Classes of Senior Certificates, in an amount equal to, and PRO RATA in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (ii) to pay principal: (A) in respect of the Principal
                  Distribution Amount for Loan Group 1 for such Distribution Date, first to the Holders of the Class A-1 Certificates, second to the Holders of the Class A-2A Certificates and third to the Holders of the Class A-2B Certificates, in each case, up to an amount equal to the lesser of (1) the then outstanding Class Principal Balance of such Class of Certificates and (2) the remaining portion, if any, of such Principal Distribution Amount; and (B) in respect of the Principal Distribution Amount for Loan Group 2 for such Distribution Date, FIRST to Holders of the Class A-2A Certificates, SECOND to the Holders of the Class A-2B Certificates and THIRD to the Holders of the Class A-1 Certificates, in each case, up to an amount equal to the lesser of (1) the then outstanding Class Principal Balance of such Class of Certificates and (2) the remaining portion, if any, of such Principal Distribution Amount; provided that, if the remaining portion of the Available Distribution Amount for such Distribution Date that is distributable pursuant to this clause (ii), is less than the Aggregate Principal Distribution Amount for such date, payments pursuant to this clause (ii) in respect of the Principal Distribution Amounts with respect to the two Loan Groups shall be made on a PRO RATA basis in accordance with the relative sizes of such Principal Distribution Amounts;

                       (iii) to reimburse the Holders of the respective Classes
                  of Class A Certificates, up to an amount equal to and PRO RATA as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

                        (iv) to make payments on the Subordinated Certificates
                  pursuant to the following paragraph;

         provided that, on each Distribution Date after the aggregate of the Class Principal Balances of the Subordinated Certificates has been reduced to zero, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and PRO RATA as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates, and without regard to the Principal Distribution Amounts with respect to the two Loan Groups for such date. References to "remaining Principal Distribution Amount" with respect to either Loan Group in clause (ii) above, shall be to the Principal Distribution Amount with respect to such Loan Group for such Distribution Date, net of any distributions of principal made in respect thereof to the Holders of each Class of Class A Certificates that pursuant to clause (ii) above have a prior right to payment with respect thereto.

         On each Distribution Date, following the foregoing series of payments on the Senior Certificates, the Trustee shall apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                         (i) to pay interest to the Holders of the Class B
                  Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (ii) if the Class Principal Balances of the Class A
                  Certificates have been reduced to zero, to pay principal to the Holders of the Class B Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Aggregate Principal Distribution Amount for such Distribution Date;

                       (iii) to reimburse the Holders of the Class B
                  Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                        (iv) to pay interest to the Holders of the Class C
                  Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                         (v) if the Class Principal Balances of the Class A and
                  Class B Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Aggregate Principal Distribution Amount for such Distribution Date;

                        (vi) to reimburse the Holders of the Class C
                  Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                       (vii) to pay interest to the Holders of the Class D
                  Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                      (viii) if the Class Principal Balances of the Class A,
                  Class B and Class C Certificates have been reduced to zero, to pay principal to the Holders of the Class D Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Aggregate Principal Distribution Amount for such Distribution Date;

                        (ix) to reimburse the Holders of the Class D
                  Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                         (x) to pay interest to the Holders of the Class E
                  Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xi) if the Class Principal Balances of the Class A,
                  Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Aggregate Principal Distribution Amount for such Distribution Date;

                       (xii) to reimburse the Holders of the Class E
                  Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                      (xiii) to pay interest to the Holders of the Class F
                  Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                       (xiv) if the Class Principal Balances of the Class A,
                  Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Aggregate Principal Distribution Amount for such Distribution Date;

                        (xv) to reimburse the Holders of the Class F
                  Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                       (xvi) to pay interest to the Holders of the Class G
                  Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                      (xvii) if the Class Principal Balances of the Class A,
                  Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Aggregate Principal Distribution Amount for such Distribution Date;

                     (xviii) to reimburse the Holders of the Class G
                  Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                       (xix) to pay interest to the Holders of the Class H
                  Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xx) if the Class Principal Balances of the Class A,
                  Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Aggregate Principal Distribution Amount for such Distribution Date;

                       (xxi) to reimburse the Holders of the Class H
                  Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                      (xxii) to make payments to the Holders of the Class R-I
                  Certificates up to the amount of the Class R-I Distribution Amount for such Distribution Date;

                      (xxiii) to make payments to the Holders of the Class R-II
                  Certificates up to the amount of the Class R-II Distribution Amount for such Distribution Date; and

                      (xxiv) to pay to the Holders of the Class R-III
                  Certificates the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (ii), (v), (viii), (xi), (xiv), (xvii) and (xx) above with respect to any Class of Principal Balance Certificates, will be so made to the Holders thereof, up to an amount equal to the entire then outstanding Class Principal Balance of such Class of Certificates, and without regard to the Principal Distribution Amounts with respect to the two Loan Groups for such date. References to "remaining Aggregate Principal Distribution Amount" in any of clauses (ii), (v), (viii), (xi), (xiv), (xvii) and (xx) above, in connection with the payments of principal to be made to the Holders of any Class of Principal Balance Certificates, shall be to the Aggregate Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each Class of Principal Balance Certificates that have a higher Payment Priority.

                           On each Distribution Date, the Trustee shall withdraw
any amounts then on deposit in the Distribution Account that represent Prepayment Premiums collected during or prior to the related Collection Period and shall distribute such amounts, in each case, subject to available funds, as additional interest, as follows:

                         (i) if such Prepayment Premium was received with respect to a Group 1 Loan, to the Holders of the Class X-1 Certificates; and

                        (ii) if such Prepayment Premium was received with respect to a Group 2 Loan:

                           FIRST, on a PRO RATA basis in accordance with their respective entitlements: (A) to the Holders of the Class X-2 Certificates, up to an amount (not less than zero) equal to (1) the present value (discounted at the Discount Rate for the Class X-2 Certificates plus the Spread Rate for the Class X-2 Certificates) of the aggregate interest that would have been paid in respect of the Class X-2 Certificates from the Distribution Date occurring in the following month until the Class Notional Amount of the Class X-2 Certificates would have been reduced to zero had the related principal prepayment not occurred, minus (2) the present value (discounted at the Discount Rate for the Class X-2 Certificates plus the Spread Rate for the Class X-2 Certificates) of the aggregate interest that is to be paid in respect of the Class X-2 Certificates from the Distribution Date occurring in the following month until the Class Notional Amount of the Class X-2 Certificates is to be reduced to zero after taking account of such principal prepayment; and (B) to the Holders of the Class A-2A Certificates, up to an amount (not less than zero) equal to (1) the present value (discounted at the Discount Rate for the Class A-2A Certificates plus the Spread Rate for the Class A-2A Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-2A Certificates from the Distribution Date occurring in the following month until the Class Principal Balance of the Class A-2A Certificates would have been reduced to zero had the related principal prepayment not occurred, minus (2) the sum of the portion of such principal prepayment distributed in respect of the Class A-2A Certificates and the present value (discounted at the Discount Rate for the Class A-2A Certificates plus the Spread Rate for the Class A-2A Certificates) of the aggregate principal and interest that is to be paid in respect of the Class A-2A Certificates from the Distribution Date occurring in the following month until the Class Principal Balance of the Class A-2A Certificates is to be reduced to zero after taking account of such principal prepayment; and (C) to the Holders of the Class A-2B Certificates, up to an amount (not less than zero) equal to (1) the present value (discounted at the Discount Rate for the Class A-2B Certificates plus the Spread Rate for the Class A-2B Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-2B Certificates from the Distribution Date occurring in the following month until the Class Principal Balance of the Class A-2B Certificates would have been reduced to zero had the related principal prepayment not occurred, minus
                           (2) the sum of the portion of the related principal prepayment distributed in respect of the Class A-2B Certificates and the present value (discounted at the Discount Rate for the Class A-2B Certificates plus the Spread Rate for the Class A-2B Certificates) of the aggregate principal and interest that is to be paid in respect of the Class A-2B Certificates from the Distribution Date occurring in the following month until the Certificate Principal Balance of the Class A-2B Certificates is to be reduced to zero after taking account of such principal prepayment;

                           SECOND, to the extent of any portion of such Prepayment Premium remaining following the distributions made pursuant to the immediately preceding clause FIRST, to the Holders of the other Classes of Registered Certificates, in alphabetical order of Class designation, in each case in the same manner and amount as described for the Class A-2A and Class A-2B Certificates in subclauses (2) and (3) of the immediately preceding clause FIRST (except that the Discount Rate and Spread Rate for each such Class shall correspond to the applicable rates set forth in the respective definitions thereof); and

                           LAST, to the Holders of the Class R-III Certificates.

The foregoing calculations in connection with the distribution of Prepayment Premiums (as well as the calculation of Discount Rates) shall be made by assuming no future prepayments on or in respect of the Mortgage Loans during, and by otherwise applying the Maturity Assumptions at a 0% CPR to, the period subsequent to the end of the Collection Period in which the related principal prepayment was received. If more than one principal prepayment occurs with respect to Loan Group 2 during any Collection Period, then the foregoing calculations shall be applied collectively for all such principal prepayments in the aggregate.

                  All of the foregoing distributions to be made from the Distribution Account on any Distribution Date with respect to the REMIC III Certificates shall be deemed made from the payments deemed made to REMIC II in respect of the REMIC II Regular Interests on such Distribution Date pursuant to
Section 4.01(b).

                  (d) All distributions made with respect to each Class on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000 (or, alternatively, is the registered owner of all the Certificates of any Class of Interest Only Certificates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Registrar or to any other address of which the Trustee was subsequently notified in writing.

                  (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer or the Special Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

                  (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

                  (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates, shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining nontendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute all unclaimed funds and other assets which remain subject hereto in accordance with applicable laws.

                  (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

                  SECTION 4.02. Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.

                  (a) On each Distribution Date, the Trustee shall forward by mail to all of the Holders of each Class of Certificates (and, in the case of a Class of Book-Entry Certificates, to each related Certificate Owner that makes a written request therefor and certifies as to its Ownership Interest in such Class) and to the Rating Agencies a written report (a "Distribution Date Statement") setting forth the following information:

                           (i) the amount of distributions, if any, made on such
                  Distribution Date to the holders of each Class of Principal Balance Certificates and applied to reduce the respective Class Principal Balances thereof;

                           (ii) the amount of distributions, if any, made on
                  such Distribution Date to the Holders of each Class of REMIC III Regular Certificates allocable to (A) Distributable Certificate Interest and (B) Prepayment Premiums;

                           (iii) the amount of any distributions made on such
                  Distribution Date to the Holders of each Class of Residual Certificates;

                           (iv) the aggregate amount of Delinquency Advances
                  made in respect of such Distribution Date;

                           (v) the aggregate amount of servicing compensation
                  retained by or paid to the Master Servicer and the Special Servicer in respect of the related Collection Period;

                           (vi) the aggregate Stated Principal Balance of each
                  Loan Group and of the Mortgage Pool immediately before and after such Distribution Date and the percentage of the Cut-off Date Principal Balance of each Loan Group and the Mortgage Pool which remains outstanding immediately after such Distribution Date;

                           (vii) the number, aggregate principal balance,
                  weighted average remaining term to maturity and weighted average Mortgage Rate of the outstanding Mortgage Loans in each Loan Group and in the Mortgage Pool at the close of business on the related Determination Date;

                           (viii) as of the related Determination Date, the
                  number and aggregate unpaid principal balance of Mortgage Loans in each Loan Group and in the Mortgage Pool (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) that are Specially Serviced Mortgage Loans but are not delinquent or (E) as to which foreclosure proceedings have been commenced;

                           (ix) with respect to any Mortgage Loan as to which
                  the related Mortgaged Property became an REO Property during the related Collection Period, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property;

                           (x) as to any Mortgage Loan repurchased or otherwise
                  liquidated or disposed of during the related Collection Period, the loan number thereof and the amount of any Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date;

                           (xi) with respect to any REO Property included in the
                  Trust Fund as of the close of business on the last day of the related Collection Period, the loan number of the related Mortgage Loan, the book value of such REO Property (within the meaning of 12 C.F.R. ss. 571.13 or comparable provision) and the amount of any income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date;

                           (xii) with respect to any REO Property sold or
                  otherwise disposed of during the related Collection Period, the loan number of the related Mortgage Loan, and the amount of Liquidation Proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date;

                           (xiii) the Distributable Certificate Interest in
                  respect of each Class of REMIC III Regular Certificates for such Distribution Date;

                           (xiv) any unpaid Distributable Certificate Interest
                  in respect of each Class of REMIC III Regular Certificates after giving effect to the distributions made on such Distribution Date;

                           (xv) the Pass-Through Rate or Effective Pass-Through
                  Rate, as the case may be, for each Class of REMIC III Regular Certificates for such Distribution Date and the next Distribution Date;

                           (xvi) the Class Principal Balance, Class Notional
                  Amount or Effective Class Notional Amount, as the case may be, of each Class of REMIC III Regular Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction in the Class Principal Balance, Class Notional Amount or Effective Class Notional Amount, as the case may be, of each such Class due to Realized Losses and Additional Trust Fund Expenses;

                           (xvii) the Certificate Factor for each Class of REMIC
                  III Regular Certificates immediately following such Distribution Date;

                           (xviii) the Principal Distribution Amount with
                  respect to each Loan Group for such Distribution Date;

                           (xix) the aggregate amount of Principal Prepayments
                  made during the related Collection Period, and the aggregate amount of any Prepayment Interest Excesses received and Prepayment Interest Shortfalls incurred in connection therewith (in each case separately identifying to which Loan Group they relate);

                           (xx) the aggregate amount of Realized Losses and
                  Additional Trust Fund Expenses, if any, incurred with respect to the Trust Fund during the related Collection Period;

                           (xxi) any Appraisal Reduction Amounts on a
                  loan-by-loan basis, and the total Appraisal Reduction Amounts, as of such Distribution Date;

                           (xxii) the aggregate amount of any Balloon Payment
                  Interest Excesses and Balloon Payment Interest Shortfalls (in each case identifying the amounts relating to each Loan Group); and

                           (xxiii) such additional information as contemplated
                  by Exhibit J hereto.

In the case of information furnished pursuant to subclauses (i), (ii), (iii) and
(xvi) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination.

                  In addition, the Trustee shall so deliver or cause to be delivered to such Certificateholders and Certificate Owners and the Rating Agencies, at the same time that the Distribution Date Statement is delivered thereto, each (i) Delinquent Loan Status Report, (ii) REO Status Report, (iii) Historical Loan Modification Report, (iv) Special Servicer Loan Status Report and (v) Historical Loss Report (such five reports, collectively with the Distribution Date Statement and the Operating Statement Analysis, the "Certificateholder Reports") that has been received or prepared by the Trustee since the prior Distribution Date. The form of any Certificateholder Report may change over time.

                  The Trustee shall make available to Certificateholders and other interested parties certain information via electronic transmission as may be agreed upon by the Depositor and the Trustee. In addition, the Trustee shall make available to each Certificateholder, to each Certificate Owner that makes a written request therefor and certifies as to its Ownership Interest in any Class of Book-Entry Certificates, and to the Rating Agencies, a report (based on information received from the Master Servicer and in a format mutually acceptable to the Trustee and the Master Servicer) containing, as and to the extent received from the Master Servicer, information regarding the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Exhibit J hereto under the caption "Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Exhibit J hereto (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be the Most Recent NOI (as defined in Exhibit J hereto) and a debt service coverage ratio calculated on the basis thereof).

                  On the Distribution Date that occurs during the first month of each calendar quarter, the Trustee shall deliver or shall cause to be delivered to each Certificateholder, to each Certificate Owner that makes a written request therefor and certifies as to its Ownership Interest in any Class of Book-Entry Certificates and to the Rating Agencies, a copy of the Operating Statement Analysis of the Master Servicer which the Trustee has most recently received.

                  On each Distribution Date, the Trustee shall forward or make available electronically to the Depositor, to the Master Servicer, to the Special Servicer and, in the case of reports regarding a Class of Book-Entry Certificates, any particular party that the Depository may designate, a copy of the reports forwarded to the Holders of the Certificates on such Distribution Date.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information as to the applicable Class set forth in clauses (i), (ii) and (iii) of the description of Distribution Date Statements above aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

                  Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the Internal Revenue Service, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Residual Certificates may reasonably request.

                  The specification of information to be furnished by the Trustee to the Certificateholders in this Section 4.02 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Trustee to Certificateholders and Certificate Owners) shall not limit the Trustee in furnishing, and the Trustee is hereby authorized to furnish, to Certificateholders, Certificate Owners and/or to the public any other information (such other information, collectively, "Additional Information") with respect to the Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time, provided that (A) while there exists any Event of Default, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below), (B) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Trustee may notify Certificateholders and Certificate Owners of the availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Trustee shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection, assembly, reproduction or delivery of any such Additional Information, (E) without the consent of the Depositor, the Trustee may, in its sole discretion, furnish Additional Information to a Rating Agency in any instance, and to the Certificateholders, Certificate Owners and/or the public-at-large if it determines that the furnishing of such information would assist in the evaluation of the investment characteristics or valuation of the Certificates or would be in the best interests of the Certificateholders or is required by applicable law and (F) the Trustee shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Trustee deems the same to be necessary or appropriate). Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Trustee shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance. The Trustee shall be entitled (but not required) to request and receive direction from the Depositor as to the manner of delivery of any such Additional Information, if and to the extent the Trustee deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section be made in writing.

                  Upon the authorization of the Depositor, the Trustee shall deliver all the reports delivered or made available pursuant to this Section 4.02(a) to the Certificateholders and Certificate Owners to Bloomberg Financial Markets, L.P. ("Bloomberg") using a format and media mutually acceptable to the Trustee and Bloomberg.

                  (b) At or before 11:00 a.m. (New York City time) on the third Business Day prior to each Distribution Date, subject to the last paragraph of this subsection (b), the Master Servicer shall deliver or cause to be delivered to the Trustee (and the Trustee shall deliver to the Special Servicer), in writing and on a computer-readable medium, in form reasonably acceptable to the Trustee (but which form may change over time), including, without limitation, on a loan-by-loan basis if determined by the Trustee to be necessary to comply with the requirements relating thereto that are set forth in this Agreement, the following reports: (1) a Delinquent Loan Status Report, (2) an REO Status Report, (3) a Historical Loan Modification Report, (4) a Historical Loss Report,
(5) the Special Servicer Loan Status Report most recently received by the Master Servicer and (6) a single report (the "Collection Report") setting forth the information specified in clauses (i) through (vii) below (the amounts and allocations of payments, collections, fees and expenses with respect to Specially Serviced Mortgage Loans and REO Properties to be based upon the report to be delivered by the Special Servicer to the Master Servicer on the second Business Day after the related Determination Date, in the form required by
Section 4.02(c) below):

                  (i) the aggregate amount that is to be transferred from the Certificate Account to the Distribution Account in respect of such Distribution Date that is allocable to principal on or in respect of the Mortgage Loans and any REO Loans in each Loan Group, separately identifying the aggregate amount of any Principal Prepayments included therein, and (if different) the Principal Distribution Amount with respect to such Loan Group for the immediately succeeding Distribution Date;

                  (ii) the aggregate amount that is to be transferred from the Certificate Account to the Distribution Account in respect of such Distribution Date that is allocable to (A) interest on or in respect of the Mortgage Loans and any REO Loans and (B) Prepayment Premiums (separately identifying to which Loan Group they relate);

                  (iii) the aggregate amount of any Delinquency Advances (specifying the principal and interest portions thereof separately) to be made pursuant to Section 4.03 of this Agreement that are included in the amounts to be deposited in the Distribution Account (separately identifying to which Loan Group they relate);

                  (iv) the information required to be included in the Distribution Date Statement for the next succeeding Distribution Date and described in clauses (iv) - (xii) and (xix) - (xxi) of the description of the Distribution Date Statement in Section 4.02(a);

                  (v) the loan number and the unpaid principal balance as of the close of business on such Determination Date of each Specially Serviced Mortgage Loan and each other Defaulted Mortgage Loan (separately identifying to which Loan Group each such Mortgage Loan relates);

                  (vi) such other information on a Mortgage Loan-by-Mortgage Loan or REO Property-by-REO Property basis as the Trustee or the Depositor shall reasonably request in writing (including, without limitation, information with respect to any modifications of any Mortgage Loan, any Mortgage Loans in default or foreclosure, the operation and disposition of REO Property and the assumption of any Mortgage Loan); and

                  (vii) such additional information as is contemplated in Exhibit J hereto.

                  On the date on which the report described above is delivered to the Trustee, the Master Servicer shall also deliver or cause to be delivered to the Trustee a report, in writing and in a computer-readable medium, in form reasonably acceptable to the Trustee, containing the information with respect to the Mortgage Pool and each Loan Group necessary for the Trustee to prepare with respect to the Mortgage Pool and each Loan Group the additional schedules and tables required to be made available by the Trustee pursuant to Section 4.02(a) in substantially the same formats set forth under the caption "Annex A: Certain Characteristics of the Mortgage Loans" in the Prospectus Supplement, as well as to prepare an updated Mortgage Loan Schedule, in each case reflecting the changes in the Mortgage Pool during the related Collection Period.

                  Not later than the first day of the calendar month following each Master Servicer Remittance Date, the Master Servicer shall forward to the Trustee a statement, setting forth the status of the Certificate Account as of the close of business on such Master Servicer Remittance Date, stating that all remittances to the Trustee required by this Agreement to be made by the Master Servicer have been made (or, in the case of any such required remittance that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first Master Servicer Remittance Date, from the Cut-off Date) to such Master Servicer Remittance Date, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposit specified in Section 3.04(a) and each category of withdrawal specified in Section 3.05(a). The Master Servicer shall also deliver to the Trustee, upon reasonable request of the Trustee, any and all additional information relating to the Mortgage Pool in the possession of the Master Servicer (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties).

                  The Master Servicer, on each Determination Date, shall forward (for delivery on such Determination Date) to the Special Servicer all information collected by the Master Servicer which the Special Servicer is required to include in the Special Servicer Loan Status Report. Further, the Master Servicer shall cooperate with the Special Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans serviced by the Master Servicer.

                  The Master Servicer shall use its reasonable efforts to notify the Rating Agencies in a timely manner of any change in the identity of either of the two largest tenants of any retail Mortgaged Property, subject to its becoming aware of such change.

                  The obligation of the Master Servicer to deliver the reports required to be delivered by it pursuant to this subsection (b) is subject to the Master Servicer having received from the Special Servicer in a timely manner the related reports and information necessary or required to enable the Master Servicer to prepare and deliver such reports. The Master Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Special Servicer to the Master Servicer pursuant to this Agreement and accepted by the Master Servicer in good faith pursuant to this Agreement.

                  (c) On the second Business Day after each Determination Date, the Special Servicer shall forward to the Master Servicer (A) the Special Servicer Loan Status Report and (B) all information the Master Servicer will be required to include in the other reports that the Master Servicer is obligated to deliver to the Trustee pursuant to the first paragraph of Section 4.02(b), to the extent such information relates to any Specially Serviced Mortgage Loan or any REO Property. The Special Servicer shall also deliver to the Trustee, upon the reasonable written request of the Trustee, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage Loans and the REO Properties.

                  Within 90 days following the end of each calendar quarter, commencing with the calendar quarter ended December 31, 1996, the Master Servicer shall deliver to the Trustee with respect to each Mortgaged Property that does not secure a Specially Serviced Mortgage Loan or that is not an REO Property, and the Special Servicer shall deliver to the Master Servicer, with respect to each Mortgaged Property which secures a Specially Serviced Mortgage Loan and is an REO Property, a report (an "Operating Statement Analysis") containing revenue, expense and net operating income information normalized using the methodology described in Exhibit J hereto as of the end of such calendar quarter. The requirement that the Master Servicer and the Special Servicer deliver each Operating Statement Analysis is subject to the Master Servicer and the Special Servicer having received the related operating statements and rent rolls from the related Mortgagor.

                  The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Mortgage Loans and REO Properties. Additional information regarding the Specially Serviced Mortgage Loans and REO Properties, including, without limitation, any financial or occupancy information (including lease summaries) provided to the Special Servicer by the Mortgagors or otherwise obtained, shall be delivered to the Master Servicer, within ten days of receipt.

                  SECTION 4.03.  Delinquency Advances.

                  (a) On or before 1:00 p.m., New York City time, on each Delinquency Advance Date, the Master Servicer shall either (i) deposit into the Distribution Account (or, to the extent made to cover unpaid Master Servicing Fees and Special Servicing Fees, the Certificate Account) from its own funds an amount equal to the aggregate amount of Delinquency Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make Delinquency Advances, or
(iii) make Delinquency Advances in the form of any combination of (i) and (ii) aggregating the total amount of Delinquency Advances to be made; provided that, if Late Collections (net of related Workout Fees) of the delinquent Monthly Payments for which Delinquency Advances are to be made for the related Distribution Date, are on deposit in the Certificate Account and available to make such Advances, the Master Servicer shall utilize such Late Collections to make such Advances pursuant to clause (ii) above. Any amounts held in the Certificate Account for future distribution and so used to make Delinquency Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such Delinquency Advances were made). If, as of 3:00 p.m., New York City time, on any Delinquency Advance Date, the Master Servicer shall not have made any Delinquency Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a Delinquency Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (312) 845-8617 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (312) 845-8580 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day. If after such notice the Trustee does not receive the full amount of such Delinquency Advances by 11:00 a.m., New York City time, on the Business Day immediately following such Delinquency Advance Date, then the Trustee shall make the portion of such Delinquency Advances that was required to be, but was not, made by the Master Servicer on such Delinquency Advance Date.

                  (b) The aggregate amount of Delinquency Advances to be made by the Master Servicer in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans for any

Distribution Date shall equal, subject to subsection (c) below, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Workout Fees payable hereunder, that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the related Collection Period and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the last day of the related Collection Period; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the Delinquency Advance in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such Delinquency Advance) to equal the product of (i) the amount of the interest portion of such Delinquency Advance for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

                  (c) Notwithstanding anything herein to the contrary, no Delinquency Advance shall be required to be made hereunder if such Delinquency Advance would, if made, constitute a Nonrecoverable Delinquency Advance. In addition, Nonrecoverable Delinquency Advances shall be reimbursable pursuant to
Section 3.05(a) out of general collections on the Mortgage Loans and REO Properties on deposit in the Certificate Account. The determination by the Master Servicer or, if applicable, the Trustee, that it has made a Nonrecoverable Delinquency Advance or that any proposed Delinquency Advance, if made, would constitute a Nonrecoverable Delinquency Advance, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed Delinquency Advance, no less than five Business Days prior to the related Delinquency Advance Date) to the Trustee (or, if applicable, retained thereby) and the Depositor, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Delinquency Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Delinquency Advance.

                  (d) The Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Delinquency Advance made thereby (out of its own funds) for so long as such Delinquency Advance is outstanding (or, if any Delinquency Advance is required to be made in respect of a delinquent Monthly Payment on any Mortgage Loan prior to the end of the grace period for such Monthly Payment, for so long as such Delinquency Advance is outstanding following the end of such grace period), payable FIRST, out of Penalty Charges received on the Mortgage Loan or REO Loan as to which such Delinquency Advance was made and, THEN, once such Delinquency Advance has been reimbursed, out of general collections on the Mortgage Loans and REO Properties.

                  SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund Expenses.

                  (a) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to
Section 4.01(a), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan or REO Loan, as the case may be, that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

                  (b) On each Distribution Date, following the payments deemed to be made to REMIC III in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(a), the Trustee shall determine: (i) the amount, if any, by which (A) the then Uncertificated Principal Balance of REMIC II Regular Interest LG1, exceeds (B) an amount equal to 99.9% of the aggregate Stated Principal Balance of Loan Group 1 that will be outstanding immediately following such Distribution Date; and (ii) the amount, if any, by which (A) the then Uncertificated Principal Balance of REMIC II Regular Interest LG2, exceeds
(B) an amount equal to 99.9% of the aggregate Stated Principal Balance of Loan Group 2 that will be outstanding immediately following such Distribution Date. If any such excess exists with respect to either such REMIC II Regular Interest, then the Uncertificated Principal Balance of such REMIC II Regular Interest shall be reduced until such excess no longer exists. All such reductions in the Uncertificated Principal Balances of such REMIC II Regular Interests shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses.

                  On each Distribution Date, following the payments deemed to be made to REMIC III in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(a), the Trustee shall also determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of REMIC II Regular Interests A-1, A-2A, A-2B, B, C, D, E, F, G and H exceeds (ii) an amount equal to 0.1% of the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Uncertificated Principal Balances of such REMIC II Regular Interests (other than REMIC II Regular Interests A-1, A-2A and A-2B) shall be reduced sequentially, in reverse alphabetical order of letter designation, in each case, until the first to occur of such excess being reduced to zero or the Uncertificated Principal Balance of such REMIC I Regular Interest being reduced to zero. If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Uncertificated Principal Balances of REMIC II Regular Interests A-1, A-2A and A-2B shall be reduced, PRO RATA in accordance with the relative sizes of the then outstanding Uncertificated Principal Balances of such REMIC II Regular Interests, until the first to occur of such excess being reduced to zero or each such Uncertificated Principal Balance being reduced to zero. Such reductions in the Uncertificated Principal Balances of such REMIC II Regular Interests shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses.

                  (c) On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.01(b), the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Principal Balance Certificates, exceeds
(ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until the first to occur of such excess being reduced to zero or the related Class Principal Balance being reduced to zero. If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A-1, Class A-2A and Class A-2B Certificates shall be reduced, PRO RATA in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes of Certificates, until the first to occur of such excess being reduced to zero or each such Class Principal Balance being reduced to zero. Such reductions in the Class Principal Balances of the respective Classes of Principal Certificates shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses.

                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01.  The Certificates.

                  (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through A-15. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Registered Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The REMIC III Regular Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances, Certificate Notional Amounts or Effective Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $100,000 in the case of the Class A, Class B, Class C, Class D and Class E Certificates, $250,000 in the case of the Class F, Class G or Class H Certificates, and $2,500,000 in the case of the Interest Only Certificates, and in each such case in any whole dollar denomination in excess thereof; provided, however, that a single Certificate of each Class thereof may be issued in a different denomination. The Residual Certificates will be issuable only in denominations representing Percentage Interests of not less than 20% in the related Class.

                  (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  SECTION 5.02. Registration of Transfer and Exchange of Certificates.

                  (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer



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                                      -132-


and the Special Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer and the Special Servicer, shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

                  (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act, other than a transfer by the Depositor or an Affiliate thereof, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Securities Act, a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 hereto and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 hereto; and (ii) in all other cases, (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit B-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto as Exhibit B-3, and (B) unless the Depositor directs otherwise, an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such). None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (c) No transfer of a Subordinated Certificate or any interest therein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (x) in the case of a Subordinated Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60: or (y) in the case of a Subordinated Certificate that is held as a Definitive Certificate, the prospective transferee provides the Trustee, the Depositor and the Master Servicer with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee, the Depositor and the Master Servicer that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Subordinated Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Subordinated Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (or, alternatively, in the case of a Book-Entry Certificate or interest therein, that the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60). The Trustee may require that any prospective transferee of a Subordinated Certificate that is held as a Definitive Certificate, provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The Trustee shall not have any responsibility to monitor or restrict the transfer of Ownership Interests in any Subordinated Certificates which are in the form of a Book-Entry Certificate.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
(ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                                    (A) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate shall be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                                    (B) In connection with any proposed Transfer
                           of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Trustee receives, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the

                           Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it is a United States Person, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                                    (C) Notwithstanding the delivery of a
                           Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                                    (D) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Trustee a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person.

                                    (E) Each Person holding or acquiring an
                           Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

                        (ii) (A) If any purported Transferee shall become a
                  Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a

                  Residual Certificate that is in fact not permitted by this
                  Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                                    (B) If any purported Transferee shall become
                  a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, and to the extent that the retroactive restoration of the rights of the prior Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such non-complying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such noncomplying Holder. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                       (iii) The Trustee shall make available to the Internal
                  Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D- 1(b)(5) and 1.860E-2(a)(5)with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
                  Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

                        (iv) The provisions of this Section 5.02(d) set forth
                  prior to this subsection (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Depositor the following:

                                    (A) written notification from each Rating
                           Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then- current rating of any Class of Certificates; and

                                    (B) an Opinion of Counsel, in form and
                           substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to
                           (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMICrelated tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

                  (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                  (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

                  (j) The Certificate Registrar shall be required to provide notice to the Master Servicer, the Special Servicer and the Depositor of each transfer of a Certificate and to provide each such Person with an updated copy of the Certificate Register on or about January 1 and July 1 of each year, commencing July 1, 1997.

                  SECTION 5.03   Book-Entry Certificates.

                  (a) Each class of Registered Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection (c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Trustee shall not have any responsibility to monitor or restrict the transfer of Ownership Interests in any Book-Entry Certificate. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer and any other documents necessary to satisfy the requirements of any applicable transfer restrictions, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the applicable Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of the Registered Certificates held in book-entry form, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

                  SECTION 5.04.  Mutilated, Destroyed, Lost or Stolen
                                 Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.05.  Persons Deemed Owners.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder", and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

                  SECTION 6.01. Liability of the Depositor, the Master Servicer and the Special Servicer.

                  The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

                  SECTION 6.02. Merger, Consolidation or Conversion of the Depositor, the Master Servicer and the Special Servicer; Assignment of Rights and Delegation of Duties by the Master Servicer and the Special Servicer.

                  (a) Subject to subsection (b) below, the Depositor, the Master Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  (b) The Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer and the Special Servicer, shall be the successor of the Depositor, the Master Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such merger, consolidation or succession will not result in the downgrade, qualification or withdrawal of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

                  (c) Notwithstanding anything else in this Section 6.02 and
Section 6.04 to the contrary, the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person that is qualified to service multifamily mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Depositor, is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer or the Special Servicer, as the case may be, under this Agreement; provided further that such assignment or delegation will not result in the downgrade, qualification or withdrawal of the then-current ratings of the Classes of Certificates that have been rated (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer or the Special Servicer, as the case may be, shall be released from its obligations under this Agreement, except that the Master Servicer or the Special Servicer, as the case may be, shall remain liable for all liabilities and obligations incurred by it, or arising from its conduct, hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence.

                  SECTION 6.03. Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer and Others.

                  None of the Depositor, the Master Servicer, the Special Servicer or any of the directors, officers, employees or agents of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates or any asset of the Trust Fund, other than any loss, liability or expense specifically required to be borne by such Person pursuant to the terms hereof, or which constitutes a Servicing Advance (and is otherwise specifically reimbursable hereunder), or which is incurred by such Person by reason of such Person's willful misfeasance, bad faith or negligence in the performance of such Person's duties hereunder or by reason of such Person's reckless disregard of obligations and duties hereunder.

                  None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.05(a).

                  SECTION 6.04. Depositor, Master Servicer and Special Servicer Not to Resign.

                  Subject to the provisions of Section 6.02, none of the Depositor, the Master Servicer or the Special Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor, the Master Servicer or the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer or the Special Servicer shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Master Servicer or the Special Servicer, as the case may be, in accordance with Section 7.02.

                  SECTION 6.05. Rights of the Depositor in Respect of the Master Servicer and the Special Servicer.

                  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Special Servicer hereunder or exercise the rights of the Master Servicer or the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.



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                                      -142-


                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01.  Events of Default.

                  (a) "Event of Default", wherever used herein, means any one of the following events:

                  (i) (A) any failure by the Master Servicer to make a required deposit to the Certificate Account which continues unremedied for one Business Day following the date on which such deposit was first required to be made, or (B) any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

                  (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account any amount required to be so deposited or remitted under this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; or

                  (iii) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement which continues unremedied for a period ending on the earlier of (A) 15 days following the date such Servicing Advance was first required to be made, and (B) either, if applicable,
         (1) in the case of a Servicing Advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (2) in the case of a Servicing Advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

                  (iv) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee or the Depositor, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

                  (v) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer by the Trustee or the Depositor, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

                  (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

                  (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (ix) the Trustee shall have received written notice from either Rating Agency that the continuation of the Master Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

                  (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor (if the termination is effected by the Trustee) or to the Trustee (if the termination is effected by the Depositor), all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (other than any rights of the Defaulting Party as Certificateholder). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Certificate Account, the Distribution Account or any Servicing Account or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer and the Special Servicer each shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances made by it or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

                  SECTION 7.02.  Trustee to Act; Appointment of Successor.

                  On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, without limitation, the Master Servicer's obligation to make Delinquency Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer or for any losses incurred by the Master Servicer or the Special Servicer pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to the applicable Servicing Fees and all funds relating to the Mortgage Loans which the Master Servicer or the Special Servicer would have been entitled to charge to the Certificate Account or the Distribution Account if the Master Servicer or the Special Servicer had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates entitled to at least 51% of the



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                                      -145-


Voting Rights so request in writing to the Trustee or if it is not appropriately rated as a master servicer or special servicer, as the case may be, by each Rating Agency, promptly appoint any FNMA- or FHLMC-approved mortgage loan servicing institution that has a net worth of not less than $10,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not result in the downgrade, qualification or withdrawal of its rating then assigned to any Class of Certificates), as the successor to the Master Servicer hereunder or the Special Servicer, as the case may be, in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. No appointment of a successor to the Master Servicer or the Special Servicer, as the case may be, hereunder shall be effective until the assumption of the successor to the Master Servicer or the Special Servicer, as the case may be, of all the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. Pending appointment of a successor to the Master Servicer or the Special Servicer, as the case may be, hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  SECTION 7.03.  Notification to Certificateholders.

                  (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

                  SECTION 7.04.  Waiver of Events of Default.

                  The Holders of Certificates representing at least 66% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clause (i) or (ii) of Section 7.01 may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  SECTION 8.01.  Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee (other than as successor Master Servicer or Special Servicer) shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer and accepted by the Trustee in good faith, pursuant to this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                           (i) Prior to the occurrence of an Event of Default,
                  and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                           (ii) The Trustee shall not be personally liable for
                  an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the

                  Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) The Trustee shall not be personally liable with
                  respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  SECTION 8.02.  Certain Matters Affecting the Trustee.

                  Except as otherwise provided in Section 8.01:

                           (i) The Trustee may rely upon and shall be protected
                  in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) The Trustee may consult with counsel and the
                  written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                           (iii) The Trustee shall be under no obligation to
                  exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                           (iv) The Trustee shall not be personally liable for
                  any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) Prior to the occurrence of an Event of Default
                  hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                           (vi) The Trustee may execute any of the trusts or
                  powers hereunder or perform any duties hereunder either directly or by or through agents, provided that the Trustee shall not be relieved from such duties, and the Trustee shall remain responsible for all acts and omissions of any such agent;

                           (vii) For all purposes under this Agreement, the
                  Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

                           (viii) The Trustee shall not be responsible for any
                  act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer, as the case may be) or of the Depositor.

                  SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates, other than the representations and warranties of, and the other statements attributed to the Trustee in Sections 2.02, 2.04, 2.05, 2.06 and 8.13 and the signature of the Trustee set forth on each outstanding Certificate, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (except to the extent set forth in Section 8.13) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

                  SECTION 8.04.  Trustee May Own Certificates.

                  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

                  SECTION 8.05. Fees and Expenses of Trustee; Indemnification of Trustee.

                  (a) The Master Servicer shall pay monthly to the Trustee the Trustee Fee for each Collection Period out of its aggregate Master Servicing Fees for such Collection Period.

                  (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its routine duties in accordance with any of the provisions hereof,
(iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

                  SECTION 8.06.  Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The long-term unsecured debt obligations of the Trustee shall at all times be rated AA (or Aa2) or better by each Rating Agency. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

                  SECTION 8.07.  Resignation and Removal of the Trustee.

                  (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

                  (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Master Servicer.

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

                  SECTION 8.08.  Successor Trustee.

                  (a) Any successor trustee appointed as provided in Section
8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

                  (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Master Servicer shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

                  SECTION 8.09.  Merger or Consolidation of Trustee.

                  Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of
Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10.  Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all



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                                      -154-


of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

                  SECTION 8.11   Appointment of Custodians.

                  The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall itself (or together with an affiliate guaranteeing its financial performance) have a combined capital and surplus of at least $15,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, a Mortgage Loan Seller or any Affiliate of the Depositor or a Mortgage Loan Seller. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

                  SECTION 8.12   Access to Certain Information.

                  (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such NonRegistered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund (or at the Primary Servicing Office of the Master Servicer) and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (B) all Certificateholder Reports required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (C) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (D) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (E) the most recent inspection report prepared by the Master Servicer or Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12,



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                                      -155-


(F) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the Master Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor collected by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.12(b), (G) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (H) the respective Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Mortgage Loan is part of the Trust Fund) and (I) any and all Officer's Certificates and other evidence delivered to or retained by the Trustee to support the Master Servicer's, Special Servicer's or Trustee's determination that any Advance was or, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee shall be permitted to require from the requesting Certificateholder payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                  In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee may require (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing provisions of this Section 8.12(b), the Trustee shall have no responsibility for the accuracy, completeness or sufficiency for any purpose of any information so made available or furnished by it pursuant to this Section 8.12(b).

                  (b) The Trustee shall provide or cause to be provided to the Depositor, the Master Servicer, and the Special Servicer, and to the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

                  SECTION 8.13.  Representations and Warranties of the Trustee.

                  The Trustee hereby represents and warrants to the Master Servicer, for its own benefit and the benefit of the Certificateholders, and to the Special Servicer and the Depositor, as of the Closing Date, that:

                  (i) The Trustee is a trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

                  (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) This Agreement, assuming due authorization, execution and delivery by the Special Servicer, the Master Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (iv) The Trustee is not in default with respect to any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations or the financial condition or operations of the Trustee or its properties.

                  (v) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

                  SECTION 8.14. Filings with the Securities and Exchange Commission.

                  The Trustee shall prepare for filing, execute and properly file with the Commission, any and all reports, statements and information, respecting the Trust Fund and/or the Certificates required or specifically provided herein to be filed on behalf of the Trust Fund under the Exchange Act.

                  SECTION 8.15.  Massachusetts Filings.

                  The Trustee shall make all filings as it may determine are required by Massachusetts General Laws Chapter 182, Sections 2 and 12.



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                                      -158-


                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

                  Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Master Servicer or the Depositor of all Mortgage Loans and each REO Property remaining in REMIC I at a price (to be determined as of the end of the Collection period for the anticipated Final Distribution Date) equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (B) the appraised value of each REO Property, if any, included in REMIC I (such appraisal to be conducted by an Independent MAI-designated appraiser selected by the Master Servicer and approved by the Trustee), minus (C) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer in respect of such Advances and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                  The Master Servicer or the Depositor may, at its option, elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Master Servicer or the Depositor may so elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I only if the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans remaining in the Trust Fund at the time of such election is less than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. In the event that the Master Servicer or the Depositor purchases of all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Master Servicer or the Depositor, as applicable, shall deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof would be payable to any Person other than the Certificateholders pursuant to

Section 3.05(a) if on deposit in the Certificate Account, which portion shall be deposited in the Certificate Account). In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Master Servicer or the Depositor, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in REMIC I. All Credit Files for the remaining Mortgage Loans and REO Properties shall be delivered to the purchasing entity.

                  Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with the Master Servicer's or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

                  Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clauses
(ii)-(v) of Section 3.05(b)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Section 4.01. Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section 4.01(f).

                  SECTION 9.02.  Additional Termination Requirements.

                  (a) In the event the Master Servicer or the Depositor purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC I, REMIC II and REMIC III) shall be terminated in accordance with the following additional requirements, unless the Master Servicer or the

Depositor, as the case may be, obtains at its own expense and delivers to the Trustee an Opinion of Counsel, addressed to the Depositor, the Master Servicer and the Trustee, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in
Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                           (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC II and REMIC III pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

                           (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer or the Depositor, as applicable, for cash; and

                           (iii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Class of Residual Certificates all cash on hand in the related REMIC (other than cash retained to meet claims), and REMIC I, REMIC II and REMIC III shall terminate at that time.

                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to adopt a plan of complete liquidation of REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

                  SECTION 10.01. REMIC Administration.

                  (a) The Trustee shall make an election to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The REMIC I Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-I Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The REMIC II Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. The REMIC III Regular Certificates are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1)) and the Class R-III Certificates will be the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC III. The Master Servicer, the Special Servicer and the Trustee shall not (to the extent within the control of each) permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I, REMIC II or REMIC III other than the Certificates.

                  (b) The Closing Date is hereby designated as the "startup day" of each of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Trustee, as agent for the tax matters person of each of REMIC I, REMIC II and REMIC III, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Trustee shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Trustee's willful misfeasance, bad faith or negligence. In the case of each of REMIC I, REMIC II and REMIC III, the Holder of Residual Certificates representing the largest Percentage Interest in the related Class thereof shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-IT, as the tax matters person of such REMIC. By its acceptance thereof, the Holder of Residual Certificates representing the largest Percentage Interest in each Class thereof hereby agrees to irrevocably appoint the Trustee as its agent to perform all of the duties of the tax matters person for the related REMIC created hereunder.

                  (d) The Trustee shall prepare or cause to be prepared, sign and file, in a timely manner, all of the Tax Returns that it determines are required with respect to each REMIC created hereunder. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

                  (e) The Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of such Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I, REMIC II and REMIC III.

                  (f) The Trustee shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as a REMIC under the REMIC Provisions. The Trustee shall not knowingly or intentionally take any action, cause REMIC I, REMIC II or REMIC III to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of REMIC I, REMIC II or REMIC III as a REMIC or (ii) result in the imposition of a tax upon REMIC I, REMIC II or REMIC III (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of REMIC I, REMIC II or REMIC III and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to any REMIC created hereunder, result in an Adverse REMIC Event. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC I, REMIC II or REMIC III, and such party shall not take any such action, or cause REMIC I, REMIC II or REMIC III to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the Trust Fund as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of REMIC I, REMIC II or REMIC III as defined in Section 860G(c) of the Code, on any contributions to REMIC I, REMIC II or REMIC III after the Startup Day therefor pursuant to
Section 860G(d) of the Code, or any other tax imposed by the Code or any applicable provisions of state or local laws, such tax shall be charged (i) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) to any other party hereto, if such tax arises out of or results from a breach by such party of any of its obligations under this Agreement, or (iii) otherwise (including, without limitation, in the case of any tax permitted to be incurred pursuant to Section 3.17(a)) against amounts on deposit in the Distribution Account as provided by
Section 3.05(b).

                  (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

                  (i) Following the Startup Day, the Trustee shall not accept any contributions of assets to REMIC I, REMIC II or REMIC III unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such REMIC will not cause such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (j) None of the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor (to the extent within its control) permit REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) Within 30 days after the Closing Date, the Trustee shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for each of REMIC I, REMIC II and REMIC III.

                  (l) None of the Trustee, the Master Servicer or the Special Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, REMIC II or REMIC III, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to or as contemplated by Section 2.04 or 3.18 of this Agreement) or acquire any assets for the Trust Fund or sell or dispose of any investments in the Certificate Account or the Distribution Account for gain, or accept any contributions to the Trust Fund after the Closing Date, unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of REMIC I, REMIC II or REMIC III as a REMIC or (b) cause REMIC I, REMIC II or REMIC III to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.


                  SECTION 10.02. Depositor, Master Servicer, Special Servicer
                                 and Trustee to Cooperate.

                  (a) The Depositor shall provide or cause to be provided to the Trustee, within ten days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (b) The Master Servicer, the Special Servicer and the Depositor shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01. Amendment.

                  (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  (i) to cure any ambiguity,

                  (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

                  (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of REMIC I, REMIC II or REMIC III as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on REMIC I, REMIC II or REMIC III pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

                  (iv) to change the timing and/or nature of deposits into the Certificate Account or the Distribution Account or to change the name in which the Certificate Account is maintained, provided that (A) the Delinquency Advance Date or the Master Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in the downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect,

                  (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that (A) such change shall not adversely affect the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a United States Person and a Permitted Transferee, or

                  (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

                  (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                           (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or

                           (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

                  (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on REMIC I, REMIC II or REMIC III pursuant to the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC.

                  (d) Promptly after the execution of any such amendment, the Trustee shall furnish a statement describing the amendment to each Certificateholder.

                  (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account.

                  SECTION 11.02. Recordation of Agreement; Counterparts.

                  (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03. Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it under this
Section 11.03(c) or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04. GOVERNING LAW.

                  THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 11.05. Notices.

                  Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, 650 Dresher Road, Horsham, Pennsylvania 19044, Attention: Elisa George, telecopy number: (215) 682-3425; (ii) in the case of the Master Servicer, 650 Dresher Road, Horsham, Pennsylvania 19044, Attention: Catherine Marquardt, telecopy number: (215) 682- 1794; (iii) in the case of the Trustee, 2 International Place, 5th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, William Swan, Ref: GMAC 1996-C1, telecopy number: (617) 664-5367;
(iv) in the case of the Special Servicer, 650 Dresher Road, Horsham, Pennsylvania 19044, telecopy number (215) 682-1794, Attention: Catherine Marquardt, and (v) in the case of the Rating Agencies, (A) Standard & Poor's Rating Services, 26 Broadway, New

York, New York 10004, Attention: Commercial Mortgage Surveillance Manager, telecopy number: (212) 208-0053, and (B) Moody's Investors Services, Inc., 99 Church Street, New York, New York, Attention: Cedric Philipp, Jr., telecopy number: (212) 553-1350; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                  SECTION 11.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07. Grant of a Security Interest.

                  The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off
Date), all amounts held from time to time in the Certificate Account and the Distribution Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans, and (ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit P hereto in all appropriate locations in the Commonwealth of Pennsylvania promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable Uniform Commercial Code.

                  SECTION 11.08. Successors and Assigns; Beneficiaries.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

                  SECTION 11.09. Article and Section Headings.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  SECTION 11.10. Notices to the Rating Agencies.

                  (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                           (i) any material change or amendment to this
                   Agreement;

                           (ii) the occurrence of any Event of Default that has
                   not been cured;

                           (iii) the resignation or termination of the Master
                   Servicer or the Special Servicer;

                           (iv) any change in the location of the Distribution
                   Account;

                           (v) the repurchase of Mortgage Loans by a Mortgage
                  Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement or by the Conti Guarantor pursuant to the Conti Guaranty Agreement; and

                           (vi) the final payment to any Class of
                   Certificateholders.

                  (b) The Master Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                           (i) the resignation or removal of the Trustee;

                           (ii) any change in the location of the Certificate
                   Account; and

                           (iii) any event that would result in the voluntary or
                  involuntary termination of any insurance of the accounts of the Trustee.

                  (c) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

                           (i) each of its annual statements as to compliance
                   described in Section 3.13; and

                           (ii) each of its annual independent public
                   accountants' servicing reports described in Section 3.14.

                  (d) To the extent it is not already required to do so under
Section 4.02 hereof, each of the Master Servicer, the Special Servicer and the Trustee shall promptly furnish to each Rating Agency copies of each report prepared and/or delivered by it pursuant to Section 4.02 hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                             GMAC COMMERCIAL MORTGAGE SECURITIES,
                             INC.
                                      Depositor


                                      By:
                                      Name:        Elisa George
                                      Title:       Vice President



                             GMAC COMMERCIAL MORTGAGE CORPORATION,
                                      Master Servicer and Special Servicer



                                      By:
                                      Name:        Elisa George
                                      Title:       Vice President



                             STATE STREET BANK & TRUST COMPANY,
                                      Trustee


                                      By:
                                      Name:  William Swan
                                      Title:  Assistant Vice President

STATE OF NEW YORK                   )
                                    )  ss.:
COUNTY OF NEW YORK                  )


                  On the ______ day of November, 1996 before me, a notary public in and for said State, personally appeared Elisa George known to me to be a Vice President of GMAC COMMERCIAL MORTGAGE SECURITIES, INC., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             ------------------------------
                                                      Notary Public


[Notarial Seal]

STATE OF NEW YORK                   )
                                    )  ss.:
COUNTY OF NEW YORK                  )


                  On the _______ day of November, 1996, before me, a notary public in and for said State, personally appeared Elisa George known to me to be a Vice President of GMAC COMMERCIAL MORTGAGE CORPORATION, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             ------------------------------
                                                      Notary Public


[Notarial Seal]

STATE OF NEW YORK                   )
                                    )  ss.:
COUNTY OF NEW YORK                  )


                  On the ______ day of November, 1996 before me, a notary public in and for said State, personally appeared William Swan known to me to be an Assistant Vice President of STATE STREET BANK AND TRUST COMPANY, a trust company chartered under the laws of the Commonwealth of Massachusetts that executed the within instrument, and also known to me to be the person who executed it on behalf of such trust company, and acknowledged to me that such trust company executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             ------------------------------
                                                      Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

                          FORM OF CLASS X-1 CERTIFICATE

                               CLASS X-1 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Effective Pass-Through Rate:          Effective Certificate Notional Amount
Variable                              of this Class X-1 Certificate as of the
                                      Issue Date:  $________________

Date of Pooling and Servicing         Effective Class Notional Amount of all
Agreement: November 1, 1996           the Class X-1 Certificates as of the Issue
                                      Date:  N/A

Cut-off Date: November 1, 1996            Aggregate unpaid principal
                                      balance of the Mortgage Pool
Issue Date: November 7, 1996              as of the Cut-off Date, after
                                      deducting payments of principal
First Distribution Date:                  due on or before such date,
December 16, 1996                         whether or not received:
                                      $456,736,350

Master Servicer and Special Servicer: Trustee:
GMAC Commercial Mortgage Corporation  State Street Bank and Trust Company

Certificate No. X-1-__                CUSIP No.  361849 AA 0


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS

WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO.,
HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 7, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (WITHIN THE MEANING OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $____________ OF OID PER $__________ OF INITIAL EFFECTIVE CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS _____% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $________ OF INITIAL EFFECTIVE CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE EFFECTIVE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Class X-1 Certificate (obtained by dividing the effective notional principal amount of this Class X-1 Certificate (its "Effective Certificate Notional Amount") as of the Issue Date by the aggregate effective notional principal balance of all the Class X-1 Certificates (their "Effective Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class X-1 Certificates in the Trust Fund created pursuant to a

Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class X-1 Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class X-1 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of all the Class X-1 Certificates, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Depositor's Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class X-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class X-1 Certificates are exchangeable for new Class X-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class X-1 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-1 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                   State Street Bank and Trust Company,
                                   as Trustee



                                   By:__________________________________
                                                     Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class X-1 Certificates referred to in the within-mentioned Agreement.

Dated:

                                   State Street Bank and Trust Company,
                                   as Certificate Registrar


                                   By:__________________________________
                                                     Authorized Officer

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:


                               _____________________________________
                               Signature by or on behalf of Assignor


                               _____________________________________
                               Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ _________________________________________________________________ for the
account of____________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _________________________________________________________________________.

         This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-2

                          FORM OF CLASS X-2 CERTIFICATE

                               CLASS X-2 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                    Certificate Notional Amount
Variable                              of this Class X-2 Certificate as of the
                                      Issue Date:  $_______________

Date of Pooling and Servicing         Class Notional Amount of all
Agreement: November 1, 1996           the Class X-2 Certificates as of the Issue
                                      Date:  $456,365,528

Cut-off Date: November 1, 1996            Aggregate unpaid principal
                                      balance of the Mortgage Pool
Issue Date: November 7, 1996              as of the Cut-off Date, after
                                      deducting payments of principal
First Distribution Date:                  due on or before such date,
December 16, 1996                         whether or not received:
                                      $456,736,350

Master Servicer and Special Servicer: Trustee:
GMAC Commercial Mortgage Corporation  State Street Bank and Trust Company

Certificate No. X-2-__                CUSIP No.  361849 AB __


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS

WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO.,
HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 7, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (WITHIN THE MEANING OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $____________ OF OID PER $__________ OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS _____% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $________ OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Class X-2 Certificate (obtained by dividing the notional principal amount of this Class X-2 Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Class X-2 Certificates (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class X-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities,

Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class X-2 Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class X-2 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of all the Class X-2 Certificates, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Depositor's Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class X-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class X-2 Certificates are exchangeable for new Class X-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this

Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class X-2 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-2 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                   State Street Bank and Trust Company,
                                   as Trustee



                                   By:__________________________________
                                                     Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class X-2 Certificates referred to in the within-mentioned Agreement.

Dated:

                                   State Street Bank and Trust Company,
                                   as Certificate Registrar


                                   By:__________________________________
                                                     Authorized Officer

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:


                                   ______________________________________
                                   Signature by or on behalf of Assignor


                                   ______________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ _________________________________________________________________ for the
account of___________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _________________________________________________________________________.

         This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-3

                          FORM OF CLASS A-1 CERTIFICATE

                               CLASS A-1 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                    Certificate Principal Balance of this
Variable                              Class A-1 Certificate as of the Issue
                                      Date: $______________

Date of Pooling and Servicing         Class Principal Balance of all the Class
Agreement: November 1, 1996           A-1 Certificates as of the Issue Date:
                                      $33,475,146

Cut-off Date: November 1, 1996        Aggregate unpaid principal
                                      balance of the Mortgage Pool
Issue Date: November 7, 1996          as of the Cut-off Date, after
                                      deducting payments of principal
First Distribution Date:              due on or before such date,
December 16, 1996                     whether or not received:
                                      $456,736,350

Master Servicer and Special Servicer: Trustee:
GMAC Commercial Mortgage Corporation  State Street Bank and Trust Company

Certificate No. A-1-__                CUSIP No.  361849 AC 6


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS

WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO.,
HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal balance of this Class A-1 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-1 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the fifth day (or, if such fifth day is not a Business Day, the preceding Business Day) of the month of such distribution (as to the Class A-1 Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-1 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                   State Street Bank and Trust Company,
                                            as Trustee



                                   By:_________________________________
                                                     Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

Dated:

                                   State Street Bank and Trust Company,
                                            as Certificate Registrar


                                   By:_________________________________
                                                     Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:


                                   ______________________________________
                                   Signature by or on behalf of Assignor


                                   ______________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ _________________________________________________________________ for the
account of_________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ________________________________________________________________________.

         This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-4

                         FORM OF CLASS A-2A CERTIFICATE

                               CLASS A-2A MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                    Certificate Principal Balance of this
6.7900% per annum                     Class A-2A Certificate as of the Issue
                                      Date: $_______________

Date of Pooling and Servicing         Class Principal Balance of all the Class
Agreement: November 1, 1996           A-2A Certificates as of the Issue Date:
                                      $190,353,000

Cut-off Date: November 1, 1996        Aggregate unpaid principal
                                      balance of the Mortgage Pool
Issue Date: November 7, 1996          as of the Cut-off Date, after
                                      deducting payments of principal
First Distribution Date:              due on or before such date,
December 16, 1996                     whether or not received:
                                      $456,736,350

Master Servicer and Special Servicer: Trustee:
GMAC Commercial Mortgage Corporation  State Street Bank and Trust Company

Certificate No. A-2A-__               CUSIP No.  361849 AD 4


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS

WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO.,
HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Class A-2A Certificate (obtained by dividing the principal balance of this Class A-2A Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-2A Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-2A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the

Class A-2A Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2A Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-2A Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class A-2A Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2A Certificates are exchangeable for new Class A-2A Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2A Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class A-2A Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2A Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 5% of the aggregate Cut-off Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                   State Street Bank and Trust Company,
                                            as Trustee



                                   By:_________________________________
                                                     Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-2A Certificates referred to in the within-mentioned Agreement.

Dated:

                                   State Street Bank and Trust Company,
                                            as Certificate Registrar


                                   By:_________________________________
                                                     Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:


                                   _____________________________________
                                   Signature by or on behalf of Assignor


                                   _____________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ _________________________________________________________________ for the
account of________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ________________________________________________________________________.

         This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-5

                         FORM OF CLASS A-2B CERTIFICATE

                               CLASS A-2B MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                    Certificate Principal Balance of this
7.2200% per annum                     Class A-2B Certificate as of the Issue
                                      Date: $_______________

Date of Pooling and Servicing         Class Principal Balance of all the Class
Agreement: November 1, 1996           A-2B Certificates as of the Issue Date:
                                      $71,963,000

Cut-off Date: November 1, 1996        Aggregate unpaid principal
                                      balance of the Mortgage Pool
Issue Date: November 7, 1996          as of the Cut-off Date, after
                                      deducting payments of principal
First Distribution Date:              due on or before such date,
December 16, 1996                     whether or not received:
                                      $456,736,350

Master Servicer and Special Servicer: Trustee:
GMAC Commercial Mortgage Corporation  State Street Bank and Trust Company

Certificate No. A-2B-__               CUSIP No.  361849 AE 2


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS

WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO.,
HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Class A-2B Certificate (obtained by dividing the principal balance of this Class A-2B Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-2B Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-2B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the

Class A-2B Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-2B Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class A-2B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2B Certificates are exchangeable for new Class A-2B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class A-2B Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2B Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                   State Street Bank and Trust Company,
                                            as Trustee



                                   By:_________________________________
                                                     Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-2B Certificates referred to in the within-mentioned Agreement.

Dated:

                                   State Street Bank and Trust Company,
                                            as Certificate Registrar


                                   By:_________________________________
                                                     Authorized Officer

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:


                                   ______________________________________
                                   Signature by or on behalf of Assignor


                                   ______________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ _________________________________________________________________ for the
account of________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _______________________________________________________________________.

         This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-6

                           FORM OF CLASS B CERTIFICATE

                                CLASS B MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                    Certificate Principal Balance of this
7.3400% per annum                     Class B Certificate as of the Issue Date:
                                      $_______________

Date of Pooling and Servicing         Class Principal Balance of all the
Agreement: November 1, 1996           Class B Certificates as of the Issue Date:
                                      $31,978,000

Cut-off Date: November 1, 1996        Aggregate unpaid principal
                                      balance of the Mortgage Pool
Issue Date: November 7, 1996          as of the Cut-off Date, after
                                      deducting payments of principal
First Distribution Date:              due on or before such date,
December 16, 1996                     whether or not received:
                                      $456,736,350

Master Servicer and Special Servicer: Trustee:
GMAC Commercial Mortgage Corporation  State Street Bank and Trust Company

Certificate No. B-__                  CUSIP No.  361849 AF 9


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS

WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO.,
HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A- 2B, CLASS X-1 AND CLASS X-2 CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2A AND CLASS A-2B CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal balance of this Class

B Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class B Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class B Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class B Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of a Class B Certificate or any interest therein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (x) in the case of a Class B Certificate that constitutes a BookEntry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60; or (y) in the case of a Class B Certificate that is held as a Definitive Certificate, the prospective transferee provides the Trustee, the Master Servicer and the Depositor with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee, the Master Servicer and the Depositor that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class B Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class B Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (or, alternatively, for so long as the Class B Certificates constitute Book-Entry Certificates, that the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60). The Trustee may require that any prospective transferee of a Class B Certificate that is held as a Definitive Certificate, provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                   State Street Bank and Trust Company,
                                    as Trustee



                                   By:_________________________________
                                                     Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B Certificates referred to in the within-mentioned Agreement.

Dated:

                                   State Street Bank and Trust Company,
                                   as Certificate Registrar


                                   By:_________________________________
                                                Authorized Officer

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:


                                   _____________________________________
                                   Signature by or on behalf of Assignor


                                   _____________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ _________________________________________________________________ for the
account of________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ______________________________________________________________________.

         This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-7

                           FORM OF CLASS C CERTIFICATE

                                CLASS C MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                    Certificate Principal Balance of this
7.4300% per annum                     Class C Certificate as of the Issue Date:
                                      $_______________

Date of Pooling and Servicing         Class Principal Balance of all the
Agreement: November 1, 1996           Class C Certificates as of the Issue Date:
                                      $26,268,000

Cut-off Date: November 1, 1996        Aggregate unpaid principal
                                      balance of the Mortgage Pool
Issue Date: November 7, 1996          as of the Cut-off Date, after
                                      deducting payments of principal
First Distribution Date:              due on or before such date,
December 16, 1996                     whether or not received:
                                      $456,736,350

Master Servicer and Special Servicer: Trustee:
GMAC Commercial Mortgage Corporation  State Street Bank and Trust Company

Certificate No. C-__                  CUSIP No.  361849 AG 7


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS

WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO.,
HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A- 2B, CLASS X-1, CLASS X-2 AND CLASS B CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2A, CLASS A-2B AND CLASS B CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal balance of this Class

C Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class C Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class C Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class C Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of a Class C Certificate or any interest therein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (x) in the case of a Class C Certificate that constitutes a BookEntry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60; or (y) in the case of a Class C Certificate that is held as a Definitive Certificate, the prospective transferee provides the Trustee, the Master Servicer and the Depositor with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee, the Master Servicer and the Depositor that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class C Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class C Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (or, alternatively, for so long as the Class C Certificates constitute Book-Entry Certificates, that the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60). The Trustee may require that any prospective transferee of a Class C Certificate that is held as a Definitive Certificate, provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    State Street Bank and Trust Company,
                                     as Trustee



                                    By:_________________________________
                                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class C Certificates referred to in the within-mentioned Agreement.

Dated:

                                   State Street Bank and Trust Company,
                                   as Certificate Registrar


                                   By:___________________________________
                                                Authorized Officer

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:


                                   _____________________________________
                                   Signature by or on behalf of Assignor


                                   _____________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ _________________________________________________________________ for the
account of_______________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _______________________________________________________________________.

         This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-8

                           FORM OF CLASS D CERTIFICATE

                                CLASS D MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                    Certificate Principal Balance of this
7.7300% per annum                     Class C Certificate as of the Issue Date:
                                      $_______________

Date of Pooling and Servicing         Class Principal Balance of all the
Agreement: November 1, 1996           Class D Certificates as of the Issue Date:
                                      $27,409,000

Cut-off Date: November 1, 1996        Aggregate unpaid principal
                                      balance of the Mortgage Pool
Issue Date: November 7, 1996          as of the Cut-off Date, after
                                      deducting payments of principal
First Distribution Date:              due on or before such date,
December 16, 1996                     whether or not received:
                                      $456,736,350

Master Servicer and Special Servicer: Trustee:
GMAC Commercial Mortgage Corporation  State Street Bank and Trust Company

Certificate No. D-__                  CUSIP No.  361849 AH 5


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS

WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO.,
HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A- 2B, CLASS X-1, CLASS X-2, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal balance of this Class

D Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class D Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class D Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class D Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of a Class D Certificate or any interest therein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (x) in the case of a Class D Certificate that constitutes a BookEntry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60; or (y) in the case of a Class D Certificate that is held as a Definitive Certificate, the prospective transferee provides the Trustee, the Master Servicer and the Depositor with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee, the Master Servicer and the Depositor that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class D Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class D Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (or, alternatively, for so long as the Class D Certificates constitute Book-Entry Certificates, that the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60). The Trustee may require that any prospective transferee of a Class D Certificate that is held as a Definitive Certificate, provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                   State Street Bank and Trust Company,
                                    as Trustee



                                   By:__________________________________
                                                     Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class D Certificates referred to in the within-mentioned Agreement.

Dated:

                                   State Street Bank and Trust Company,
                                   as Certificate Registrar


                                   By:__________________________________
                                                Authorized Officer

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:


                                   ______________________________________
                                   Signature by or on behalf of Assignor


                                   ______________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ _________________________________________________________________ for the
account of________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _______________________________________________________________________.

         This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-9

                           FORM OF CLASS E CERTIFICATE

                                CLASS E MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                    Certificate Principal Balance of this
7.8600% per annum                     Class C Certificate as of the Issue Date:
                                      $_______________

Date of Pooling and Servicing         Class Principal Balance of all the
Agreement: November 1, 1996           Class E Certificates as of the Issue Date:
                                      $13,705,000

Cut-off Date: November 1, 1996        Aggregate unpaid principal
                                      balance of the Mortgage Pool
Issue Date: November 7, 1996          as of the Cut-off Date, after
                                      deducting payments of principal
First Distribution Date:              due on or before such date,
December 16, 1996                     whether or not received:
                                      $456,736,350

Master Servicer and Special Servicer: Trustee:
GMAC Commercial Mortgage Corporation  State Street Bank and Trust Company

Certificate No. E-__                  CUSIP No.  361849 AJ 1


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS

WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO.,
HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A- 2B, CLASS X-1, CLASS X-2, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 7, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (WITHIN THE MEANING OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE ASSETS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal balance of this Class E Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class E Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class E Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class E Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of a Class E Certificate or any interest therein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (x) in the case of a Class E Certificate that constitutes a BookEntry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60; or (y) in the case of a Class E Certificate that is held as a Definitive Certificate, the prospective transferee provides the Trustee, the Master Servicer and the Depositor with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee, the Master Servicer and the Depositor that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class E Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class E Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (or, alternatively, for so long as the Class E Certificates constitute Book-Entry Certificates, that the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60). The Trustee may require that any prospective transferee of a Class E Certificate that is held as a Definitive Certificate, provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                   State Street Bank and Trust Company,
                                    as Trustee



                                   By:_________________________________
                                                     Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class E Certificates referred to in the within-mentioned Agreement.

Dated:

                                   State Street Bank and Trust Company,
                                   as Certificate Registrar


                                   By:_________________________________
                                                Authorized Officer

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:


                                   ______________________________________
                                   Signature by or on behalf of Assignor


                                   ______________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ _________________________________________________________________ for the
account of_________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ________________________________________________________________________.

         This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-10

                           FORM OF CLASS F CERTIFICATE

                                CLASS F MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                    Certificate Principal Balance of this
7.8600% per annum                     Class F Certificate as of the Issue Date:
                                      $_______________

Date of Pooling and Servicing         Class Principal Balance of all the
Agreement: November 1, 1996           Class F Certificates as of the Issue
                                      Date:  $22,841,000

Cut-off Date: November 1, 1996        Aggregate unpaid principal
                                      balance of the Mortgage Pool
Issue Date: November 7, 1996          as of the Cut-off Date, after
                                      deducting payments of principal
First Distribution Date:              due on or before such date,
December 16, 1996                     whether or not received:
                                      $456,736,350

Master Servicer and Special Servicer: Trustee:
GMAC Commercial Mortgage Corporation  State Street Bank and Trust Company

Certificate No. F-__                  CUSIP No.  361849 AK 8


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A- 2B, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 7, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (WITHIN THE MEANING OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE ASSETS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE

PRINCIPAL BALANCE OF THE CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that ___________ is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal balance of this Class F Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class F Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class F Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class F Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Class F Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Securities Act, a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement; and (ii) in all other cases,

(A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit B-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement as Exhibit B-3, and (B) unless the Depositor directs otherwise, an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such). None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. Any Class F Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class F Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Class F Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class F Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Trustee, the Master Servicer and the Depositor with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee, the Master Servicer and the Depositor that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class F Certificate or interest therein without delivery of the certification of facts and Opinion of Counsel referred to in the preceding sentence shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class F Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The Trustee may require that any prospective transferee of a Class F Certificate that is held as a Definitive Certificate, provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                   State Street Bank and Trust Company,
                                    as Trustee



                                   By:_________________________________
                                                     Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class F Certificates referred to in the within-mentioned Agreement.

Dated:

                                   State Street Bank and Trust Company,
                                   as Certificate Registrar


                                   By:_________________________________
                                                Authorized Officer

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:


                                   _____________________________________
                                   Signature by or on behalf of Assignor


                                   _____________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ _________________________________________________________________ for the
account of______________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

         This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-11

                           FORM OF CLASS G CERTIFICATE

                                CLASS G MORTGAGE
                           PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                    Certificate Principal Balance of this
5.7000% per annum                     Class G Certificate as of the Issue Date:
                                      $________________

Date of Pooling and Servicing         Class Principal Balance of all the
Agreement: November 1, 1996           Class G Certificates as of the Issue
                                      Date:  $19,415,000

Cut-off Date: November 1, 1996        Aggregate unpaid principal
                                      balance of the Mortgage Pool
Issue Date: November 7, 1996          as of the Cut-off Date, after
                                      deducting payments of principal
First Distribution Date:              due on or before such date,
December 16, 1996                     whether or not received:
                                      $456,736,350

Master Servicer and Special Servicer: Trustee:
GMAC Commercial Mortgage Corporation  State Street Bank and Trust Company

Certificate No. G-__                  CUSIP No.  361849 AL 6


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A- 2B, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 7, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (WITHIN THE MEANING OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE ASSETS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE

CERTIFICATE PRINCIPAL BALANCE OF THE CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that ___________ is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal balance of this Class G Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class G Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class G Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class G Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Class G Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Securities Act, a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement; and (ii) in all other cases, (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit B-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement as Exhibit B-3, and (B) unless the Depositor directs otherwise, an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such). None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Class G Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class G Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Trustee, the Master Servicer and the Depositor with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee, the Master Servicer and the Depositor that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class G Certificate or interest therein without delivery of the certification of facts and Opinion of Counsel referred to in the preceding sentence shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class G Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The Trustee may require that any prospective transferee of a Class G Certificate that is held as a Definitive Certificate, provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                   State Street Bank and Trust Company,
                                    as Trustee



                                   By:__________________________________
                                                     Authorized Officer




                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class G Certificates referred to in the within-mentioned Agreement.

Dated:

                                   State Street Bank and Trust Company,
                                   as Certificate Registrar


                                   By:_________________________________
                                                Authorized Officer

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:


                                   _____________________________________
                                   Signature by or on behalf of Assignor


                                   _____________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ _________________________________________________________________ for the
account of_______________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ______________________________________________________________________.

         This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-12

                           FORM OF CLASS H CERTIFICATE

                                CLASS H MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                    Certificate Principal Balance of this
5.7000% per annum                     Class H Certificate as of the Issue Date:
                                      $_________________

Date of Pooling and Servicing         Class Principal Balance of all the
Agreement: November 1, 1996           Class H Certificates as of the Issue
                                      Date:  $19,415,204

Cut-off Date: November 1, 1996        Aggregate unpaid principal
                                      balance of the Mortgage Pool
Issue Date: November 7, 1996          as of the Cut-off Date, after
                                      deducting payments of principal
First Distribution Date:              due on or before such date,
December 16, 1996                     whether or not received:
                                      $456,822,151

Master Servicer and Special Servicer: Trustee:
GMAC Commercial Mortgage Corporation  State Street Bank and Trust Company

Certificate No. H-__                  CUSIP No.  361849 AM 4


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A- 2B, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT

PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 7, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (WITHIN THE MEANING OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE ASSETS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN

FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that ___________ is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal balance of this Class H Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class H Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class H Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class H Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Class H Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Securities Act, a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement; and (ii) in all other cases, (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit B-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement as Exhibit B-3, and (B) unless the Depositor directs otherwise, an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such). None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class H Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. Any Class H Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Class H Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class H Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Trustee, the Master Servicer and the Depositor with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee, the Master Servicer and the Depositor that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class H Certificate or interest therein without delivery of the certification of facts and Opinion of Counsel referred to in the preceding sentence shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class H Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The Trustee may require that any prospective transferee of a Class H Certificate that is held as a Definitive Certificate, provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                   State Street Bank and Trust Company,
                                    as Trustee



                                   By:_________________________________
                                                     Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class H Certificates referred to in the within-mentioned Agreement.

Dated:

                                   State Street Bank and Trust Company,
                                   as Certificate Registrar


                                   By:_________________________________
                                                Authorized Officer

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:


                                   _____________________________________
                                   Signature by or on behalf of Assignor


                                   _____________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ _________________________________________________________________ for the
account of______________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

         This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-13

                          FORM OF CLASS R-I CERTIFICATE

                               CLASS R-I MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing         Percentage Interest evidenced by
Agreement: November 1, 1996           this Certificate in the related Class:
                                      ____%

Cut-off Date: November 1, 1996        Aggregate unpaid principal
                                      balance of the Mortgage Pool
Issue Date: November 7, 1996          as of the Cut-off Date, after
                                      deducting payments of principal
First Distribution Date:              due on or before such date,
December 16, 1996                     whether or not received:
                                      $456,736,350

Master Servicer and Special Servicer: Trustee:
GMAC Commercial Mortgage Corporation  State Street Bank and Trust Company

Certificate No. R-I-__                CUSIP No.: 361849 AN 2


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A- 2B, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE

SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

                  This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class R-I Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-I Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Depositor's Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Class R-I Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Securities Act, a certificate from the

Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement; and (ii) in all other cases, (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit B-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement as Exhibit B-3, and (B) unless the Depositor directs otherwise, an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such). None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any Class R-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Class R-I Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Trustee, the Master Servicer and the Depositor with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee, the Master Servicer and the Depositor that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class R-I Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The Trustee may require that any prospective transferee of a Class R-I Certificate that is held as a Definitive Certificate, provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-I Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   State Street Bank and Trust Company,
                                    as Trustee



                                   By:________________________________
                                              Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

Dated:

                                   State Street Bank and Trust Company,
                                   as Certificate Registrar


                                   By:__________________________________
                                                     Authorized Officer

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:


                                   _____________________________________
                                   Signature by or on behalf of Assignor


                                   _____________________________________
                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be by check made payable to _________________________ and mailed to________________________________________.

         Applicable statements and notices should be mailed to _________________
______________________________________________.

         This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-14

                         FORM OF CLASS R-II CERTIFICATE

                               CLASS R-II MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing         Percentage Interest evidenced by
Agreement: November 1, 1996           this Certificate in the related Class:
                                      ____%

Cut-off Date: November 1, 1996        Aggregate unpaid principal
                                      balance of the Mortgage Pool
Issue Date: November 7, 1996          as of the Cut-off Date, after
                                      deducting payments of principal
First Distribution Date:              due on or before such date,
December 16, 1996                     whether or not received:
                                      $456,736,350

Master Servicer and Special Servicer: Trustee:
GMAC Commercial Mortgage Corporation  State Street Bank and Trust Company

Certificate No. R-II-__               CUSIP No.: 361849 AP 7


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A- 2B, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE

SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

                  This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class R-II Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-II Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Depositor's Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Class R-II Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Securities Act, a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement; and (ii) in all other cases, (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit B-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement as Exhibit B-3, and (B) unless the Depositor directs otherwise, an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such). None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification. Any Class R-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Class R-II Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Trustee, the Master Servicer and the Depositor with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee, the Master Servicer and the Depositor that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under
Section 4975 of the Code. Each Person who acquires any Class R-II Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The Trustee may require that any prospective transferee of a Class R-II Certificate that is held as a Definitive Certificate, provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such
Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such
Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-II Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   State Street Bank and Trust Company,
                                    as Trustee



                                   By:_________________________________
                                              Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

Dated:

                                   State Street Bank and Trust Company,
                                   as Certificate Registrar


                                   By:__________________________________
                                                     Authorized Officer

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:


                                   _____________________________________
                                   Signature by or on behalf of Assignor


                                   _____________________________________
                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be by check made payable to ____________________________ and mailed to_____________________________________.

         Applicable statements and notices should be mailed to _________________
________________________________________.

         This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-15

                         FORM OF CLASS R-III CERTIFICATE

                              CLASS R-III MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing         Percentage Interest evidenced by
Agreement: November 1, 1996           this Certificate in the related Class:
                                      ___%

Cut-off Date: November 1, 1996        Aggregate unpaid principal
                                      balance of the Mortgage Pool
Issue Date: November 7, 1996          as of the Cut-off Date, after
                                      deducting payments of principal
First Distribution Date:              due on or before such date,
December 16, 1996                     whether or not received:
                                      $456,736,350

Master Servicer and Special Servicer: Trustee:
GMAC Commercial Mortgage Corporation  State Street Bank and Trust Company

Certificate No. R-III-__              CUSIP No.: 361849 AQ 5


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A- 2B, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE

SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

                  This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Class R-III Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-III Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class R-III Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-III Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-III Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Depositor's Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-III Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-III Certificates are exchangeable for new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class R-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Class R-III Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Securities Act, a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement; and (ii) in all other cases, (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Agreement as Exhibit B-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Agreement as Exhibit B-3, and (B) unless the Depositor directs otherwise, an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such). None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-III Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-III Certificate without registration or qualification. Any Class R-III Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-III Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Class R-III Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-III Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Trustee, the Master Servicer and the Depositor with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee, the Master Servicer and the Depositor that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under
Section 4975 of the Code. Each Person who acquires any Class R-III Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class R-III Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The Trustee may require that any prospective transferee of a Class R-III Certificate that is held as a Definitive Certificate, provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-III Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMICrelated tax caused by the Transfer of a Class R-III Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-III Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-III Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  No service charge will be imposed for any registration of transfer or exchange of Class R-III Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-III Certificates.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   State Street Bank and Trust Company,
                                    as Trustee



                                   By:_________________________________
                                              Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

Dated:

                                   State Street Bank and Trust Company,
                                   as Certificate Registrar


                                   By:___________________________________
                                                     Authorized Officer

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:


                                   ______________________________________
                                   Signature by or on behalf of Assignor


                                   ______________________________________
                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be by check made payable to ___________________________ and mailed to_____________________________________.

         Applicable statements and notices should be mailed to _________________
__________________________________.

         This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT B-1

                        FORM I OF TRANSFEROR CERTIFICATE


                                                             _____________, 19__
State Street Bank and Trust Company
Two International Place, 5th Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Department

                   Re: GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates Series 1996-C1, Class [F] [G] [H], having an initial principal balance as of ____________ ___, 1996 of $__________

Dear Sirs:

         This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificate (the "Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ____________ 1, 1996, among GMAC Commercial Mortgage Securities, Inc. as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

         1. The Transferor is the lawful owner of the Certificate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever.

         2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Certificate, any interest in the Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Certificate, any interest in the Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution under the Securities Act of 1933 (the "Securities Act"), or would render the disposition of the Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Certificate pursuant to the Securities Act or any state securities laws.

         3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" (as that term is defined in Rule 144A ("Rule 144A") under the Securities
Act) purchasing for its own account. In determining whether the Transferee is a "qualified institutional buyer," the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

         ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

         ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

         ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

         ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies," as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

         4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a "qualified institutional buyer:"

                  (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with the Transferee; securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer; securities of issuers that are part of the Transferee's "family of investment companies," if the Transferee is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

                  (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

                  (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

         5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

         6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Certificate and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificate, that the Transferee has requested.

                                   Very truly yours,

                                   (Transferor)
                                   By:
                                   Name:
                                   Title:

                                   EXHIBIT B-2

                        FORM I OF TRANSFEREE CERTIFICATE


                                                             _____________, 19__
State Street Bank and Trust Company
Two International Place, 5th Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Department

                   Re: GMAC Commercial Mortgage Securities, Inc., Mortgage Pass- Through Certificates, Series 1996-C1, Class [F] [G] [H], having an initial principal balance as of _____________ ___, 1996 of $__________

Dear Sirs:

         This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificate (the "Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of _____________, 1996, among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and State Street Bank and Trust Company, as Trustee. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

         1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

         2. The Transferee has been furnished with all information regarding (a) the Certificate and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and
(d) any credit enhancement mechanism associated with the Certificate, that it has requested.

         3. If the Transferee proposes that the Certificate be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.

                                   Very truly yours,

                                   (Transferee)
                                   By:
                                   Name:
                                   Title:

                             NOMINEE ACKNOWLEDGEMENT

         The undersigned hereby acknowledges and agrees that as to the Certificate being registered in its name, the sole beneficial owner thereof is and shall be _______________, the Transferee identified above, for whom the undersigned is acting as nominee.

                                   (Nominee)
                                   By:
                                   Name:
                                   Title:

                                                          ANNEX 1 TO EXHIBIT B-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificate (the "Certificate") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificate (the "Transferee").

         2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ BANK. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

         ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

         ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to
         Section 15 of the Securities Exchange Act of 1934.

         ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

         ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

         ___ OTHER. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
         (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

         3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

                  (1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market.

Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

         5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

 Yes  No          Will the Transferee be purchasing the Certificate

         only for the Transferee's own account?

         6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.
         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

         Print Name of Transferee
         By:
         Name:
         Title:
         Date:

                                                          ANNEX 2 TO EXHIBIT B-2
            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]
         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificate (the "Certificate") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:
         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").
         2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.
         ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A). ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).
         3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).
         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

         5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.
 Yes  No
         Will the Transferee be purchasing the Certificate only for the Transferee's own account?
         6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.
         7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

         Print Name of Transferee or Adviser
         By:
         Name:
         Title:
         IF AN ADVISER:

         Print Name of Transferee
         Date:

                                   EXHIBIT B-3

                        FORM II OF TRANSFEREE CERTIFICATE

                                                             _____________, 19__
State Street Bank and Trust Company
Two International Place, 5th Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Department

                    Re: GMAC Commercial Mortgage Securities, Inc., Mortgage Pass- Through Certificates, Series 1996-C1, Class [F] [G] [H], having an initial principal balance as of ___________ ___, 1996 of $__________

Dear Sirs:
         This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") of the captioned Certificate (the "Certificate"), pursuant to
Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ __, 1996, among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:
         1. The Transferee is acquiring the Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.
         2. The Transferee understands that (a) the Certificate has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Certificate and (c) neither the Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit B-1 to the Pooling and Servicing Agreement, and a certificate from the prospective transferee substantially in the form attached either as Exhibit B-2 or Exhibit B-3 to the Pooling and Servicing Agreement, or (B) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.
         3. The Transferee understands that it may not sell or otherwise transfer the Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Certificate will bear legends substantially to the following effect:
         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     - AND -
         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.
         4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Certificate, any interest in the Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Certificate, any interest in the Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Certificate under the Securities Act, would render the disposition of the Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing.
         5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Certificate and distributions thereon, (c) the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.
         6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

         Very truly yours,

         (Transferee)
         By:
         Name:
         Title:

                                   EXHIBIT C-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                  FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES



STATE OF                            )
                                    ) ss:
COUNTY OF                           )


                  ____________________, being first duly sworn, deposes and says that:

                  1. He/She is the ____________________ of ____________________
(the prospective transferee (the "Transferee") of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1996-C1, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Certificates")), a ________________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

                  2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

                  3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a nonPermitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

                  4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

                  6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

                  7. The Transferee's taxpayer identification number is
_________________.

                  8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause
(ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause
(ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

                  9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

                  10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

                  11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit H-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

                  12. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of , ____.

                                   [NAME OF TRANSFEREE]


                                   By:______________________________
                                            [Name of Officer]
                                            [Title of Officer]

[Corporate Seal]

ATTEST:


____________________________
[Assistant] Secretary


                  Personally appeared before me the above-named
____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

                  Subscribed and sworn before me this ___ day of _____________________, _____.



                                   ___________________________________
                                   NOTARY PUBLIC

                                   COUNTY OF______________________
                                   STATE OF_______________________
                                   My Commission expires the _________ day of ___________, 19__.

                                   EXHIBIT C-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                           REMIC RESIDUAL CERTIFICATES

                                                           _______________, 19__


State Street Bank and Trust Company
Two International Place
Boston, Massachusetts  02110
Attention:  Corporate Trust Department

                  Re: GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates")

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of [Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of _______________, 1996 (the "Pooling and Servicing Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and State Street Bank and Trust Company, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                   Very truly yours,



                                   ____________________________________
                                   (Transferor)

                                   By:_________________________________
                                   Name:_______________________________
                                   Title:______________________________

                                    EXHIBIT D
                     (Form of Delinquent Loan Status Report)

             GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
  INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                 STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1

Statement Date:
Payment Date:
Prior Payment:
Record Date:

                                              DELINQUENCY LOAN DETAIL


OUTSTANDING                                                   SPECIAL
OFFERING                                                                       CURRENT          OUTSTANDING
PROPERTY                    ADVANCE            LOAN          SERVICER
CIRCULAR                     LOAN                            PAID THRU           P&I                P&I
PROTECTION                DESCRIPTION         STATUS         TRANSFER        FORECLOSURE        BANKRUPTCY
CONTROL#                     GROUP            PERIOD           DATE            ADVANCE           ADVANCES*
----------------------------------------------------------------------------------------------------------
ADVANCES                      (1)               (2)            DATE             DATE               DATE           REO DATE
--------------------------------------------------------------------------------------------------------------------------









TOTALS:                                                                            0.00               0.00          0.00

(1)  Advance Description
       0.   P&I Advance -- Late Payment but G one month delinquent
       1.   P&I Advance -- Loan delinquent 1 month
       2.   P&I Advance -- Loan Delinquent 2 months
       3.   P&I Advance -- Loan delinquent 3 months or more
       4.   P&I Advance -- Loan in Grace Period
       5.   P&I Advance -- Assumed Scheduled Payment

(2)  Loan Status
       1.   Specially Serviced                    6.   DPO
       2.   Foreclosure                           7.   Foreclosure Sale

       3.   Bankruptcy                             8.   Bankruptcy Sale
       4.   REO                                    9.   REO Disposition
       5.   Prepay in Full                        10.   Modification/Workout

*Outstanding P&I Advances include the current period P&I Advance

                                    EXHIBIT E
                  (Form of Historical Loan Modification Report)

             GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
  INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                 STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1


Statement Date:
Payment Date:
Prior Payment:
Record Date:

                                               MODIFIED LOAN DETAIL


                        OFFERING
MODIFICATION            CIRCULAR                  MODIFICATION             MODIFICATION
   DATE                 CONTROL#                      DATE                  DESCRIPTION
---------------------------------------------------------------------------------------












                                    EXHIBIT F
                        (Form of Historical Loss Report)

             GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
  INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                 STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1


Statement Date:
Payment Date:
Prior Payment:
Record Date:

                                               REALIZED LOSS DETAIL



                                                              APPRAISAL
                                OFFERING                       VALUE/          SCHED
AGGREGATE    NET                AS A % OF         CURRENT
DISTRIBUTION                    CIRCULAR         APPRAISAL     BROKERS       PRINCIPAL       GROSS
LIQUIDATION  LIQUIDATION        SCHED            REALIZED
   DATE                         CONTROL#           DATE       ESTIMATE        BALANCE      PROCEEDS
---------------------------------------------------------------------------------------------------
EXPENSES*    PROCEEDS           BALANCE           LOSS
-------------------------------------------------------







Current Total                                                    0                            0
Cumulative                                                       0                            0



                                GROSS                                         NET
                              PROCEEDS                                     PROCEEDS
                              AS A % OF
AGGREGATE    NET
DISTRIBUTION                    SCHED
LIQUIDATION  LIQUIDATION
   DATE                       PRINCIPAL
-----------------------------------------------------------------------------------
EXPENSES*    PROCEEDS
------------------------







Current Total                    0            0               0            0
Cumulative                       0            0               0            0

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid special servicing fees, unpaid trustee fees, etc.

                                    EXHIBIT G
                           (Form of REO Status Report)

             GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
  INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                 STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1

                             Statement Date:
                              Payment Date:
                             Prior Payment:
                              Record Date:

                                           DELINQUENCY/PREPAYMENT/RATE HISTORY REPORTING


                                                                                                           FORECLOSURE/
DISTRIBUTION                DELINQ 1 MONTHS           DELINQ 2 MONTHS          DELINQ 3+ MONTHS            BANKRUPTCY
                            -----------------------------------------------------------------------------------------------------
    DATE                      #   BALANCE              #    BALANCE              #     BALANCE            #     BALANCE
---------------------------------------------------------------------------------------------------------------------------------


















DISTRIBUTION                       REO                MODIFICATIONS            PREPAYMENTS               NEW WEIGHTED AVG.
                            ----------------------------------------------------------------------------------------------
    DATE                      #     BALANCE           #     BALANCE           #     BALANCE          COUPON             REMIT
-----------------------------------------------------------------------------------------------------------------------------














Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency Aging Category

                                    EXHIBIT H
                           FORM OF REQUEST FOR RELEASE

DATE:
TO:
RE:                REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (indicate one) [  ] Mortgage Loan Prepaid in Full
                                                  [  ] Mortgage Loan Repurchased
or Sold
                                                  [  ] Other (specify)
----------------------

---------------------------------

---------------------------------

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


--------------------------------------------------------------------------------
[GMAC COMMERCIAL MORTGAGE CORPORATION]
Authorized Signature

**************************************************
TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

           Enclosed Documents:       [ ] Promissory Note
                                                   [ ] Primary Insurance Policy
                                                   [ ] Mortgage or Deed of Trust
                                                   [ ] Assignment(s) of Mortgage
or Deed of Trust
                                                   [ ] Title Insurance Policy
                                                   [ ] Other:

____________________________________________________________________________
Name

____________________________________________________________________________
Title

____________________________________________________________________________
Date

                                    EXHIBIT I
                  (Form of Special Servicer Loan Status Report)

             GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
  INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                 STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1







                                                SPECIALLY SERVICED LOAN STATUS LOANS


Number of Loans as of the Closing Date
Principal Balance as of the Closing Date
Current Number of Loans
Current Outstanding Principal Balance
Current Number of Specially Serviced Loans
Current Outstanding Principal Balance of Specially Serviced Loans
Percent of Specially Serviced Loans (per Current Number of Loans)
Percent of Specially Serviced Loans (per Current Outstanding Principal Balance)


                                                                                                                       CURRENT
                                                                                                                      PRINCIPAL
                                                                                          INITIAL      CURRENT     BALANCE AS A %
                                                                            NUMBER OF    PRINCIPAL    PRINCIPAL     OF SPECIALLY
SPECIALLY SERVICED LOAN STATUS                                                LOANS       BALANCE      BALANCE     SERVICED LOANS
----------------------------------------------------------------------------------------------------------------------------------

1)  Request for waiver of Prepayment Penalty
2)  Payment Default
3)  Request for Loan Modification or Workout
4)  Loans with Borrower Bankruptcy
5)  Loans in Process of Foreclosure






                                       -4-

6)  Loans now REO Property
7)  Loans Paid Off
8)  Loans Returned to Master Servicer

          Total                                                               0.00        0.00        0.00



                                                                                    Statement Date:
                                                                                    Payment Date:
                                                                                    Prior Payment:
                                                                                    Record Date:




Number of Loans as of the Closing Date                                                          0
Principal Balance as of the Closing Date                                                     0.00
Current Number of Loans                                                                         0
Current Outstanding Principal Balance                                                        0.00
Current Number of Specially Serviced Loans                                                      0
Current Outstanding Principal Balance of Specially Serviced Loans                            0.00
Percent of Specially Serviced Loans (per Current Number of Loans)                          0.0000%
Percent of Specially Serviced Loans (per Current Outstanding Principal Balance)            0.0000%


                                                                                       CURRENT
                                                                                      PRINCIPAL
                                                                                   BALANCE AS A %
                                                                                    OF TOTAL POOL
SPECIALLY SERVICED LOAN STATUS                                                         BALANCE
----------------------------------------------------------------------------------------------

1)  Request for waiver of Prepayment Penalty
2)  Payment Default
3)  Request for Loan Modification or Workout
4)  Loans with Borrower Bankruptcy
5)  Loans in Process of Foreclosure
6)  Loans now REO Property
7)  Loans Paid Off
8)  Loans Returned to Master Servicer

          Total

             GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR
 GMAC COMMERCIAL MORTGAGE CORPORATION, AS A SERVICER AND A MORTGAGE LOAN SELLER
               CONTITRADE SERVICES L.L.C., A MORTGAGE LOAN SELLER
  INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, A MORTGAGE LOAN SELLER
                 STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C1








                                                   SPECIALLY SERVICED LOAN DETAIL


                                 SPECIAL
OFFERING                        SERVICER           SCHED        SCHED                                                    NET
CIRCULAR                        TRANSFER         PRINCIPAL    INTEREST       MATURITY      PROPERTY                   OPERATING
CONTROL#                          DATE            BALANCE       RATE           DATE          TYPE          STATE       INCOME
--------------------------------------------------------------------------------------------------------------------------------

















                                                               Statement Date:
                                                               Payment Date:
                                                               Prior Payment:
                                                               Record Date:





                                                        DEBT          SPECIALLY
OFFERING                                               SERVICE        SERVICED
CIRCULAR                                              COVERAGE         STATUS
CONTROL#                              NOI DATE          RATIO           CODE*
-----------------------------------------------------------------------------
















*  Legend

1)  Request for waiver of Prepayment Penalty
2)  Payment Default
3)  Request for Loan Modification or Workout
4)  Loans with Borrower Bankruptcy
5)  Loans in Process of Foreclosure
6)  Loans now REO Property
7)  Loan Paid Off
8)  Loans Returned to Master Servicer

                                    EXHIBIT J
                 (Form of Section 4.02 Information and Reports)

                                                                         ANNEX A



                             CERTAIN CHARACTERISTICS
                              OF THE MORTGAGE LOANS

                                     ANNEX A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

         Underwriting NOI and the Estimated Annual Revenues and Estimated Annual Operating Expenses used to determine Underwriting NOI for each Mortgaged Property are derived from information furnished by the respective borrowers. Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") would not be the same as the stated Underwriting NOI, 1995 NOI or 1994 NOI for such Mortgaged Property as set forth in the following schedule or tables. In addition, none of Underwriting NOI, Most Recent NOI, 1995 NOI or 1994 NOI is a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwriting NOI, Most Recent NOI, 1995 NOI or 1994 NOI set forth herein with respect to any Mortgage Property intended to represent such future net cash flow.

         In the schedule and tables set forth in this Annex A, with respect to Mortgage Loans evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, a portion of the principal balance of the Mortgage Loan has been allocated to each related Mortgaged Property for certain purposes, including determining the Cut-off Date Loan-to-Value Ratio, Underwriting Debt Service Coverage Ratio, Underwriting NOI, Underwriting Cash Flow and Most Recent NOI.

         For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings, modified accordingly, by reference to the Payment Loan Term Notes and footnotes to the schedules that follow:

         1. "UNDERWRITING NOI" or "U/W NOI" as used herein with respect to any Mortgaged Property means an estimate, determined prior to the Delivery Date, of the total cash flow anticipated to be available for annual debt service on a Mortgage Loan calculated as the excess of Estimated Annual Revenues over Estimated Annual Operating Expenses, each of which was generally derived in the following manner:

                  (i) "ESTIMATED ANNUAL REVENUES" were generally assumed to be equal to one of the following: (a) the actual amounts of gross rents (in some cases including percentage rent) received during the latest 12-month period covered by operating statements supplied by the borrower (or annualized gross rents if such operating statements covered less than a 12-month period); or (b) the annualized amounts of gross potential rents or monthly contractual base rents under leases in effect as reflected on a rent roll provided by the borrower in connection with the origination of the related Mortgage Loan; or (c) amounts consistent with historical operating trends and market and competitive conditions; provided that such revenues were generally modified by (x) assuming that the occupancy rate for the Mortgaged Property was consistent with the relevant market if such occupancy rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower or as determined by a site inspection of the Mortgaged Property, and (y), in the case of retail, industrial/warehouse, office and medical office Mortgaged Properties, by assuming a level of expense reimbursements from tenants consistent with the terms of the lease or historical trends at the property, and in certain cases, assuming that a specified percentage of rent will become uncollectible. In addition, in the case of certain Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year.

                  (ii) "ESTIMATED ANNUAL OPERATING EXPENSES" were generally assumed to be equal to historical expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified as follows: (a) adjusting upwards or downwards to reflect a market level management fee and franchise fee, as appropriate, and (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data).

         2. "UNDERWRITING CASH FLOW" is Underwriting NOI after certain adjustments have been made that relate to replacement reserves and reserves for capital expenditures and tenant improvement and leasing commissions.

         3. "1995 NOI" is the net operating income (1995 Revenues less 1995 Expenses) for a Mortgaged Property as established by information provided by the related borrower, except that in certain cases such net operating income has been adjusted by removing certain nonrecurring expenses and revenues or by certain other normalizations and in certain cases may reflect annualization of partial year numbers. 1995 NOI does not necessarily reflect accrual of certain costs such as real estate taxes and capital expenditures and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from 1995 Expenses to reflect normalized 1995 NOI. In most cases, no attempt was made to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property.

         4. "1994 NOI" is the net operating income for 1994, calculated in a manner consistent with 1995 NOI.

         5. "MOST RECENT NOI" is the net operating income for any Mortgaged Property based on the most recent available operating statement (generally for a partial year period in 1996) or trailing 12-month net operating income reflected as of the Most Recent NOI End Date, calculated in a manner consistent with 1995 NOI. Where information was not available for 1996 in respect of a Mortgaged Property, Most Recent NOI as set forth in this Annex A shall be 1995 NOI.

         6. "ANNUAL DEBT SERVICE" means, for any Mortgage Loan 12 times the Monthly Payment in effect as of the Cut-off Date (or, in the case of each Cash-Flow Amortization Loan, an assumed Monthly Payment of principal and interest based on the applicable Current Mortgage Rate and a 25-year amortization term).

         7. "DEBT SERVICE COVERAGE RATIO," "UNDERWRITING DEBT SERVICE COVERAGE RATIO" and "UNDERWRITING DSC" means, with respect to any Mortgage Loan, (a) the Underwriting NOI for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

         8. "COMBINED DEBT SERVICE COVERAGE RATIO" or "UNDERWRITING COMBINED DSC" means, with respect to any Cross-Collateralized Mortgage Loan, (a) aggregate Underwriting NOI for all the related Mortgaged Properties, divided by
(b) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loan and all other Mortgage Loans with which it is cross-collateralized.

         9. "APPRAISED VALUE" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal, available to the Depositor. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

         10. "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LTV RATIO," "LOAN-TO-VALUE RATIO" or "LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

         11. "NET RENTABLE AREA" or "PROPERTY SIZE (SF)" or "SF" means, in the case of a Mortgaged Property operated as a retail center, office or medical office complex, industrial/warehouse facility, self-storage facility or combination retail office facility, the square footage of the net rentable or leasable area.

         12. "TOTAL UNITS" means: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment; (ii) in the case of a Mortgaged Property operated as a self-storage facility, the number of self-storage units;
(iii) in the case of a Mortgaged Property operated as a nursing home, the number of beds; (iv) in the case of a Mortgaged Property constituting a mobile home park, the number of pads; and (v) in the case of a Mortgaged Property operated as a hotel, the number of guest rooms.

         13. "OCCUPANCY %" means the percentage of Net Rentable Area or Total Units, as the case may be, of the Mortgaged Property that was occupied as of a specified date (identified on this Annex A as the "Occupancy as of Date"), as specified by the borrower or as derived from the Mortgaged Property's rent rolls or as determined by a site inspection of the Mortgaged Property. Information in this Annex A concerning the "Largest Tenant" and "Second Largest Tenant" is presented as of the same date as of which the Occupancy % is specified.

         14. "BALLOON AMOUNT" means, with respect to any Balloon Loan, the principal amount that will be due at maturity for such Balloon Loan based on the Maturity Assumptions and a 0% CPR.

         15. "LTV AT BALLOON" or "Balloon Loan-to-Value Ratio" means, with respect to any Balloon Loan, the Balloon Amount for such Balloon Loan divided by the Appraised Value of the related Mortgaged Property.

         16. "CURRENT MORTGAGE RATE" means, with respect to any Mortgage Loan, the Mortgage Rate in effect of the Cut-off Date.

         17. "CURRENT REPLACEMENT RESERVES" means, for any Mortgaged Property, reserves escrowed for needed repairs and remediation and, except in the case of the GMACCM Mortgage Loans, abatement of environmental issues as set forth in engineering and environmental reports. Current Replacement Reserves are reported as of a date within 90 days prior to the Cut-off Date.

         18. "CURRENT OTHER RESERVES" means, for any Mortgaged Property, reserves (including cash equivalents) escrowed for payment of future leasing commissions, tenant improvement expenses, capital expenditures and, in the case of the GMACCM Mortgage Loans, abatement of environmental issues, in each case if any. Current Other Reserves are reported as of a date within 90 days prior to the Cut-off Date.

         19. PAYMENT LOAN TERM NOTES. The indicated Mortgage Loans have the following payment terms:

ADJUSTABLE RATE TERMS

                                                                                                                   MORTGAGE
                           CUT-OFF                                                               MAXIMUM  MINIMUM  RATE
LOAN     CONTROL           DATE                                                         GROSS    MORTGAGE MORTGAGE ADJUSTMENT
COUNTER  NUMBER            BALANCE          PROPERTY NAME              INDEX            MARGIN   RATE     RATE     DATE
-----------------------------------------------------------------------------------------------------------------------

1        CONT1010 $13,176,907       Saddleback Apartments     LIBOR--  2.75%    11.75%  6.00%    04-01-97
                                                                       6 month

2        CONT1020   7,400,272       Sierra Creek Apartments   LIBOR--  2.75     11.75   6.00     04-01-97
                                                                       6 month

3        CONT1080   4,642,872       Mill Park Apartments      LIBOR--  2.75     11.75   6.00     04-01-97
                                                                       6 month

4        CONT1790   2,840,738       Heather Glen Care Center  LIBOR--
                                                                       6 month          3.00     12.75    8.50     04-01-97

5        CONT1150   2,626,065       Misty Ridge Apartments    LIBOR--  2.75     11.75   6.00     04-01-97
                                                                       6 month

6        CONT1320   1,764,531       Plantation House          LIBOR--  2.75     11.75   6.00     04-01-97
                                            Apartments                 6 month

7        CONT1930   1,023,762       15-17 Microlab Road       LIBOR--  3.15     12.00   9.00     04-01-97
                  -----------                                          ---------------------
                                                                       6 month

Total or Wtd. Avg.         $33,475,147                                                 2.7834%   11.843%  6.304%

LOAN COUNTERS 9 AND 10, 500 ENTERPRISE DRIVE AND TECH CENTER

Multiple Mortgaged Properties: The two Mortgaged Properties secure one Mortgage Note with an original balance of $18,731,250. The loan terms are reported separately with respect to each Mortgaged Property, allocated generally based upon each property's value.

LOAN COUNTER 11, DADELAND

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $129,544.26 from September 1, 1996 through August 1, 1997. During this period, the Mortgage Rate is 9.6555% per annum. Commencing on September 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $129,544.26 are required based on a Mortgage Rate of 9.00% per annum.

LOAN COUNTER 14, 3RD & 4TH BATTERY

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $102,223.74 from August 1, 1996 through July 1, 1997. During this period, the payment Mortgage Rate is 9.9065% per annum. Commencing on August 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $102,223.74 are required based on a Mortgage Rate of 8.80% per annum.

LOAN COUNTER 15, CENTRA 600

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $97,239.70 from June 1, 1996 through May 1, 1997. During this period, the Mortgage Rate is 9.8250% per annum. Commencing on June 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $97,239.70 are required based on a Mortgage Rate of 8.70% per annum.

LOAN COUNTER 16, LANTANA CASCADE

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $68,559.66 from January 1, 1996 through December 1, 1997. During this period, the Mortgage Rate is 8.16% per annum (based upon actual days over a 360-day year interest calculation method). Commencing on January 1, 1998 and through maturity, Monthly Payments of principal and interest in the amount of $76,170.06 are required based on a Mortgage Rate of 8.16% per annum (based upon actual days over a 360-day year interest calculation period).

Extension Option: The borrower has the option to extend the Mortgage Loan an additional 2 years, or to November 22, 2002, provided the borrower has satisfied the following conditions: a) borrower provides written notice ("Extension Notice") of intent to extend no less than 60 days prior to maturity, b) borrower is not, at the time of the delivery of the Extension Notice, or at any time thereafter prior to the maturity date, in default, c) borrower causes the title insurer to endorse the Title Insurance Policy with such endorsements as lender may reasonably require to assure lender that the extension does not affect the lien priority, d) borrower executes and delivers to lender an extension and modification agreement memorializing the extension of the maturity date and the new loan terms and that the document be recorded, e) borrower pays all costs and expenses incurred by lender in connection with such extension and modification, and f) the borrower agrees that the extension terms will require Monthly Payments of principal and interest based on a Mortgage Rate equal to the greater of a) the sum of a six-month LIBO rate as reported in the Money Rates section of The Wall Street Journal 15 business days prior to such adjustment date plus a 3% margin or b) 8.16% per annum. This rate is to become effective 1 day after the initial maturity date of November 22, 2000, and to be adjusted on June 1, 2001 and each 6 month period thereafter. The monthly principal and interest payments shall be adjusted each time the interest rate is adjusted based upon a 28-year amortization schedule from the time of extension. During the extension period, the loan may be prepaid at par.

LOAN COUNTER 17, 1001 CONNECTICUT AVENUE

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $76,702.69 from October 1, 1996 through September 1, 1997. During this period, the Mortgage Rate is 10.005% per annum. Commencing on October 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $76,702.69 are required based on a Mortgage Rate of 8.92% per annum.

Extension Option: The borrower has the option to extend the Mortgage Loan an additional 5 years, or to December 31, 2005. The extension terms require Monthly Payments of principal and interest based on a Mortgage Rate equal to 240 basis points over the bid side yield of the 5-year U.S. Treasury Securities determined as of the close of business on the last business day immediately preceding the initial maturity date of December 31, 2000. The payments are to be determined using an initial amortization period of 249 months.

The loan has a prepayment penalty equal to the greater of 1% or yield maintenance with no open period during the extension period (Note: The loan has a 60-day open window prior to the initial maturity date of December 31, 2000).

LOAN COUNTER 20, WESTWIND/OAK RIDGE

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $62,739.07 from September 1, 1996 through August 1, 1997. During this period, the Mortgage Rate is 9.9883% per annum. Commencing on September 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $62,739.07 are required based on a Mortgage Rate of 8.90% per annum.

LOAN COUNTER 40, 1634 EYE STREET

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $42,200.64 from October 1, 1996 through September 1, 1997. During this period, the Mortgage Rate is 9.483% per annum. Commencing on October 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $42,200.64 are required based on a Mortgage Rate of 8.80% per annum.

Extension Option: The borrower has the option to extend the loan an additional 5 years, or to December 31, 2005. The extension terms require Monthly Payments of principal and interest based on a Mortgage Rate equal to 240 basis points over the bid side yield of the 5-year U.S. Treasury Securities determined as of the close of business on the last business day immediately preceding the initial maturity date of December 31, 2000. The payments are to be determined using an initial amortization period of 309 months. The loan has a prepayment penalty equal to the greater of 1% or the result of a yield maintenance formula with no open period during such extension period. The loan has a 60-day open window prior to the initial maturity date of December 31, 2000.

LOAN COUNTER 42, GEORGETOWNE APARTMENTS

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $41,417.24 from February 1, 1996 through January 1, 1997. During this period, the Mortgage Rate is 9.558% per annum. Commencing on February 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $41,417.24 are required based on a Mortgage Rate of 8.37% per annum.

LOAN COUNTER 47, PLAZA DEL MAR

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $40,455.12 from June 1, 1996 through May 1, 1997. During this period, the payment interest rate is 10.6825% per annum. Commencing on June 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $40,455.12 are required based on a Mortgage Rate of 8.85% per annum.

LOAN COUNTER 62, PARKWAY MARKET CENTER

Interest-Only, Then Amortizing Payments: The Mortgage Loan requires Monthly Payments of interest only in the amount of $28,840.56 from October 1, 1996 through March 1, 1997. During this period, the Mortgage Rate is 10.103254% per annum. Commencing on April 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $28,840.56 are required based on a Mortgage Rate of 9.04% per annum.

U-HAUL LOANS

Interest-Only Plus Cash Flow Payments: For the purposes of this Annex A, the payment amount is based upon a 25-year amortization schedule. The debt service is equal to monthly payments of interest plus quarterly payments of principal based on Net Cash Flow. For the first seven years of each Cash-Flow Amortization Loan, principal payments are due on the last day of each calendar quarter in an amount equal to 50% of Net Cash Flow from the related Mortgaged Property for such calendar quarter. For the remaining three loan years, principal payments are due on the last day of each calendar quarter in an amount equal to 100% of the Net Cash Flow from the related Mortgaged Property for such calendar quarter. (See table below for loan payment dates.) Based upon principal reductions to date, the principal has been reduced more rapidly than a 25-year amortization schedule would have indicated.

                                                                   1ST PRINCIPAL                          1ST PRINCIPAL
LOAN       PROPERTY                       ORIGINATION 1ST INTEREST   DUE DATE    END OF        START OF     DUE DATE       LOAN
COUNTER    LOCATION                          DATE       DUE DATE     (50% NCF)   7 YEARS     REMAIN 3 YRS  (100% NCF)    MATURITY
---------------------------------------------------------------------------------------------------------------------------------

    87   Sterling                           12/01/93     01/31/94     03/31/94    12/31/2000   01/01/2001   03/31/2001    12/01/2003
    97   Richmond                           12/01/93     01/31/94     03/31/94    12/31/2000   01/01/2001   03/31/2001    12/01/2003
   101   Odenton                            09/01/93     10/31/93     12/31/93    09/30/2000   10/01/2000   12/31/2000    09/01/2003
   109   Oaklawn Blvd                       09/01/94     10/31/94     12/31/94    09/30/2001   10/01/2001   12/31/2001    09/01/2004
   111   N Richland                         12/01/93     01/31/94     03/31/94    12/31/2000   01/01/2001   03/31/2001    12/01/2003
   119   Shreveport                         04/01/94     05/31/94     06/30/94    04/30/2001   05/01/2001   06/30/2001*   04/01/2004
   123   Marrero                            04/01/94     05/31/94     06/30/94    04/30/2001   05/01/2001   06/30/2001*   04/01/2004
   125   Myrtle Beach                       09/01/93     10/31/93     12/31/93    09/30/2000   10/01/2000   12/31/2000    09/01/2003
   126   Jefferson                          09/01/94     10/31/94     12/31/94    09/30/2001   10/01/2001   12/31/2001    09/01/2004


*     Principal payment is a blend of 50% and 100% Net Cash Flow because of an anniversary date in the middle of a calendar quarter.

                                     ANNEX A

ANNEX A FOOTNOTES

 1.      The loans are cross collateralized.

 2. The Hobbs Plaza loan is cross collateralized with the Broadmoor Shopping Center loan, but the Broadmoor Shopping Center loan is not cross collateralized with the Hobbs Plaza loan.

 3. The properties are secured by the same mortgage note. The replacement reserve information set forth for 500 Enterprise Drive represents the replacement reserve balance for both properties. The loan currently requires replacement reserve payments equal to 50% of the properties' cash flow after debt service until the reserve account is fully funded at $500,000 and tenant improvement/leasing commission reserve payments of 100% of cash flow after debt service until the reserve account equals $10/sf on space rolling within the ensuing 24 months (the reserve will begin funding if at any point in time the total sf of vacancies and leases rolling in the next 24 months is greater than 15% of the total square footage of the properties combined).

 4. The Current Replacement Reserve balance of $400,000 and the Current Other Reserves balance of $200,000 are letters of credit assigned to the lender.

 5. The Current Replacement Reserve balance of $280,000 includes a $250,000 letter of credit assigned to the lender.

 6. The Current Replacement Reserve balance and payment information represent the balance and payment for both the Replacement Reserve and the Current Other Reserves (tenant improvement/leasing commission reserves).

 7. The prepayment penalty for years 16-25 is 1%, with a 90 day open period prior to maturity.

 8. The prepayment penalty for years 16-20 is 1%, with a 180 day open period prior to maturity.

 9. The prepayment penalty for the 16th loan year is the greater of yield maintenance or 1%, with a 180 day open period prior to maturity.

10.      YM - Treasury-Based Yield Maintenance Plus 50 bp.

11.      YM - Treasury-Based Yield Maintenance Plus 200 bp.

PREPAYMENT PENALTY DEFINITIONS

         o    LO - Lockout
         o    YM - Treasury-Based Yield Maintenance
         o 1%+YM - Treasury-Based Yield Maintenance Plus 1% of Outstanding Principal Balance
         o YM/1%OPB - Greater of Treasury-Based Yield Maintenance or 1% of Original Principal Balance
         o YM/3%OPB - Greater of Treasury-Based Yield Maintenance or 3% of Original Principal Balance
         o YM/1%UPB - Greater of Treasury-Based Yield Maintenance or 1% of Unpaid Principal Balance
         o YM/1%PPB - Greater of Treasury-Based Yield Maintenance or 1% of Prepaid Principal Balance
              (Loans may be prepaid in part or in whole)
         o YM(LIB) - LIBOR-Based Yield Maintenance of Outstanding Principal Balance
         o YM(LIB+1%) - LIBOR-Based Yield Maintenance Plus 1% of Outstanding Principal Balance
         o YM(LIB+2%) - LIBOR-Based Yield Maintenance Plus 2% of Outstanding Principal Balance
         o YM(LIB+3%) - LIBOR-Based Yield Maintenance Plus 3% of Outstanding Principal Balance
         o YM(LIB+4%) - LIBOR-Based Yield Maintenance Plus 4% of Outstanding Principal Balance
         o YM(LIB+5%) - LIBOR-Based Yield Maintenance Plus 5% of Outstanding Principal Balance
         o [YM/5% UBP - Lesser of Treasury Based Yield Maintenance or 5% of Unpaid Principal Balance.
         o [YM/3% UBP - Lesser of Treasury Based Yield Maintenance or 3% of Unpaid Principal Balance.
         o [YM/1% UBP - Lesser of Treasury Based Yield Maintenance or 1% of Unpaid Principal Balance.

                             MORTGAGE LOAN SCHEDULE

                                            DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                           MORTGAGE POOL

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
          RANGE OF                 NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
        DEBT SERVICE               MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
       COVERAGE RATIOS               LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
       -------------------------------------------------------------------------------------------------------------------------

        1.05x - 1.10x                    4            1.74%       $  7,953,251          1.07x            8.177%            82%
        1.11  - 1.20                     3            5.57          25,459,169           1.19            8.471             68
        1.21  - 1.30                    21           16.07          73,419,268           1.26            9.350             70
        1.31  - 1.40                    23           13.79          63,004,326           1.36            9.107             71
        1.41  - 1.50                    24           13.88          63,410,219           1.44            9.212             69
        1.51  - 1.60                    17           15.20          69,414,637           1.56            9.272             65
        1.61  - 1.70                    17           17.60          80,382,738           1.66            9.210             65
        1.71  - 1.80                    12            9.39          42,886,032           1.76            9.381             65
        1.81  - 1.90                     5            1.82           8,333,708           1.85            9.488             60
        1.91  - 2.00                     4            1.67           7,635,399           1.95            8.800             59
        2.01  - 2.25                     3            1.37           6,273,981           2.13            9.740             53
        2.26  - 2.50                     1            0.62           2,840,738           2.27            8.875             75
        2.51  - 3.00                     3            1.27           5,808,886           2.64           10.753             36
                                       --------------------------------------------------------------------------------------
Total/Weighted Average                 137          100.00%       $456,822,350          1.51x            9.208%            67%
                                       ===================        ============          ====            ======             ==

                                            DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                            LOAN GROUP 1

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
          RANGE OF                 NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
        DEBT SERVICE               MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
       COVERAGE RATIOS               LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
       -------------------------------------------------------------------------------------------------------------------------

        1.41x - 1.50x                    2            8.33%        $ 2,788,293          1.47x            8.703%            70%
        1.51  - 1.60                     2           29.95          10,026,336           1.59            8.531             66
        1.61  - 1.70                     2           53.23          17,819,780           1.67            8.531             59
        2.26  - 2.50                     1            8.49           2,840,738           2.27            8.875             75
                                         ------------------------------------------------------------------------------------
Total/Weighted Average                   7          100.00%        $33,475,147          1.68x            8.575%            63%
                                         =================         =========================             =====             ==

                                            DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                            LOAN GROUP 2

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
          RANGE OF                 NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
        DEBT SERVICE               MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
       COVERAGE RATIOS               LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
       -------------------------------------------------------------------------------------------------------------------------

        1.05x - 1.10x                    4            1.88%       $  7,953,251          1.07x            8.177%            82%
        1.11  - 1.20                     3            6.01          25,459,169           1.19            8.471             68
        1.21  - 1.30                    21           17.34          73,419,268           1.26            9.350             70
        1.31  - 1.40                    23           14.88          63,004,326           1.36            9.107             71
        1.41  - 1.50                    22           14.32          60,62l,926           1.45            9.236             69
        1.51  - 1.60                    15           14.03          59,388,300           1.55            9.397             64
        1.61  - 1.70                    15           14.78          62,562,958           1.66            9.403             66
        1.71  - 1.80                    12           10.13          42,886,032           1.76            9.381             65
        1.81  - 1.90                     5            1.97           8,333,708           1.85            9.488             60
        1.91  - 2.00                     4            1.80           7,635,399           1.95            8.800             59
        2.01  - 2.25                     3            1.48           6,273,981           2.13            9.740             53
        2.51  - 3.00                     3            1.37           5,808,886           2.64           10.753             36
                                       --------------------------------------------------------------------------------------
Total/Weighted Average                 130          100.00%       $423,347,204          1.50x            9.258%            67%
                                       ===================        ==========================            ======             ==

                                         DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                           MORTGAGE POOL





                                      -17-


                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
          RANGE OF                 NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
        CUT-OFF DATE               MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
         LTV RATIOS                  LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
         -----------------------------------------------------------------------------------------------------------------------

        35% - 50%                        6            1.84%       $  8,385,471          2.44x           10.080%            38%
        51  - 60                        23           17.32          79,144,317           1.68            9.625             57
        61  - 65                        20           12.55          57,320,996           1.60            9.335             64
        66  - 70                        35           37.20         169,918,819           1.43            9.274             68
        71  - 75                        44           25.47         116,334,447           1.45            8.886             73
        76  - 80                         5            2.99          13,671,905           1.45            8.507             78
        81  - 85                         3            2.48          11,339,613           1.16            8.184             83
        86  - 90                         1            0.15             706,783           1.21            9.000             89
                                       --------------------------------------------------------------------------------------
Total/Weighted Average                 137          100.00%       $456,822,350          1.51x            9.208%            67%
                                       ===================        ==========================            ======             ==

                                         DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                            LOAN GROUP 1

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
          RANGE OF                 NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
        CUT-OFF DATE               MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
         LTV RATIOS                  LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
         -----------------------------------------------------------------------------------------------------------------------

        51% - 60%                        1           39.36%        $13,176,907          1.66x            8.531%            58%
        61  - 65                         2           35.98          12,043,144           1.64            8.531             64
        66  - 70                         2           10.90           3,649,827           1.54            8.663             67
        71  - 75                         2           13.76           4,605,269           1.96            8.743             73
                                         ------------------------------------------------------------------------------------
Total/Weighted Average                   7          100.00%        $33,475,147          1.68x            8.575%            63%
                                         =================         =========================             =====             ==

                                         DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                            LOAN GROUP 2

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
          RANGE OF                 NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
        CUT-OFF DATE               MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
         LTV RATIOS                  LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
         -----------------------------------------------------------------------------------------------------------------------

        35% - 50%                        6            1.98%         $8,385,471          2.44x           10.080%            38%
        51  - 60                        22           15.58          65,967,409           1.68            9.844             57
        61  - 65                        18           10.70          45,277,852           1.59            9.549             64
        66  - 70                        33           39.27         166,268,992           1.43            9.287             68
        71  - 75                        42           26.39         111,729,178           1.43            8.892             73
        76  - 80                         5            3.23          13,671,905           1.45            8.507             78
        81  - 85                         3            2.68          11,339,613           1.16            8.184             83
        86  - 90                         1            0.17             706,783           1.21            9.000             89
                                       --------------------------------------------------------------------------------------
Total/Weighted Average                 130          100.00%       $423,347,204          1.50x            9.258%            67%
                                       ===================        ==========================             =====             ==

                                            DISTRIBUTION OF BALLOON LOAN-TO-VALUE RATIOS

                                                           MORTGAGE POOL

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
          RANGE OF                 NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
           BALLOON                 MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
    LOAN-TO-VALUE RATIOS             LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
    ----------------------------------------------------------------------------------------------------------------------------

    Not Applicable                       6            2.49%       $ 11,380,317          1.91x           10.187%            51%
        27% - 50%                       27           11.87          54,231,879           1.75            9.585             57
        51  - 60                        51           38.92         177,784,409           1.55            9.364             65
        61  - 65                        33           32.81         149,877,211           1.38            8.942             71
        66  - 70                        16            9.24          42,211,232           1.43            9.041             73
        71  - 75                         3            4.52          20,630,520           1.48            8.612             76
        76  - 80                         1            0.15             706,783           1.21            9.000             89
                                       --------------------------------------------------------------------------------------
Total/Weighted Average                 137          100.00%       $456,822,350          1.51x            9.208%            67%
                                       ===================        ============          ====            ======             ==

                                            DISTRIBUTION OF BALLOON LOAN-TO-VALUE RATIOS

                                                            LOAN GROUP 1

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
          RANGE OF                 NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
           BALLOON                 MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
    LOAN-TO-VALUE RATIOS             LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
    ----------------------------------------------------------------------------------------------------------------------------

        49% - 50%                        1            3.06%        $ 1,023,762          1.49x            9.000%            68%
        51 - 60                          3           75.34          25,220,051           1.65            8.531             61
        61 - 65                          2           13.12           4,390,596           1.51            8.531             69
        66 - 70                          1            8.49           2,840,738           2.27            8.875             75
                                         ------------------------------------------------------------------------------------





                                      -19-

Total                                    7          100.00%        $33,475,147          1.68x            8.575%            63%
                                         =================         =========================             =====             ==

                                            DISTRIBUTION OF BALLOON LOAN-TO-VALUE RATIOS

                                                            LOAN GROUP 2

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
          RANGE OF                 NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
           BALLOON                 MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
    LOAN-TO-VALUE RATIOS             LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
    ----------------------------------------------------------------------------------------------------------------------------

    Not Applicable                       6            2.69%       $ 11,380,317          1.91x           10.187%            51%
        27% - 50%                       26           12.57          53,208,117           1.75            9.596             57
        51  - 60                        48           36.04         152,564,358           1.53            9.502             66
        61  - 65                        31           34.37         145,486,615           1.38            8.954             71
        66  - 70                        15            9.30          39,370,494           1.37            9.053             73
        71  - 75                         3            4.87          20,630,520           1.48            8.612             76
        76  - 80                         1            0.17             706,783           1.21            9.000             89
                                       --------------------------------------------------------------------------------------
Total/Weighted Average                 130          100.00%       $423,347,204          1.50x            9.258%            67%
                                       ===================        ==========================             =====             ==

                                                   DISTRIBUTION OF PROPERTY TYPES

                                                           MORTGAGE POOL

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF       AGGREGATE         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE       CUT-OFF DATE     DEBT SERVICE        CURRENT         AVERAGE
                                   MORTGAGE      CUT-OFF DATE        PRINCIPAL        COVERAGE         MORTGAGE      CUT-OFF DATE
        PROPERTY TYPE                LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
        ------------------------------------------------------------------------------------------------------------------------

Multifamily                             41           24.82%       $113,396,460          1.45x            8.558%            70%
Office                                  18           24.38         111,392,577           1.56            9.451             67
Self-Storage/Mini-Storage               47           16.41          74,954,497           1.53            9.434             65
Retail                                  12           13.85          63,287,887           1.58            9.794             63
Mobile Home Park                         5           12.61          57,599,584           1.27            8.597             70
Lodging 3                             3.68      16,831,882                1.76          9.741               64
Nursing Home                             7            3.08          14,059,990           1.99           10.117             63
Industrial/Warehouse                     3            0.81           3,701,102           1.42            9.674             68
Restaurant                               1            0.35           1,598,372           1.25           11.950             52
                                       --------------------------------------------------------------------------------------
Total/Weighted Average                 137          100.00%       $456,822,350          1.51x            9.208%            67%
                                       ===================        ==========================            ======             ==

                                                   DISTRIBUTION OF PROPERTY TYPES

                                                            LOAN GROUP 1

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
                                   MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
        PROPERTY TYPE                LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
        ------------------------------------------------------------------------------------------------------------------------

Multifamily                              5           88.46%        $29,610,647          1.63x            8.531%            62%
Nursing Home                             1            8.49           2,840,738           2.27            8.875             75
Industrial/Warehouse                     1            3.06           1,023,762           1.49            9.000             68
                                         ------------------------------------------------------------------------------------
Total/Weighted Average                   7          100.00%        $33,475,147          1.68x            8.575%            63%
                                         =================         =========================             =====             ==

                                                   DISTRIBUTION OF PROPERTY TYPES

                                                            LOAN GROUP 2

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
                                   MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
        PROPERTY TYPE                LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
        ------------------------------------------------------------------------------------------------------------------------

Office                                  18           26.31%       $111,392,577          1.56x            9.451%            67%
Multifamily                             36           19.79          83,785,813           1.39            8.567             73
Self-Storage/Mini-Storage               47           17.71          74,954,497           1.53            9.434             65
Retail                                  12           14.95          63,287,887           1.58            9.794             63





                                      -21-

Mobile Home Park                         5           13.61          57,599,584           1.27            8.597             70
Lodging 3                             3.98      16,831,882                1.76          9.741               64
Nursing Home                             6            2.65          11,219,252           1.92           10.432             60
Industrial/Warehouse                     2            0.63           2,677,340           1.39            9.931             68
Restaurant                               1            0.38           1,598,372           1.25           11.950             52
                                       --------------------------------------------------------------------------------------
Total/Weighted Average                 130          100.00%       $423,347,204          1.50x            9.258%            67%
                                       ===================        ==========================            ======             ==

                                                  DISTRIBUTION OF PROPERTY STATES

                                                           MORTGAGE POOL

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
                                   MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
       PROPERTY STATE                LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
       -------------------------------------------------------------------------------------------------------------------------

California                              22           17.17%        $78,452,484          1.49x            9.486%            67%
Florida 10                           10.98      50,179,408                1.53          9.013               69
Illinois                                 3            8.57          39,149,837           1.22            8.592             68
Texas                                   20            8.16          37,279,516           1.56            9.021             66
New York                                18            8.05          36,773,610           1.48            9.039             71
Connecticut                              3            5.51          25,160,62l           1.55            8.750             72
Arizona 6                             4.95      22,599,189                1.65          9.026               63
Tennessee                                2            4.52          20,659,258           1.60            9.523             62
Colorado                                 9            4.47          20,402,019           1.52            9.195             69
Virginia                                 7            3.63          16,600,764           1.71            9.489             59
District of Columbia                     2            3.18          14,540,000           1.74            9.813             69
Washington                               1            2.71          12,382,600           1.59            9.907             57
Georgia 3                             2.53      11,575,718                1.15          8.656               80
Louisiana                                4            2.01           9,187,690           1.57            8.853             70
Wisconsin                                1            1.65           7,537,500           1.28            9.988             72
New Jersey                               4            1.61           7,370,838           1.63            8.877             64
Massachusetts                            5            1.56           7,147,840           1.62            9.500             67
New Mexico                               3            1.33           6,098,517           1.81           10.750             51
Pennsylvania                             2            1.14           5,216,276           1.25            8.199             77
Nebraska                                 1            1.14           5,200,000           1.51            9.558             65
Wyoming 1                             1.09       4,991,997                1.41          9.670               65
North Carolina                           3            1.02           4,640,769           1.50           10.754             57
Michigan                                 1            0.71           3,254,885           2.22            9.560             56
Delaware                                 1            0.55           2,515,311           1.51            8.000             71
Kansas                                   1            0.50           2,289,155           1.30            9.875             72
Minnesota                                1            0.45           2,040,334           1.79            9.875             55
Idaho                                    1            0.42           1,935,095           1.52            9.490             57
Maryland                                 1            0.27           1,243,224           1.63            9.000             54
South Carolina                           1            0.09             397,896           1.88            9.000             39
                                       --------------------------------------------------------------------------------------
  Total/Weighted Average               137          100.00%       $456,822,350          1.51x            9.208%            67%
                                       ===================        ==========================             =====             ==

                                                  DISTRIBUTION OF PROPERTY STATES

                                                            LOAN GROUP 1

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
                                   MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
       PROPERTY STATE                LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
       -------------------------------------------------------------------------------------------------------------------------

Texas                                    4           49.09%        $16,433,740          1.60x            8.531%            65%
Arizona 2                            47.85      16,017,645                1.77          8.592               61
New Jersey                               1            3.06           1,023,762           1.49            9.000             68
                                         ------------------------------------------------------------------------------------
Total/Weighted Average                   7          100.00%        $33,475,147          1.68x            8.575%            63%
                                         =================         =========================             =====             ==

                                                  DISTRIBUTION OF PROPERTY STATES

                                                            LOAN GROUP 2

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
                                   MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
       PROPERTY STATE                LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
       -------------------------------------------------------------------------------------------------------------------------

California                              22           18.53%        $78,452,484          1.49x            9.486%            67%
Florida 10                           11.85      50,179,408                1.53          9.013               69
Illinois                                 3            9.25          39,149,837           1.22            8.592             68
New York                                18            8.69          36,773,610           1.48            9.039             71
Connecticut                              3            5.94          25,160,621           1.55            8.750             72
Texas                                   16            4.92          20,845,776           1.53            9.406             66
Tennessee                                2            4.88          20,659,258           1.60            9.523             62
Colorado                                 9            4.82          20,402,019           1.52            9.195             69
Virginia                                 7            3.92          16,600,764           1.71            9.489             59
District of Columbia                     2            3.43          14,540,000           1.74            9.813             69
Washington                               1            2.92          12,382,600           1.59            9.907             57
Georgia 3                             2.73      11,575,718                1.15          8.656               80
Louisiana                                4            2.17           9,187,690           1.57            8.853             70
Wisconsin                                1            1.78           7,537,500           1.28            9.988             72
Massachusetts                            5            1.69           7,147,840           1.62            9.500             67
Arizona 4                             1.55       6,581,544                1.37         10.081               67
New Jersey                               3            1.50           6,347,076           1.65            8.857             64
New Mexico                               3            1.44           6,098,517           1.81           10.750             51
Pennsylvania                             2            1.23           5,216,276           1.25            8.199             77
Nebraska                                 1            1.23           5,200,000           1.51            9.558             65
Wyoming 1                             1.18       4,991,997                1.41          9.670               65
North Carolina                           3            1.10           4,640,769           1.51           10.754             57
Michigan                                 1            0.77           3,254,885           2.22            9.560             56
Delaware                                 1            0.59           2,515,311           1.51            8.000             71
Kansas                                   1            0.54           2,289,155           1.30            9.875             72
Minnesota                                1            0.48           2,040,334           1.79            9.875             55
Idaho                                    1            0.46           1,935,095           1.52            9.490             57
Maryland                                 1            0.29           1,243,224           1.63            9.000             54
South Carolina                           1            0.09             397,896           1.88            9.000             39
                                       --------------------------------------------------------------------------------------
Total/Weighted Average                 130          100.00%       $423,347,204          1.50x            9.258%            67%
                                       ===================        ==========================             =====             ==

                                               DISTRIBUTION OF CUT-OFF DATE BALANCES

                                                           MORTGAGE POOL

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
        CUT-OFF DATE               MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
          BALANCES                   LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
          ----------------------------------------------------------------------------------------------------------------------

$   137,790 - $  499,999                 7            0.53%       $  2,409,938          1.36x            8.301%            66%
    500,000 -    999,999                17            2.92          13,327,582           1.59            9.358             64
  1,000,000 -  1,999,999                46           14.86          67,898,854           1.54            9.276             66
  2,000,000 -  2,999,999                19           10.14          46,321,404           1.55            9.098             69
  3,000,000 -  3,999,999                12            9.30          42,501,67l           1.68            9.556             63
  4,000,000 -  4,999,999                10            9.71          44,341,625           1.40            9.134             69
  5,000,000 -  5,999,999                 6            6.94          31,683,485           1.40            9.250             70
  6,000,000 -  6,999,999                 5            7.04          32,150,453           1.53            9.089             72
  7,000,000 -  7,999,999                 3            4.84          22,110,502           1.46            8.856             70
  8,000,000 -  8,999,999                 2            3.69          16,862,341           1.55            9.791             67
  9,000,000 -  9,999,999                 2            4.19          19,150,000           1.59            9.046             72
 10,000,000 - 11,999,999                 1            2.60          11,876,625           1.65            9.825             68
 12,000,000 - 13,999,999                 4           11.10          50,729,161           1.48            8.947             63
 14,000,000 - 16,999,999                 2            6.89          31,487,890           1.62            9.702             63
 20,000,000 - 24,999,999                 1            5.25          23,970,819           1.19            8.500             68
                                       --------------------------------------------------------------------------------------
Total/Weighted Average                 137          100.00%       $456,822,350          1.51x            9.208%            67%
                                       ===================        ==========================             =====             ==

                                               DISTRIBUTION OF CUT-OFF DATE BALANCES





                                      -24-


                                                            LOAN GROUP 1

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
        CUT-OFF DATE               MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
          BALANCES                   LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
          ----------------------------------------------------------------------------------------------------------------------

$ 1,000,000 - $ 1,999,999                2            8.33%        $ 2,788,293          1.47x            8.703%            70%
  2,000,000 -   2,999,999                2           16.33           5,466,802           1.93            8.710             71
  4,000,000 -   4,999,999                1           13.87           4,642,872           1.69            8.531             63
  7,000,000 -   7,999,999                1           22.11           7,400,272           1.60            8.531             65
 12,000,000 -  13,999,999                1           39.36          13,176,907           1.66            8.531             58
                                         ------------------------------------------------------------------------------------
Total/Weighted Average                   7          100.00%        $33,475,147          1.68x            8.575%            63%
                                         =================         =========================             =====             ==

                                               DISTRIBUTION OF CUT-OFF DATE BALANCES

                                                            LOAN GROUP 2

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
        CUT-OFF DATE               MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
          BALANCES                   LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
          ----------------------------------------------------------------------------------------------------------------------

$   137,790 - $   499,999                7            0.57%       $  2,409,938          1.36x            8.301%            66%
    500,000 -     999,999               17            3.15          13,327,582           1.59            9.358             64
  1,000,000 -   1,999,999               44           15.38          65,110,560           1.55            9.300             66
  2,000,000 -   2,999,999               17            9.65          40,854,601           1.50            9.150             68
  3,000,000 -   3,999,999               12           10.04          42,501,671           1.68            9.556             63
  4,000,000 -   4,999,999                9            9.38          39,698,753           1.36            9.205             70
  5,000,000 -   5,999,999                6            7.48          31,683,485           1.40            9.250             70
  6,000,000 -   6,999,999                5            7.59          32,150,453           1.53            9.089             72
  7,000,000 -   7,999,999                2            3.47          14,710,230           1.39            9.019             73
  8,000,000 -   8,999,999                2            3.98          16,862,341           1.55            9.791             67
  9,000,000 -   9,999,999                2            4.52          19,150,000           1.59            9.046             72
 10,000,000 -  11,999,999                1            2.81          11,876,625           1.65            9.825             68
 12,000,000 -  13,999,999                3            8.87          37,552,254           1.42            9.093             65
 14,000,000 -  16,999,999                2            7.44          31,487,890           1.62            9.702             63
 20,000,000 -  24,999,999                1            5.66          23,970,819           1.19            8.500             68
                                       --------------------------------------------------------------------------------------
Total/Weighted Average                 130          100.00%       $423,347,204          1.50x            9.258%            67%
                                       ===================        ==========================             =====             ==

                                                DISTRIBUTION OF YEAR OF ORIGINATION

                                                           MORTGAGE POOL

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
                                   MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
     YEAR OF ORIGINATION             LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
     ---------------------------------------------------------------------------------------------------------------------------

        1993                             5            1.24%       $  5,642,654          1.70x            9.000%            55%
        1994                            13            8.91          40,684,426           1.64            8.972             62
        1995                            29           17.99          82,180,604           1.47            8.759             70
        1996                            90           71.87         328,314,666           1.51            9.353             67
                                       --------------------------------------------------------------------------------------
Total/Weighted Average                 137          100.00%       $456,822,350          1.51x            9.208%            67%
                                       ===================        ==========================             =====             ==

                                                DISTRIBUTION OF YEAR OF ORIGINATION

                                                            LOAN GROUP 1

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
                                   MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
     YEAR OF ORIGINATION             LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
     ---------------------------------------------------------------------------------------------------------------------------

        1994                             5           88.46%        $29,6l0,647          1.63x            8.531%            62%
        1996                             2           11.54           3,864,500           2.07            8.908             73
                                         ------------------------------------------------------------------------------------
Total/Weighted Average                   7          100.00%        $33,475,147          1.68x            8.575%            63%
                                         =================         =========================             =====             ==

                                                DISTRIBUTION OF YEAR OF ORIGINATION

                                                            LOAN GROUP 2

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
                                   MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
     YEAR OF ORIGINATION             LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
     ---------------------------------------------------------------------------------------------------------------------------

        1993                             5            1.33%       $  5,642,654          1.70x            9.000%            55%
        1994                             8            2.62          11,073,779           1.66           10.152             61





                                      -26-

        1995                            29           19.41          82,180,604           1.47            8.759             70
        1996                            88           76.64         324,450,167           1.50            9.358             67
                                       --------------------------------------------------------------------------------------
Total/Weighted Average                 130          100.00%       $423,347,204          1.50x            9.258%            67%
                                       ===================        ==========================            ======             ==

                                               DISTRIBUTION OF CURRENT MORTGAGE RATES

                                                           MORTGAGE POOL

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
      RANGE OF CURRENT             MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
       MORTGAGE RATES                LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
       -------------------------------------------------------------------------------------------------------------------------

  7.501% -  7.750%                       1            0.96%       $  4,371,318          1.79x            7.750%            72%
  7.751  -  8.000                       17            5.50          25,135,809           1.41            8.000             73
  8.001  -  8.250                        7            6.03          27,566,818           1.32            8.181             77
  8.251  -  8.500                        3            6.48          29,623,316           1.32            8.488             67
  8.501  -  8.750                       14           16.72          76,387,996           1.53            8.639             67
  8.751  -  9.000                       27           12.85          58,705,070           1.51            8.940             68
  9.001  -  9.250                        6            3.61          16,480,660           1.53            9.120             70
  9.251  -  9.500                       11            6.64          30,329,576           1.47            9.408             67
  9.501  -  9.750                       14           15.40          70,366,301           1.52            9.683             65
  9.751  - 10.000                       16           15.04          68,709,337           1.57            9.911             64
 10.001  - 10.250                       13            6.42          29,336,993           1.60           10.097             67
 10.251  - 10.500                        1            0.72           3,271,473           1.26           10.500             66
 10.501  - 10.750                        5            2.45          11,172,431           1.68           10.717             58
 10.751  - 11.950                        2            1.17           5,365,254           2.24           11.459             40
Total/Weighted Average                 137          100.00%       $456,822,350          1.51x            9.208%            67%
                                       ===================        ==========================            ======             ==

                                               DISTRIBUTION OF CURRENT MORTGAGE RATES

                                                            LOAN GROUP 1

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
      RANGE OF CURRENT             MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
       MORTGAGE RATES                LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
       -------------------------------------------------------------------------------------------------------------------------

        8.501% - 8.750%                  5           88.46%        $29,610,647          1.63x            8.531%            62%
        8.751  - 9.000                   2           11.54           3,864,500           2.07            8.908             73
                                         ------------------------------------------------------------------------------------
Total/Weighted Average                   7          100.00%        $33,475,147          1.68x            8.575%            63%
                                         =================         =========================             =====             ==

                                               DISTRIBUTION OF CURRENT MORTGAGE RATES

                                                            LOAN GROUP 2

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
      RANGE OF CURRENT             MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
       MORTGAGE RATES                LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
       -------------------------------------------------------------------------------------------------------------------------

  7.501% -  7.750%                       1            1.03%       $  4,371,318          1.79x            7.750%            72%
  7.751  -  8.000                       17            5.94          25,135,809           1.41            8.000             73
  8.001  -  8.250                        7            6.51          27,566,818           1.32            8.181             77
  8.251  -  8.500                        3            7.00          29,623,316           1.32            8.488             67
  8.501  -  8.750                        9           11.05          46,777,349           1.47            8.708             70
  8.751  -  9.000                       25           12.95          54,840,570           1.48            8.942             68
  9.001  -  9.250                        6            3.89          16,480,660           1.53            9.120             70
  9.251  -  9.500                       11            7.16          30,329,576           1.47            9.408             67
  9.501  -  9.750                       14           16.62          70,366,301           1.52            9.683             65
  9.751  - 10.000                       16           16.23          68,709,337           1.57            9.911             64
 10.001  - 10.250                       13            6.93          29,336,993           1.60           10.097             67
 10.251  - 10.500                        1            0.77           3,271,473           1.26           10.500             66
 10.501  - 10.750                        5            2.64          11,172,431           1.68           10.717             58
 10.751  - 11.950                        2            1.27           5,365,254           2.24           11.459             40
                                       --------------------------------------------------------------------------------------
Total/Weighted Average                 130          100.00%       $423,347,204          1.50x            9.258%            67%
                                       ===================        ==========================            ======             ==

                                                   DISTRIBUTION OF PAYMENT TYPES

                                                           MORTGAGE POOL





                                      -28-


                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
                                   MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
        PAYMENT TYPE                 LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
        ------------------------------------------------------------------------------------------------------------------------

Amortizing Balloon                     112           76.89%       $351,250,284          1.48x            9.070%            68%
IO then Amort.  Balloon                 10           18.73          85,557,225           1.56            9.664             67
Cash Flow Balloon                        9            1.89           8,634,525           1.63            9.000             62
Fully Amortizing                         6            2.49          11,380,317           1.91           10.187             51
                                       --------------------------------------------------------------------------------------
Total/Weighted Average                 137          100.00%       $456,822,350          1.51x            9.208%            67%
                                       ===================        ==========================            ======             ==

                                                   DISTRIBUTION OF PAYMENT TYPES

                                                            LOAN GROUP 1

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
                                   MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
        PAYMENT TYPE                 LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
        ------------------------------------------------------------------------------------------------------------------------

Amortizing Balloon                       7          100.00%        $33,475,147          1.68x            8.575%            63%
                                         -----------------         -------------------------             -----             --
Total/Weighted Average                   7          100.00%        $33,475,147          1.68x            8.575%            63%
                                         =================         =========================             =====             ==

                                                   DISTRIBUTION OF PAYMENT TYPES

                                                            LOAN GROUP 2

                                                                                      WEIGHTED         WEIGHTED
                                                 PERCENTAGE OF                         AVERAGE          AVERAGE        WEIGHTED
                                   NUMBER OF       AGGREGATE         AGGREGATE      DEBT SERVICE        CURRENT         AVERAGE
                                   MORTGAGE      CUT-OFF DATE      CUT-OFF DATE       COVERAGE         MORTGAGE      CUT-OFF DATE
        PAYMENT TYPE                 LOANS          BALANCE           BALANCE           RATIO            RATIO         LTV RATIO
        ------------------------------------------------------------------------------------------------------------------------

Amortizing Balloon                     105           75.06%       $317,775,137          1.46x            9.122%            68%
IO then Amort.  Balloon                 10           20.21          85,557,225           1.56            9.664             67
Cash Flow Balloon                        9            2.04           8,634,525           1.63            9.000             62
Fully Amortizing                         6            2.69          11,380,317           1.91           10.187             51
                                       --------------------------------------------------------------------------------------
Total/Weighted Average                 130          100.00%       $423,347,204          1.50x            9.258%            67%
                                       ===================        ==========================            ======             ==

                                                     DISTRIBUTION OF SEASONING

                                                           MORTGAGE POOL

                                                                        WEIGHTED        WEIGHTED
                                        PERCENTAGE OF                    AVERAGE         AVERAGE        WEIGHTED       WEIGHTED
                             NUMBER OF    AGGREGATE     AGGREGATE     DEBT SERVICE       CURRENT         AVERAGE        AVERAGE
       RANGE OF              MORTGAGE   CUT-OFF DATE  CUT-OFF DATE      COVERAGE        MORTGAGE      CUT-OFF DATE     SEASONING
   SEASONING (MOS.)            LOANS       BALANCE       BALANCE          RATIO           RATE          LTV RATIO       (MOS.)
   ---------------------------------------------------------------------------------------------------------------------------

        New Loan                  1          1.88%    $  8,585,000        1.79x           9.850%             66%            0
         1 -  5                  49         45.31      206,965,161         1.48           9.500              66             3
         6 - 10                  59         30.28      138,305,604         1.51           8.933              70             8
        11 - 20                  10         12.40       56,639,505         1.48           8.903              69            15
        21 - 30                  13          8.91       40,684,426         1.64           8.972              62            25
        31 - 40                   5          1.24        5,642,654         1.70           9.000              55            35
                                ---------------------------------------------------------------------------------------------
Total/Weighted Average          137        100.00%    $456,822,350        1.51x           9.208%             67%            8
                                ===        ======     ============        ====            =====              ==            ==

                                                     DISTRIBUTION OF SEASONING

                                                            LOAN GROUP 1

                                                                        WEIGHTED        WEIGHTED
                                        PERCENTAGE OF                    AVERAGE         AVERAGE        WEIGHTED       WEIGHTED
                             NUMBER OF    AGGREGATE     AGGREGATE     DEBT SERVICE       CURRENT         AVERAGE        AVERAGE
       RANGE OF              MORTGAGE   CUT-OFF DATE  CUT-OFF DATE      COVERAGE        MORTGAGE      CUT-OFF DATE     SEASONING
   SEASONING (MOS.)            LOANS       BALANCE       BALANCE          RATIO           RATE          LTV RATIO       (MOS.)
   ---------------------------------------------------------------------------------------------------------------------------

         4 - 5                    2         11.54%     $ 3,864,500        2.07x           8.908%             73%            4
        21 - 30                   5         88.46       29,610,647         1.63           8.531              62            25
                                  -------------------------------------------------------------------------------------------
Total                             7        100.00%     $33,475,147        1.68x           8.575%             63%           23
                                  ===============      =======================            =====              ==            ==

                                                     DISTRIBUTION OF SEASONING

                                                            LOAN GROUP 2

                                                                        WEIGHTED        WEIGHTED
                                        PERCENTAGE OF                    AVERAGE         AVERAGE        WEIGHTED       WEIGHTED
                             NUMBER OF    AGGREGATE     AGGREGATE     DEBT SERVICE       CURRENT         AVERAGE        AVERAGE
       RANGE OF              MORTGAGE   CUT-OFF DATE  CUT-OFF DATE      COVERAGE        MORTGAGE      CUT-OFF DATE     SEASONING





                                      -30-

   SEASONING (MOS.)            LOANS       BALANCE       BALANCE          RATIO           RATE          LTV RATIO       (MOS.)
   ---------------------------------------------------------------------------------------------------------------------------

New Loan                          1          2.03%    $  8,585,000         1.79           9.850%             66%            0
         1 -  5                  47         47.97      203,100,662         1.47           9.512              66             3
         6 - 10                  59         32.67      138,305,604         1.51           8.933              70             8
        11 - 20                  10         13.38       56,639,505         1.48           8.903              69            15
        21 - 30                   8          2.62       11,073,779         1.66          10.152              61            24
        31 - 40                   5          1.33        5,642,654         1.70           9.000              55            35
                                ---------------------------------------------------------------------------------------------
Total                           130        100.00%    $423,347,204         1.50           9.258%             67%            7
                                =================     =========================================              ==            ==

                                            DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                                           MORTGAGE POOL

                                                                                                                       WEIGHTED
                                                                        WEIGHTED        WEIGHTED                        AVERAGE
                                        PERCENTAGE OF                    AVERAGE         AVERAGE        WEIGHTED       REMAINING
  RANGE OF REMAINING         NUMBER OF    AGGREGATE     AGGREGATE     DEBT SERVICE       CURRENT         AVERAGE        TERM TO
       TERMS TO              MORTGAGE   CUT-OFF DATE  CUT-OFF DATE      COVERAGE        MORTGAGE      CUT-OFF DATE     MATURITY
    MATURITY (MOS.)            LOANS       BALANCE       BALANCE          RATIO           RATE          LTV RATIO       (MOS.)
    --------------------------------------------------------------------------------------------------------------------------

         31 -  60                14         19.50%    $ 89,066,273        1.47x           9.409%             68%           53
         61 -  90                23         21.08       96,293,910         1.50           9.130              67            76
         91 - 120                86         52.13      238,159,506         1.54           9.174              66           111
        151 - 180                11          6.18       28,215,104         1.50           9.059              68           172
        181 - 210                 1          0.26        1,187,252         1.28           8.125              79           182
        211 - 240                 1          0.35        1,598,372         1.25          11.950              52           239
        271 - 300                 1          0.50        2,301,934         1.59           8.625              72           292
                                ---------------------------------------------------------------------------------------------
Total/Weighted Average          137        100.00%    $456,822,350        1.51x           9.208%             67%           98
                                =================     ========================           ======              ==           ===

                                            DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                                            LOAN GROUP 1

                                                                                                                       WEIGHTED
                                                                        WEIGHTED        WEIGHTED                        AVERAGE
                                        PERCENTAGE OF                    AVERAGE         AVERAGE        WEIGHTED       REMAINING
                             NUMBER OF    AGGREGATE     AGGREGATE     DEBT SERVICE       CURRENT         AVERAGE        TERM TO
  RANGE OF REMAINING         MORTGAGE   CUT-OFF DATE  CUT-OFF DATE      COVERAGE        MORTGAGE      CUT-OFF DATE     MATURITY
   TERMS TO MATURITY           LOANS       BALANCE       BALANCE          RATIO           RATE          LTV RATIO       (MOS.)
   ---------------------------------------------------------------------------------------------------------------------------

        61 -  90                  1          8.49%     $ 2,840,738        2.27x           8.875%             75%           80
        91 - 120                  6         91.51       30,634,409         1.62           8.547              62            96
                                  -----------------------------------------------------------------------------            --
Total/Weighted Average            7        100.00%     $33,475,147        1.68x           8.575%             63%           94
                                  ===============      =======================            =====              ==            ==

                                            DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                                            LOAN GROUP 2

                                                                                                                       WEIGHTED
                                                                        WEIGHTED        WEIGHTED                        AVERAGE
                                        PERCENTAGE OF                    AVERAGE         AVERAGE        WEIGHTED       REMAINING
  RANGE OF REMAINING         NUMBER OF    AGGREGATE     AGGREGATE     DEBT SERVICE       CURRENT         AVERAGE        TERM TO
       TERMS TO              MORTGAGE   CUT-OFF DATE  CUT-OFF DATE      COVERAGE        MORTGAGE      CUT-OFF DATE     MATURITY
    MATURITY (MOS.)            LOANS       BALANCE       BALANCE          RATIO           RATE          LTV RATIO       (MOS.)
    --------------------------------------------------------------------------------------------------------------------------

         31 -  60                14         21.04%    $ 89,066,273        1.47x           9.409%             68%           53
         61 -  90                22         22.07       93,453,173         1.47           9.138              67            76
         91 - 120                80         49.02      207,525,097         1.53           9.267              67           114
        151 - 180                11          6.66       28,215,104         1.50           9.059              68           172
        181 - 210                 1          0.28        1,187,252         1.28           8.125              79           182
        211 - 240                 1          0.38        1,598,372         1.25          11.950              52           239
        271 - 300                 1          0.54        2,301,934         1.59           8.625              72           292
                                ---------------------------------------------------------------------------------------------
Total/Weighted Average          130        100.00%    $423,347,204        1.50x           9.258%             67%           98
                                =================     ========================           ======              ==           ===

                                            DISTRIBUTION OF ORIGINAL AMORTIZATION TERMS

                                                           MORTGAGE POOL

                                                                                                                       WEIGHTED
                                                                        WEIGHTED        WEIGHTED                        AVERAGE
                                        PERCENTAGE OF                    AVERAGE         AVERAGE        WEIGHTED       ORIGINAL
   RANGE OF ORIGINAL         NUMBER OF    AGGREGATE     AGGREGATE     DEBT SERVICE       CURRENT         AVERAGE     AMORTIZATION
     AMORTIZATION            MORTGAGE   CUT-OFF DATE  CUT-OFF DATE      COVERAGE        MORTGAGE      CUT-OFF DATE       TERM
     TERMS (MOS.)              LOANS       BALANCE       BALANCE          RATIO           RATE          LTV RATIO       (MOS.)
     -------------------------------------------------------------------------------------------------------------------------

         91 - 120                 1          0.21%        $938,228        2.07x           8.125%             36%          120
        151 - 180                 4          1.73        7,924,219         2.01          10.453              49           180
        211 - 240                10          5.97       27,286,162         1.73          10.094              63           240





                                      -32-

        241 - 270                 1          1.43        6,554,925         1.61           9.020              69           241
        271 - 300                83         53.73      245,468,017         1.54           9.367              67           300
        301 - 330                 3          2.63       12,028,128         1.38           8.964              73           324
        331 - 360                35         34.29      156,622,671         1.41           8.775              69           358
                                ---------------------------------------------------------------------------------------------
Total/Weighted Average          137        100.00%    $456,822,350        1.51x           9.208%             67%          314
                                =================     ========================           ======              ==           ===

                                            DISTRIBUTION OF ORIGINAL AMORTIZATION TERMS

                                                            LOAN GROUP 1

                                                                                                                       WEIGHTED
                                                                        WEIGHTED        WEIGHTED                        AVERAGE
                                        PERCENTAGE OF                    AVERAGE         AVERAGE        WEIGHTED       ORIGINAL
   RANGE OF ORIGINAL         NUMBER OF    AGGREGATE     AGGREGATE     DEBT SERVICE       CURRENT         AVERAGE     AMORTIZATION
     AMORTIZATION            MORTGAGE   CUT-OFF DATE  CUT-OFF DATE      COVERAGE        MORTGAGE      CUT-OFF DATE       TERM
     TERMS (MOS.)              LOANS       BALANCE       BALANCE          RATIO           RATE          LTV RATIO       (MOS.)
     -------------------------------------------------------------------------------------------------------------------------

        211 - 240                 1          3.06%     $ 1,023,762        1.49x           9.000%             68%          240
        271 - 300                 1          8.49        2,840,738         2.27           8.875              75           300
        331 - 360                 5         88.46       29,610,647         1.63           8.531              62           360
                                  -------------------------------------------------------------------------------------------
Total/Weighted Average            7        100.00%     $33,475,147        1.68x           8.575%             63%          351
                                  ===============      ===========        ====            =====              ==           ===

                                            DISTRIBUTION OF ORIGINAL AMORTIZATION TERMS

                                                            LOAN GROUP 2

                                                                                                                       WEIGHTED
                                                                        WEIGHTED        WEIGHTED                        AVERAGE
                                        PERCENTAGE OF                    AVERAGE         AVERAGE        WEIGHTED       ORIGINAL
   RANGE OF ORIGINAL         NUMBER OF    AGGREGATE     AGGREGATE     DEBT SERVICE       CURRENT         AVERAGE     AMORTIZATION
     AMORTIZATION            MORTGAGE   CUT-OFF DATE  CUT-OFF DATE      COVERAGE        MORTGAGE      CUT-OFF DATE       TERM
     TERMS (MOS.)              LOANS       BALANCE       BALANCE          RATIO           RATE          LTV RATIO       (MOS.)
     -------------------------------------------------------------------------------------------------------------------------

         91 - 120                 1          0.22%    $    938,228        2.07x           8.125%             36%          120
        151 - 180                 4          1.87        7,924,219         2.01          10.453              49           180
        211 - 240                 9          6.20       26,262,400         1.73          10.136              63           240
        241 - 270                 1          1.55        6,554,925         1.61           9.020              69           241
        271 - 300                82         57.31      242,627,279         1.53           9.372              67           300
        301 - 330                 3          2.84       12,028,128         1.38           8.964              73           324
        331 - 360                30         30.00      127,012,024         1.36           8.832              70           357
                                ---------------------------------------------------------------------------------------------
Total/Weighted Average          130        100.00%    $423,347,204        1.50x           9.258%             67%          311
                                =================     ========================           ======              ==           ===

                                            DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                           MORTGAGE POOL

                                                                                                                       WEIGHTED
                                                                        WEIGHTED        WEIGHTED                        AVERAGE
                                        PERCENTAGE OF   AGGREGATE        AVERAGE         AVERAGE        WEIGHTED       REMAINING
  RANGE OF REMAINING         NUMBER OF    AGGREGATE   CUT-OFF DATE    DEBT SERVICE       CURRENT         AVERAGE     AMORTIZATION
     AMORTIZATION            MORTGAGE   CUT-OFF DATE    PRINCIPAL       COVERAGE        MORTGAGE      CUT-OFF DATE       TERM
     TERMS (MOS.)              LOANS       BALANCE       BALANCE          RATIO           RATE          LTV RATIO       (MOS.)
     -------------------------------------------------------------------------------------------------------------------------

         91 - 120                 1          0.21%    $    938,228        2.07x           8.125%             36%          109
        151 - 180                 5          1.82        8,322,115         2.01          10.383              49           176
        181 - 210                 1          0.35        1,605,796         1.71           9.000              55           204
        211 - 240                16          7.21       32,942,945         1.73           9.935              62           236
        241 - 270                 3          1.77        8,078,508         1.56           9.016              71           244
        271 - 300                74         51.84      236,833,492         1.53           9.380              67           296
        301 - 330                 3          2.63       12,028,128         1.38           8.964              73           322
        331 - 360                34         34.16      156,073,137         1.41           8.768              69           349
                                ---------------------------------------------------------------------------------------------
Total/Weighted Average          137        100.00%    $456,822,350        1.51x           9.208%             67%          306
                                =================     ========================            =====              ==           ===

                                            DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                            LOAN GROUP 1

                                                                                                                       WEIGHTED
                                                                        WEIGHTED        WEIGHTED                        AVERAGE
                                        PERCENTAGE OF   AGGREGATE        AVERAGE         AVERAGE        WEIGHTED       REMAINING
  RANGE OF REMAINING         NUMBER OF    AGGREGATE   CUT-OFF DATE    DEBT SERVICE       CURRENT         AVERAGE     AMORTIZATION
     AMORTIZATION            MORTGAGE   CUT-OFF DATE    PRINCIPAL       COVERAGE        MORTGAGE      CUT-OFF DATE       TERM
     TERMS (MOS.)              LOANS       BALANCE       BALANCE          RATIO           RATE          LTV RATIO       (MOS.)
     -------------------------------------------------------------------------------------------------------------------------

        211 - 240                 1          3.06%     $ 1,023,762        1.49x           9.000%             68%          236





                                      -34-

        271 - 300                 1          8.49        2,840,738         2.27           8.875              75           296
        331 - 360                 5         88.46       29,610,647         1.63           8.531              62           334
                                  -------------------------------------------------------------------------------------------
Total/Weighted Average            7        100.00%     $33,475,147        1.68x           8.575%             63%          328
                                  ===============      =======================            =====              ==           ===

                                            DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                            LOAN GROUP 2

                                                                                                                       WEIGHTED
                                                                        WEIGHTED        WEIGHTED                        AVERAGE
                                        PERCENTAGE OF   AGGREGATE        AVERAGE         AVERAGE        WEIGHTED       REMAINING
  RANGE OF REMAINING         NUMBER OF    AGGREGATE   CUT-OFF DATE    DEBT SERVICE       CURRENT         AVERAGE     AMORTIZATION
     AMORTIZATION            MORTGAGE   CUT-OFF DATE    PRINCIPAL       COVERAGE        MORTGAGE      CUT-OFF DATE       TERM
     TERMS (MOS.)              LOANS       BALANCE       BALANCE          RATIO           RATE          LTV RATIO       (MOS.)
     -------------------------------------------------------------------------------------------------------------------------

         91 - 120                 1          0.22%    $    938,228        2.07x           8.125%             36%          109
        151 - 180                 5          1.97        8,322,115         2.01          10.383              49           176
        181 - 210                 1          0.38        1,605,796         1.71           9.000              55           204
        211 - 240                15          7.54       31,919,183         1.74           9.965              62           236
        241 - 270                 3          1.91        8,078,508         1.56           9.016              71           244
        271 - 300                73         55.27      233,992,754         1.53           9.386              67           296
        301 - 330                 3          2.84       12,028,128         1.38           8.964              73           322
        331 - 360                29         29.87      126,462,490         1.36           8.823              70           352
                                ---------------------------------------------------------------------------------------------
Total/Weighted Average          130        100.00%    $423,347,204        1.50x           9.258%             67%          305
                                =================     ========================            =====              ==           ===

                                  PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS
                                      OUTSTANDING PRINCIPAL BALANCE ANALYSIS

                                                   MORTGAGE POOL

                                      DEC. 1,     DEC. 1,     DEC. 1,    DEC. 1,    DEC. 1,    DEC. 1,    DEC. 1,   DEC. 1,
                                       1996        1997        1998       1999       2000       2001       2002      2003
                                       ------------------------------------------------------------------------------------

Locked Out                              19.94%     18.34%      13.33%      8.14%      6.39%      4.61%      5.08%     6.30%
Yield Maintenance                       72.86      74.46       79.45      77.10      75.50      77.11      72.29     73.85
5.00 - 5.99%                             0.00       0.00        0.00       0.96       0.00       0.00       0.00      0.00
4.00 - 4.99%                             0.00       0.00        0.00       0.00       0.99       0.00       0.00      0.00
3.00 - 3.99%                             6.48       0.00        0.00       0.82       0.00       1.12       1.24      0.54
2.00 - 2.99%                             0.72       7.20        0.00       0.43       0.84       0.00       1.23      1.54
1.00 - 1.99%                             0.00       0.00        7.22       6.03       3.40       0.95       0.15      4.10
No Penalty                               0.00       0.00        0.00       6.51      12.89      16.20      20.00     13.67
                                       ------------------------------------------------------------------------------------
Total                                  100.00%    100.00%     100.00%    100.00%    100.00%    100.00%    100.00%   100.00%
                                       ======     ======      ======     ======     ======     ======     ======    ======

Aggregate Principal Balance
  of the Mortgage Loans
  ($ Millions)(a)                     $456.82    $452.26     $446.66    $440.53    $423.88    $365.83    $327.31   $259.95

Percentage of Aggregate
  Cut-off Date Balance of the
  Mortgage Loans Outstanding           100.00%     99.00%      97.78%     96.43%     92.79%     80.08%     71.65%    56.90%



                                           DEC. 1,    DEC. 1,    DEC. 1,
                                            2004       2005       2006
                                      --------------------------------

Locked Out                                   7.33%      5.38%      0.00%
Yield Maintenance                           84.10      47.36      29.28
5.00 - 5.99%                                 0.00       2.29      45.57
4.00 - 4.99%                                 0.00       0.00      17.94
3.00 - 3.99%                                 0.00       0.00       0.00
2.00 - 2.99%                                 0.62       0.00       0.00
1.00 - 1.99%                                 4.71       0.86       7.21
No Penalty                                   3.24      44.11       0.00
                                      ---------------------------------
Total                                      100.00%    100.00%    100.00%
                                           ======     ======     ======

Aggregate Principal Balance
  of the Mortgage Loans
  ($ Millions)(a)                         $219.65    $205.90     $25.79

Percentage of Aggregate
  Cut-off Date Balance of the
  Mortgage Loans Outstanding                48.08%     45.07%      5.64%


(a)  Based upon the Maturity Assumptions and a 0% CPR.

                                  PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS
                                      OUTSTANDING PRINCIPAL BALANCE ANALYSIS

                                                   LOAN GROUP 1

                                      DEC. 1,     DEC. 1,     DEC. 1,    DEC. 1,    DEC. 1,    DEC. 1,    DEC. 1,   DEC. 1,
                                       1996        1997        1998       1999       2000       2001       2002      2003
                                       ------------------------------------------------------------------------------------

Locked out                              11.54%      3.03%       3.00%      0.00%      0.00%      0.00%      0.00%     0.00%
Yield Maintenance                        0.00       8.47        8.44      11.38      11.31      11.23      11.14      3.01
5.00 - 5.99%                             0.00       0.00        0.00       0.00       0.00       0.00       0.00      0.00
4.00 - 4.99%                             0.00       0.00        0.00       0.00       0.00       0.00       0.00      0.00
3.00 - 3.99%                            88.46       0.00        0.00       0.00       0.00       0.00       0.00      0.00
2.00 - 2.99%                             0.00      88.50        0.00       0.00       0.00       0.00       0.00      0.00
1.00 - 1.99%                             0.00       0.00       88.56       0.00       0.00       0.00       0.00      0.00
No Penalty                               0.00       0.00        0.00      88.62      88.69      88.77      88.86     96.99
                                       ------------------------------------------------------------------------------------
Total                                  100.00%    100.00%     100.00%    100.00%    100.00%    100.00%    100.00%   100.00%
                                       ======     ======      ======     ======     ======     ======     ======    ======

Aggregate Principal Balance
  of the Mortgage Loans
  ($ Millions)(a)                      $33.48     $33.14      $32.78     $32.38     $31.95     $31.48     $30.97    $27.90

Percentage of Cut-off Date
  Balance of the Mortgage
  Loans Outstanding                    100.00%     99.01%      97.92%     96.73%     95.44%     94.04%     92.51%    83.33%



                                            DEC. 1,    DEC. 1,    DEC. 1,
                                             2004       2005       2006
                                       --------------------------------

Locked out                                    0.00%      0.00%      0.00%
Yield Maintenance                           100.00     100.00       0.00
5.00 - 5.99%                                  0.00       0.00       0.00
4.00 - 4.99%                                  0.00       0.00       0.00
3.00 - 3.99%                                  0.00       0.00       0.00
2.00 - 2.99%                                  0.00       0.00       0.00
1.00 - 1.99%                                  0.00       0.00       0.00
No Penalty                                    0.00       0.00       0.00
                                       ---------------------------------
Total                                       100.00%    100.00%      0.00%
                                            ======     ======       ====

Aggregate Principal Balance
  of the Mortgage Loans
  ($ Millions)(a)                            $0.80      $0.76      $0.00

Percentage of Cut-off Date
  Balance of the Mortgage
  Loans Outstanding                           2.39%      2.27%      0.00%

(a)  Based upon the Maturity Assumptions and a 0% CPR.

                                  PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS
                                      OUTSTANDING PRINCIPAL BALANCE ANALYSIS

                                                   LOAN GROUP 2

                                      DEC. 1,     DEC. 1,     DEC. 1,    DEC. 1,    DEC. 1,    DEC. 1,    DEC. 1,   DEC. 1,
                                       1996        1997        1998       1999       2000       2001       2002      2003
                                       ------------------------------------------------------------------------------------

Locked out                              20.61%     19.55%      14.14%      8.79%      6.91%      5.05%      5.61%     7.06%
Yield Maintenance                       78.62      79.68       85.08      82.31      80.73      83.31      78.68     82.37
5.00 - 5.99%                             0.00       0.00        0.00       1.04       0.00       0.00       0.00      0.00
4.00 - 4.99%                             0.00       0.00        0.00       0.00       1.07       0.00       0.00      0.00
3.00 - 3.99%                             0.00       0.00        0.00       0.88       0.00       1.23       1.37      0.60
2.00 - 2.99%                             0.77       0.78        0.00       0.47       0.91       0.00       1.36      1.73
1.00 - 1.99%                             0.00       0.00        0.78       6.51       3.68       1.04       0.17      4.60
No Penalty                               0.00       0.00        0.00       0.00       6.71       9.37      12.81      3.65
                                       ------------------------------------------------------------------------------------
Total                                  100.00%    100.00%     100.00%    100.00%    100.00%    100.00%    100.00%   100.00%
                                       ======     ======      ======     ======     ======     ======     ======    ======

Aggregate Principal Balance
  of the Mortgage Loans
  ($ Millions)(a)                     $423.35    $419.11     $413.88    $408.15    $391.93    $334.35    $296.34   $232.05

Percentage of Cut-off Date
  Balance of the Mortgage
  Loans Outstanding                    100.00%     99.00%      97.76%     96.41%     92.58%     78.98%     70.00%    54.81%



                                           DEC. 1,    DEC. 1,    DEC. 1,
                                            2004       2005       2006
                                      --------------------------------

Locked out                                   7.36%      5.40%      0.00%
Yield Maintenance                           84.04      47.16      29.28
5.00 - 5.99%                                 0.00       2.30      45.57
4.00 - 4.99%                                 0.00       0.00      17.94
3.00 - 3.99%                                 0.00       0.00       0.00
2.00 - 2.99%                                 0.62       0.00       0.00
1.00 - 1.99%                                 4.73       0.86       7.21
No Penalty                                   3.25      44.28       0.00
                                      ---------------------------------
Total                                      100.00%    100.00%    100.00%
                                           ======     ======     ======

Aggregate Principal Balance
  of the Mortgage Loans
  ($ Millions)(a)                         $218.85    $205.14     $25.79

Percentage of Cut-off Date
  Balance of the Mortgage
  Loans Outstanding                         51.70%     48.46%      6.09%


(a)  Based upon the Maturity Assumptions and a 0% CPR.

                                    EXHIBIT K
                       (Form of UCC-1 Financing Statement)

                                  FORM OF UCC-1

                             SCHEDULE 1 TO EXHIBIT K

                                   SCHEDULE 1

All right (including the power to convey title thereto), title and interest of the Debtor in and to the following, each as more particularly described on Exhibit A attached hereto: (1) the mortgage note or other evidence of indebtedness of a Mortgagor ("Mortgage Notes"), (2) the related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes ("Mortgages") and (3) each document in the related Mortgage Files, together with any and all income, payments, proceeds and products of any of the foregoing.

                             EXHIBIT A OF SCHEDULE 1

        All right (including the power to convey title thereto), title and interest of the Debtor in and to the following property sold to the Secured Party pursuant to the Mortgage Loan Purchase Agreement, Dated as of October 30, 1996 (the "Mortgage Loan Purchase Agreement"), between the Debtor as seller, and the Secured Party as purchaser, and assigned to the Assignee* pursuant to the Pooling and Servicing Agreement, dated as of November 1, 1996, among the Secured Party as Depositor, the Assignee as Trustee, and GMAC Commercial Mortgage Corporation as Master Servicer and Special Servicer, with respect to Mortgage Pass-Through Certificates, Series 1996-C1 (the "Pooling and Servicing Agreement (Series 1996-C1)"):

(1)the Mortgage Notes, with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto;

(2)the Mortgages secured by such Mortgage Notes, as more particularly described in the Mortgage Loan Schedule;

(3) with respect to each Mortgage Note and related Mortgage, each document contained in the related Mortgage File; and

(4) any and all general intangibles (as defined in the Uniform Commercial Code) consisting of, arising from or relating to any of the foregoing; and

(5) any and all income, payments, proceeds and products of any of the foregoing.

        Capitalized terms used herein, but not defined, shall have the respective meanings assigned to such terms in the Mortgage Loan Purchase Agreement.

        THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE MORTGAGE LOAN PURCHASE AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN, WITH RESPECT TO THE MORTGAGE LOANS, THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE RELATED MORTGAGE FILES, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, OR THAT A FILING IS NECESSARY TO PERFECT THE SECURITY INTEREST OF THE SECURED PARTY AND THE ASSIGNEE*, WITH RESPECT TO THE MORTGAGE LOANS, IN ANY MORTGAGE NOTE, MORTGAGE OR DOCUMENT IN A MORTGAGE FILE. WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

        *Not in its individual capacity, but solely as Trustee for the benefit of the Certificateholders pursuant to the Pooling and Servicing Agreement (Series 1996-C1).

                             SCHEDULE 2 TO EXHIBIT K
                            (Mortgage Loan Schedule)